UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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(Name of Registrant as Specified In Its Charter)

Progress Energy, Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Progress Energy, Inc.
410 S. Wilmington Street
Raleigh, NC 27601-1849

March 30, 2007

Dear Shareholder:

I am pleased to invite you to attend the 2007 Annual Meeting of the Shareholders of Progress Energy, Inc. The meeting will be held at 10 a.m. on May 9, 2007, in the Mahaffey Theater at the Progress Energy Center for the Arts, 400 First Street South, St. Petersburg, Florida.

As described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, the matters scheduled to be acted upon at the meeting for Progress Energy, Inc. are the election of directors, the ratification of the selection of the independent registered public accounting firm for Progress Energy, Inc., and the approval of the Progress Energy, Inc. 2007 Equity Incentive Plan.

Regardless of the size of your holdings, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE OR VOTE BY TELEPHONE OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. Voting by any of these methods will ensure that your vote is counted at the Annual Meeting if you do not attend in person.

I am delighted that you have chosen to invest in Progress Energy, Inc. and look forward to seeing you at the meeting. On behalf of the management and Directors of Progress Energy, Inc., thank you for your continued support and confidence in 2007.

Sincerely,

Robert B. McGehee
Chairman of the Board and
Chief Executive Officer

VOTING YOUR PROXY IS IMPORTANT

Your vote is important. Please promptly SIGN, DATE and RETURN the enclosed proxy card or VOTE BY TELEPHONE OR VIA THE INTERNET in accordance with the instructions on the enclosed proxy card so that as many shares as possible will be represented at the Annual Meeting.

A self-addressed envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

PROGRESS ENERGY, INC.

410 S. Wilmington Street
Raleigh, North Carolina 27601-1849

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON

MAY 9, 2007

The Annual Meeting of the Shareholders of Progress Energy, Inc. (the “Company”) will be held at 10 a.m. on May 9, 2007, in the Mahaffey Theater at the Progress Energy Center for the Arts, 400 First Street South, St. Petersburg, Florida. The meeting will be held in order to:

(1)         Elect twelve (12) directors of the Company, each to serve a one-year term.

(2)         Ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company.

(3)         Act upon a proposal to approve the Progress Energy, Inc. 2007 Equity Incentive Plan.

(4)         Transact any other business as may properly be brought before the meeting.

All holders of the Company’s Common Stock of record at the close of business on March 2, 2007, are entitled to attend the meeting and to vote. The stock transfer books will remain open.

By order of the Board of Directors

JOHN R. MCARTHUR
Senior Vice President, General Counsel and Secretary
Raleigh, North Carolina
March 30, 2007

PROXY STATEMENT
TABLE OF CONTENTS

PROGRESS ENERGY, INC.
410 S. Wilmington Street
Raleigh, North Carolina 27601-1849

PROXY STATEMENT
GENERAL

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (at times referred to as the “Board”) of proxies to be used at the Annual Meeting of Shareholders. That meeting will be held at 10 a.m. on May 9, 2007, in the Mahaffey Theater at the Progress Energy Center for the Arts, 400 First Street South, St. Petersburg, Florida. (For directions to the meeting location, please see the map included at the end of this Proxy Statement.) Throughout this Proxy Statement, Progress Energy, Inc. is at times referred to as “we,” “our” or “us.”  This Proxy Statement and form of proxy were first sent to shareholders on or about March 30, 2007.

An audio Webcast of the Annual Meeting of Shareholders will be available online in Windows Media Player format at www.progress-energy.com/investor. The Webcast will be archived on the site.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2006, including financial statements and schedules, are available upon written request, without charge, to the persons whose proxies are solicited. Any exhibit to the Form 10-K is also available upon written request at a reasonable charge for copying and mailing. Written requests should be made to Mr. Thomas R. Sullivan, Treasurer, P.O. Box 1551, Raleigh, North Carolina 27602. Our Form 10-K is also available through the Securities and Exchange Commission’s (the “SEC”) Web site at www.sec.gov or through our Web site at www.progress-energy.com. The contents of these Web sites are not, and shall not be deemed to be, a part of this proxy statement or proxy solicitation materials.

The SEC delivery rules can be satisfied by delivering a single proxy statement and annual report to shareholders to an address shared by two or more of our shareholders. This delivery method is referred to as householding. A single copy of the annual report and of the proxy statement will be sent to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders.

If you prefer to receive a separate copy of the proxy statement or the annual report, please write to Shareholder Relations, P.O. Box 1551, Raleigh, North Carolina 27602 or telephone our Shareholder Relations Section at 919-546-3014, and we will promptly send you separate copies. If you are currently receiving multiple copies of the proxy statement or the annual report at your address and would prefer that a single copy of each be delivered there, you may contact us at the address or telephone number provided in this paragraph.

PROXIES

The accompanying proxy is solicited by our Board of Directors, and we will bear the entire cost of solicitation. We expect to solicit proxies primarily by mail. Proxies may also be solicited by telephone, e-mail or other electronic media or personally by our and our subsidiaries officers and employees, who will not be specially compensated for such services.

You may vote shares either in person or by duly authorized proxy. In addition, you may vote your shares by telephone or via the Internet by following the instructions provided on the enclosed proxy card. Please be aware that if you vote via the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 12:01 a.m. E.D.T. on the morning of the meeting. Any shareholder who has executed a proxy and attends the meeting may elect to vote in person rather than by proxy. You may revoke any proxy given by you in response to this solicitation at any time before the proxy is exercised by (i) delivering a written notice of revocation, (ii) timely filing with our Secretary, a subsequently dated, properly executed proxy or (iii) attending the Annual Meeting and electing to vote in person. Your attendance at the Annual Meeting, by itself, will not constitute a revocation of a proxy. If you vote by telephone or via the Internet, you may also revoke your vote by any of the three methods noted above, or you may change your vote by voting again by telephone or via the Internet. If you decide to vote by completing and mailing the enclosed proxy card, you should retain a copy of certain identifying information found on the proxy card in the event that you decide later to change or revoke your proxy by accessing the Internet. You should address any written notices of proxy revocation to: Progress Energy, Inc., P.O. Box 1551, Raleigh, North Carolina 27602, Attention: Secretary.

All shares represented by effective proxies received by the Company at or before the Annual Meeting, and not revoked before they are exercised, will be voted in the manner specified therein. Executed proxies that do not contain voting instructions will be voted “FOR” the election of all Directors as set forth in this Proxy Statement; “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, as set forth in this Proxy Statement; and “FOR” the proposal to adopt the 2007 Equity Incentive Plan as set forth in this Proxy Statement. Proxies will be voted at the discretion of the named proxies on any other business properly brought before the meeting.

If you are a participant in our 401(k) Savings & Stock Ownership Plan or the Savings Plan for Employees of Florida Progress Corporation (FPC), shares allocated to your Plan account will be voted by the Trustee only if you execute and return your proxy, or vote by telephone or via the Internet. Company stock remaining in the ESOP Stock Suspense Account that has not been allocated to employee accounts shall be voted by the Trustee in the same proportion as shares voted by participants in the 401(k) Plan.

Special Note for Shares Held in “Street Name”

If your shares are held by a brokerage firm, bank or other nominee (i.e., in “street name”), you will receive directions from your nominee that you must follow in order to have your shares voted. “Street name” shareholders who wish to vote in person at the meeting will need to obtain a special proxy form from the brokerage firm, bank or other nominee that holds their shares of record. You should contact your brokerage firm, bank or other bank nominee for details regarding how you may obtain this special proxy form.

If your shares are held in “street name” and you do not give instructions as to how you want your shares voted (a “non-vote”), the brokerage firm, bank or other nominee who holds Progress Energy shares on your behalf may, in certain circumstances, vote the shares at its discretion. However, such brokerage firm, bank or other nominee is not required to vote the shares of Common Stock and therefore these unvoted shares would be counted as “broker non-votes.”

With respect to “routine” matters, such as the election of Directors and ratification of the selection of the independent registered public accounting firm, a brokerage firm, bank or other nominee has authority (but is not required) under the rules governing self-regulatory organizations (the “SRO rules”), including the New York Stock Exchange (“NYSE”), to vote its clients’ shares if the clients do not provide instructions. When a brokerage firm, bank or other nominee votes its clients’ Common Stock shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted “FOR”, or “AGAINST” such routine matters.

With respect to “non-routine” matters, a brokerage firm, bank or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not provide instructions. The brokerage firm or other nominee will so note on the vote card, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting but not for determining the number of shares voted “FOR”, “AGAINST” or “ABSTAINING” from such non-routine matters.

Accordingly, if you do not vote your proxy, your brokerage firm, bank or other nominee may either: (i) vote your shares on routine matters and cast a “broker non-vote” on non-routine matters, or (ii) leave your shares unvoted altogether.

At the 2007 Annual Meeting of Shareholders, one non-routine matter, a proposal relating to the adoption of the 2007 Equity Incentive Plan will be presented for a vote. Therefore, we encourage you to provide instructions to your brokerage firm or other nominee by voting your proxy. This action ensures that your shares and voting preferences will be fully represented at the meeting.

VOTING SECURITIES

Our Directors have fixed March 2, 2007, as the record date for shareholders entitled to vote at the Annual Meeting. Only holders of our Common Stock of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. Each share is entitled to one vote. As of March 2, 2007, there were outstanding 257,330,634 shares of Common Stock.

Consistent with state law and our By-Laws, the presence, in person or by proxy, of holders of at least a majority of the total number of Common Stock shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Once a share of Common Stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set in connection with any adjournment. Common Stock shares held of record by shareholders or their nominees who do not vote by proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Proxies that withhold authority or reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present.

Pursuant to the provisions of our Articles of Incorporation, as amended effective May 10, 2006, a candidate for director will be elected upon receipt of at least a majority of the votes cast by the holders of Common Stock entitled to vote. Accordingly, assuming a quorum is present, each director shall be elected by a vote of the majority of the votes cast with respect to that director. A majority of the votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Shares voting “ABSTAIN” and shares held in “street name” that are not voted in the election of directors will not be included in determining the number of votes cast.

Approval of the proposal to ratify the selection of our independent registered public accounting firm, and other matters to be presented at the Annual Meeting, if any, generally will require the affirmative vote of a majority of votes actually cast by holders of Common Stock entitled to vote. Assuming a quorum is present, the number of “FOR” votes cast at the meeting for this proposal must exceed the number of

“AGAINST” votes cast at the meeting in order for this proposal to be approved. Abstentions from voting and broker non-votes will not count as votes cast and will not have the effect of a “negative” vote with respect to any such matters.

Approval of the proposal relating to the 2007 Equity Incentive Plan will require the affirmative vote of a majority of the votes cast on the proposal provided that the total votes cast on the proposal represents over 50 percent of the shares entitled to vote on the proposal. Abstentions will not have the effect of “negative” votes with respect to the proposal. Shares held in street name that are not voted with respect to approval of the 2007 Equity Incentive Plan will not be included in determining the number of votes cast.

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2007. A copy of this quarterly report may be obtained without charge by any of the means outlined above for obtaining a copy of our Annual Report on Form 10-K.

PROPOSAL 1—ELECTION OF DIRECTORS

At the 2006 Annual Meeting of Shareholders, an amendment to our By-Laws eliminating the classes of directors and the practice of three-year terms for directors was approved by the shareholders. The amended By-Laws provide for annual elections of each director. The terms of the Class III directors expire at the 2007 Annual Meeting of Shareholders and the Directors in Class I and II are expected to tender their resignations, effective as of the opening of the Annual Meeting. Directors will serve one-year terms upon election at the 2007 Annual Meeting of Shareholders.

As noted above, our shareholders approved an amendment to our Articles of Incorporation to require that a candidate in an uncontested election for director receive a majority of the votes cast in order to be elected as a director (number of votes cast “FOR” a director must exceed the number of votes cast “AGAINST” that director). In a contested election (i.e., a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast. Under North Carolina law, a director continues to serve in office until his or her successor is elected or until there is a decrease in the number of directors, even if the director is a candidate for re-election and does not receive the required vote, referred to as a “holdover director.”  To address the potential for such a “holdover director,” our Board of Directors approved a new provision in our Corporate Governance Guidelines. The new guideline provides that if an incumbent director is nominated, but not re-elected by a majority vote, the director shall tender his or her resignation to the Board. The Corporate Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation. The Board will act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale regarding it within 90 days after receipt of the tendered resignation. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance Committee’s recommendation or Board of Directors action regarding the acceptance of the resignation offer. However, if all members of the Governance Committee do not receive a vote sufficient for re-election, then the independent directors who did not fail to receive a sufficient vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them. If the only Directors who did not fail to receive a sufficient vote for re-election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

Based on the report of the Corporate Governance Committee (see page 14), the Board of Directors nominates the following 12 nominees to serve as Directors with terms expiring in 2008 and until their respective successors are elected and qualified: James E. Bostic, Jr., David L. Burner, Richard L. Daugherty, Harris E. DeLoach, Jr., Robert W. Jones, W. Steven Jones, E. Marie McKee, Robert B. McGehee, John H. Mullin, III, Carlos A. Saladrigas, Theresa M. Stone, and Alfred C. Tollison, Jr.

There are no family relationships among any of the nominees for Director or among any nominee and any Director or officer of the Company or its subsidiaries, and there is no arrangement or understanding between any nominee and any other person pursuant to which the nominee was selected.

The election of Directors will be determined by a majority of the votes cast at the Annual Meeting at which a quorum is present. This means that the number of votes cast “FOR” a director must exceed the number of votes cast “AGAINST” that director in order for the director to be elected. Abstentions and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect Directors. Shareholders do not have cumulative voting rights in connection with the election of Directors.

Valid proxies received pursuant to this solicitation will be voted in the manner specified. Where specifications are not made, the shares represented by the accompanying proxy will be voted “FOR” the election of each of the twelve nominees. Votes (other than abstentions) will be cast pursuant to the accompanying proxy for the election of the nominees listed above unless, by reason of death or other unexpected occurrence, one or more of such nominees shall not be available for election, in which event it is intended that such votes will be cast for such substitute nominee or nominees as may be determined by the persons named in such proxy. The Board of Directors has no reason to believe that any of the nominees listed above will not be available for election as a Director.

The names of the twelve nominees for election to the Board of Directors, along with their ages, principal occupations or employment for the past five years, and current directorships of public companies, are set forth below. No information is included regarding Edwin B. Borden, W.D. Frederick, Jr. and Jean Giles Wittner, who will reach the mandatory retirement age for non-employee Board members this year, and thus will retire from the Board at the Annual Meeting of Shareholders on May 9, 2007. No decision has been made regarding which nominees will replace Ms. Wittner and Messrs. Borden and Frederick on the various Board committees on which they currently serve.  Alfred C. Tollison, Jr., who was elected by the Board on July 12, 2006, is a director standing for election to the Board by our shareholders for the first time. Robert W. Jones is also standing for election to the Board for the first time. Messrs. Robert W. Jones and Alfred C. Tollison, Jr. were both recommended to the Corporate Governance Committee by Mr. McGehee, who is our Chairman and Chief Executive Officer. (Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (PEC) and FPC, which are noted in the descriptions below, are both wholly owned subsidiaries of the Company.) Information concerning the number of shares of our Common Stock beneficially owned, directly or indirectly, by all current Directors appears on page 8 of this Proxy Statement.

The Board of Directors recommends a vote “FOR” each nominee for Director.

Nominees for Election

JAMES E. BOSTIC, JR., age 59, is Managing Director of HEP Associates, a business consulting firm. He was formerly Executive Vice President of Georgia-Pacific Corporation, a manufacturer and distributor of tissue, paper, packaging, building products, pulp and related chemicals. He has served as a Director of the Company since 2002 and also serves as a Director of PEC and FPC. Mr. Bostic is a member of the Board’s Audit and Corporate Performance Committee and the Operations and Nuclear Oversight Committee.

DAVID L. BURNER, age 67, is retired Chairman and Chief Executive Officer of Goodrich Corporation, a provider of aerospace components, systems and services. He has served as a Director of the Company and its predecessors since 1999 and also serves as a Director of PEC, FPC and Briggs & Stratton Corporation. Mr. Burner is Chair of the Board’s Finance Committee and a member of the Executive Committee, the Corporate Governance Committee and the Organization and Compensation Committee.

RICHARD L. DAUGHERTY, age 71, was formerly Executive Director of NCSU Research Corporation, a development corporation of the Centennial Campus of North Carolina State University.

He previously served as Vice President of IBM PC Company and Senior State Executive of IBM Corp. He has served as a Director of the Company and its predecessors since 1992 and also serves as a Director of PEC, FPC and Winston Hotels, Inc. Mr. Daugherty is Chair of the Board’s Audit and Corporate Performance Committee and is a member of the Executive Committee, the Finance Committee and the Corporate Governance Committee.

HARRIS E. DELOACH, JR., age 62, is Chairman, President and Chief Executive Officer of Sonoco Products Company, a manufacturer of paperboard and paper and plastics packaging products. He previously served as President and CEO of Sonoco Products Company (from July 2000 to April 2005). Mr. DeLoach has served as a Director of the Company since 2006 and also serves as a Director of PEC and FPC. He also serves as a director of Sonoco Products Company and Goodrich Corporation. Mr. DeLoach is a member of the Board’s Operations and Nuclear Oversight Committee and the Organization and Compensation Committee.

ROBERT W. JONES, age 56, is a Senior Advisor of Morgan Stanley, a global provider of financial services to companies, governments and investors. Mr. Jones has held various positions with Morgan Stanley since 1974, most recently serving as Managing Director and Vice Chairman of Investment Banking. He also has been nominated to serve as a Director of PEC and FPC.

W. STEVEN JONES, age 55, is Dean and Professor of Management of UNC Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. He is a former CEO and Managing Director of Suncorp-Metway, Ltd. in Brisbane, Queensland, Australia, which provides banking, insurance and investing services. He has served as a Director of the Company since 2005 and also serves as a Director of PEC, FPC and Bank of America. Mr. Jones is a member of the Board’s Finance Committee and the Organization and Compensation Committee.

ROBERT B. MCGEHEE, age 64, is Chairman and Chief Executive Officer of the Company, and has served in those positions since 2004. Mr. McGehee joined PEC in 1997 as Senior Vice President and General Counsel. Since that time, he has held several senior management positions of increasing responsibility within the Company. Most recently, Mr. McGehee served as President and Chief Operating Officer of the Company, having responsibility for the day-to-day operations of both the Company’s regulated and nonregulated businesses. Prior to that, Mr. McGehee served as President and Chief Executive Officer of Progress Energy Service Company, LLC. He has served as a Director of the Company since 2004 and also serves as a Director of PEC and FPC. Mr. McGehee is Chair of the Executive Committee of the Board.

E. MARIE MCKEE, age 56, is Senior Vice President of Corning Incorporated, manufacturer of components for high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. She also serves as President and Chief Executive Officer of Steuben Glass. She has served as a Director of the Company and its predecessors since 1999 and also serves as a Director of PEC and FPC. Ms. McKee is Chair of the Board’s Organization and Compensation Committee and a member of the Executive Committee, the Corporate Governance Committee and the Operations and Nuclear Oversight Committee.

JOHN H. MULLIN, III, age 65, is Chairman of Ridgeway Farm, LLC, a limited liability company engaged in farming and timber management. He is a former Managing Director of Dillon, Read & Co. (investment bankers). He has served as a Director of the Company and its predecessors since 1999 and also serves as a Director of PEC, FPC, Hess Corporation and Sonoco Products Company. Mr. Mullin is the Lead Director and Chair of the Board’s Corporate Governance Committee. He is a member of the Board’s Executive Committee, the Finance Committee and the Organization and Compensation Committee.

CARLOS A. SALADRIGAS, age 58, is Chairman of Premier American Bank in Miami, Florida. In 2002, he retired as Chief Executive Officer of ADP TotalSource (previously The Vincam Group, Inc.), a Miami-based human resources outsourcing company that provides services to small and mid-sized businesses. He has served as a Director of the Company since 2001 and also serves as a Director of PEC,

FPC and Advance Auto Parts, Inc. Mr. Saladrigas is a member of the Board’s Audit and Corporate Performance Committee and the Finance Committee.

THERESA M. STONE, age 62, is Executive Vice President and Treasurer of the Massachusetts Institute of Technology Corporation (since February 2007). She previously served as Executive Vice President and Chief Financial Officer of Jefferson-Pilot Financial (from November 2001 to March 2006). She also served as President of Lincoln Financial Media Company (formerly known as Jefferson-Pilot Communications Company) from July 1997 to May 2006. She has served as a Director of the Company since 2005 and also serves as a Director of PEC and FPC. Ms. Stone is a member of the Board’s Audit and Corporate Performance Committee and the Finance Committee.

ALFRED C. TOLLISON, JR., age 64, is retired Chairman and Chief Executive Officer of the Institute of Nuclear Power Operations, a nuclear industry-sponsored nonprofit organization. He has served as a Director of the Company since 2006 and also serves as a Director of PEC and FPC. Mr. Tollison is a member of the Board’s Audit and Corporate Performance Committee and the Operations and Nuclear Oversight Committee. He also serves as the Nuclear Oversight Director.

PRINCIPAL SHAREHOLDERS

The table below sets forth the only shareholder we know to beneficially own more than 5 percent of the outstanding shares of our Common Stock as of December 31, 2006. We do not have any other class of voting securities.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
Common Stock	State Street Bank and Trust Company 225 Franklin Street Boston, MA 02110	21,306,592[1]	8.4

1Consists of shares of Common Stock held by State Street Bank and Trust Company, acting in various fiduciary capacities. State Street Bank has sole power to vote with respect to 8,087,140 shares, sole dispositive power with respect to 0 shares, shared power to vote with respect to 13,219,452 shares and shared power to dispose of 21,306,592 shares. State Street Bank has disclaimed beneficial ownership of all shares of Common Stock. (Based solely on information contained in a Schedule 13G filed by State Street Bank and Trust Company on February 12, 2007.)

MANAGEMENT OWNERSHIP OF COMMON STOCK

The following table describes the beneficial ownership of our Common Stock and ownership of Common Stock units as of February 28, 2007, of (i) all current Directors and nominees for Director, (ii) each executive officer named in the Summary Compensation Table presented later in this proxy statement and (iii) all Directors and nominees for Director and executive officers as a group. A unit of Common Stock does not represent an equity interest in the Company and possesses no voting rights, but is equal in economic value at all times to one share of Common Stock. As of February 28, 2007, none of the individuals or the group in the above categories owned one percent (1%) or more of our voting securities. Unless otherwise noted, all shares of Common Stock set forth in the table are beneficially owned, directly or indirectly, with sole voting and investment power, by such shareholder.

Name	Number of Shares of Common Stock Beneficially Owned		Units Representing Shares of Common Stock[1,2,3,4,5,6]
Edwin B. Borden*	12,979	[7]	53,724	[8]
James E. Bostic, Jr.	5,771	[7]	10,829	[8]
David L. Burner	7,000	[7]	17,674	[8]
Richard L. Daugherty	7,311	[7]	43,241	[8]
Fred N. Day IV	148,224	[9]	44,305	[10]
Harris E. DeLoach, Jr.	5,000		2,916	[8]
W. D. Frederick, Jr.*	7,000	[7]	19,915	[8]
Clayton S. Hinnant	150,822	[9]	52,952	[11]
William D. Johnson	251,536	[9]	73,767	[12]
Robert W. Jones	0	[13]	0	[13]
W. Steven Jones	1,000		6,057	[8]
Robert B. McGehee	446,274	[9]	176,011	[14]
E. Marie McKee	7,500	[7]	24,667	[8]
John H. Mullin, III	10,000	[7,15]	21,518	[8]
Carlos A. Saladrigas	10,600	[7]	8,984	[8]
Peter M. Scott III	238,167	[9]	62,031	[16]
Theresa M. Stone	1,000		6,121	[8]
Alfred C. Tollison, Jr.	1,000		2,711	[8]
Jean Giles Wittner*	9,000	[7]	18,832	[8]
Shares of Common Stock and Units beneficially owned by all Directors and executive officers of the Company as a group (27 persons)	1,557,303	[17]	807,044

*Retiring from the Board at the Annual Shareholders’ Meeting on May 9, 2007.

1Includes units representing our Common Stock under the Directors’ Deferred Compensation Plan and the Non-Employee Director Stock Unit Plan (see “Directors’ Compensation” on page 64).

2Includes accumulated replacement units representing our Common Stock under the Management Deferred Compensation Plan.

3Includes performance units under the Long-Term Compensation Program.

4Includes performance shares awarded under the Performance Share Sub-Plan of the 1997 and 2002 Equity Incentive Plans (see “Outstanding Equity Awards at Fiscal Year End Table” on page 46).

5Includes replacement units to replace the value of our contributions to the 401(k) Savings & Stock Ownership Plan that would have been made but for the deferral of salary under the Management Deferred Compensation Plan and contribution limitations under Section 415 of the Internal Revenue Code of 1986, as amended.

6Includes performance units recorded to reflect awards deferred under the Management Incentive Compensation Plan.

7Includes shares of  our Common Stock such director has the right to acquire beneficial ownership of within 60 days through the exercise of certain stock options, and, where indicated, shares over which the director shares voting and investment powers with a family member and has not disclaimed beneficial ownership, as follows:

Director	Stock Options	Shared Powers/Beneficial Ownership Not Disclaimed
Edwin B. Borden	6,000	—
James E. Bostic, Jr.	4,000	—
David L. Burner	6,000	—
Richard L. Daugherty	6,000	—
W. D. Frederick, Jr.	6,000	—
E. Marie McKee	6,000	—
John H. Mullin, III	6,000	—
Carlos A. Saladrigas	6,000	—
Jean Giles Wittner	6,000	1,000

8Consists of units representing our Common Stock under the Non-Employee Director Deferred Compensation Plan and units under the Non-Employee Director Stock Unit Plan as follows:

Director	Directors’ Deferred Compensation Plan	Non-Employee Director Stock Unit Plan
Edwin B. Borden	41,105	12,619
James E. Bostic, Jr.	6,240	4,589
David L. Burner	10,690	6,984
Richard L. Daugherty	32,901	10,340
Harris E. DeLoach, Jr.	1,701	1,215
W. D. Frederick, Jr.	12,931	6,984
W. Steven Jones	3,558	2,499
E. Marie McKee	17,683	6,984
John H. Mullin, III	14,118	7,400
Carlos A. Saladrigas	3,561	5,423
Theresa M. Stone	3,622	2,499
Alfred C. Tollison, Jr.	1,496	1,215
Jean Giles Wittner	11,848	6,984

9Includes shares of Restricted Stock currently held, and shares of our Common Stock such officer has the right to acquire beneficial ownership of within 60 days through the exercise of certain stock options as follows:

Officer	Restricted Stock	Stock Options
Fred N. Day IV	24,167	117,000
Clayton S. Hinnant	24,167	106,100
William D. Johnson	60,934	149,000
Robert B. McGehee	149,934	255,200
Peter M. Scott III	69,634	140,500

10Consists of (i) 1,212 performance units recorded to reflect awards deferred under the Management Incentive Compensation Plan, (ii) 42,539 performance shares awarded under the Performance Share Sub-Plan of the 1997 and 2002 Equity Incentive Plans, and (iii) 554 replacement units under the Management Deferred Compensation Plan.

11Consists of (i) 1,598 performance units under the Long-Term Compensation Program, (ii) 4,591 performance units recorded to reflect awards deferred under the Management Incentive Compensation Plan, (iii) 45,564 performance shares awarded under the Performance Share Sub-Plan of the 1997 and 2002 Equity Incentive Plans, and (iv) 1,199 replacement units under the Management Deferred Compensation Plan.

12Consists of (i) 1,433 performance units recorded to reflect awards deferred under the Management Incentive Compensation Program, (ii) 71,447 shares awarded under the Performance Share Sub-Plan of the 1997 and 2002 Equity Incentive Plans, and (iii) 887 replacement units under the Management Deferred Compensation Plan.

13Mr. Robert W. Jones is standing for election to the Board for the first time.

14Consists of (i) 2,756 performance units recorded to reflect awards deferred under the Management Incentive Compensation Program, (ii) 171,413 performance shares awarded under the Performance Share Sub-Plan of the 1997 and 2002 Equity Incentive Plans, and (iii) 1,842 replacement units under the Management Deferred Compensation Plan.

15Mr. Mullin has a line of credit with Merrill Lynch for which he has pledged as collateral 4,000 shares of Company Common Stock that he owns. No amount is currently outstanding under the line of credit.

16Consists of 61,236 performance shares awarded under the Performance Share Sub-Plan of the 1997 and 2002 Equity Incentive Plans, and 795 replacement units under the Management Deferred Compensation Plan.

17Includes shares each group member (shares in the aggregate) has the right to acquire beneficial ownership of within 60 days through the exercise of certain stock options.

TRANSACTIONS WITH RELATED PERSONS

There were no transactions in 2006 and there are no currently proposed transactions involving more than $120,000 in which the Company or any of its subsidiaries was or is to be a participant and in which any of the Company’s directors, executive officers, nominees for director or any of their immediate family members had a direct or indirect material interest.

Our Board of Directors has adopted policies and procedures for the review, approval or ratification of Related Person Transactions under Item 404(a) of Regulation S-K (the “Policy”), which is attached to this Proxy Statement as Exhibit A. The Board has determined that the Corporate Governance Committee (the “Governance Committee”) is best suited to review and approve Related Person Transactions because the Governance Committee oversees the Board of Directors’ assessment of our Directors’ independence. The Governance Committee will review and may recommend to the Board amendments to this Policy from time to time.

For the purposes of the Policy, a “Related Person Transaction” is a transaction, arrangement or relationship, including any indebtedness or guarantee of indebtedness, (or any series of similar transactions, arrangements or relationships), in which we (including any of our subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.  The term “Related Person” is defined under the Policy to include our directors, executive officers, nominees to become directors and any of their immediate family members.

Our general policy is to avoid Related Person Transactions. Nevertheless, we recognize that there are situations where Related Person Transactions might be in, or might not be inconsistent with, our best interests and those of our shareholders. These situations could include (but are not limited to) situations where we might obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to Related Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of their holdings and transactions in our securities with the SEC and the New York Stock Exchange. Based on our records and other information, we believe that all Section 16(a) filing requirements applicable to our Directors and executive officers with respect to the Company’s 2006 fiscal year were met except as follows:  Lloyd M. Yates, Sr. Vice President of PEC, inadvertently failed to file on a timely basis five Forms 4 over the period from January 13, 2006 to March 10, 2006 with respect to five transactions involving biweekly acquisitions of stock units made pursuant to our Management Deferred Compensation Plan. A Form 4 reporting four of the transactions was filed on March 16, 2006, and amended on March 28, 2006. A Form 4 reporting one of the transactions was filed on March 28, 2006. Jeffrey M. Stone, our Controller, inadvertently failed to file on a timely basis a Form 4 with respect to a grant of performance units he received on March 14, 2006 under the Performance Share Sub-Plan of the 2002 Equity Incentive Plan. A Form 4 reporting the transaction was filed on April 19, 2006.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

The Board of Directors operates pursuant to an established set of written Corporate Governance Guidelines (the “Governance Guidelines”) that set forth our corporate governance philosophy and the governance policies and practices we have implemented in support of that philosophy. The three core governance principles the Board embraces are integrity, accountability and independence.

The Governance Guidelines describe Board membership criteria, the Board selection and orientation process and Board leadership. The Governance Guidelines require that a minimum of 80 percent of the Board’s members be independent and that the membership of each Board Committee, except the Executive Committee, consist solely of independent directors. Directors who are not full-time employees of the Company must retire from the Board at age 73. Directors whose job responsibilities or other factors relating to their selection to the Board change materially after their election are required to submit a letter of resignation to the Board. The Board will have an opportunity to review the continued appropriateness of the individual’s Board membership and the Corporate Governance Committee will make the initial recommendation as to the individual’s continued Board membership. The Governance Guidelines also describe the stock ownership guidelines that are applicable to Board members and prohibit compensation to Board members other than directors’ fees and retainers.

The Governance Guidelines provide that the Organization and Compensation Committee of the Board will evaluate the performance of the Chief Executive Officer on an annual basis, using objective criteria, and will communicate the results of its evaluation to the full Board. The Governance Guidelines also provide that the Corporate Governance Committee is responsible for conducting an annual assessment of the performance and effectiveness of the Board, and its standing committees, and reporting the results of each assessment to the full Board annually.

The Governance Guidelines provide that Board members have complete access to our management, and can retain, at our expense, independent advisors or consultants to assist the Board in fulfilling its responsibilities, as it deems necessary. The Governance Guidelines also state that it is the Board’s policy that the non-management directors meet in executive session on a regularly scheduled basis. Those sessions are chaired by the Lead Director, John H. Mullin, III, who is also Chairman of the Corporate Governance Committee. He can be contacted by writing to John H. Mullin, III, Lead Director, Progress Energy Board of Directors, c/o John R. McArthur, Senior Vice President, General Counsel and Secretary, P.O. Box 1551, Raleigh, NC 27602-1551. We screen mail addressed to Mr. Mullin for security purposes and to ensure that it relates to discrete business matters that are relevant to the Company. Mail addressed to Mr. Mullin that satisfies these screening criteria will be forwarded to him.

In keeping with the Board’s commitment to sound corporate governance, we have adopted a comprehensive written Code of Ethics that incorporates an effective reporting and enforcement mechanism. The Code of Ethics is applicable to all of our employees, including our Chief Executive Officer, our Chief Financial Officer and our Controller. The Board has adopted the Company’s Code of Ethics as its own standard. Board members, our officers and our employees certify their compliance with our Code of Ethics on an annual basis.

Our Governance Guidelines and Code of Ethics are posted on our Internet Web site, and can be accessed at www.progress-energy.com under the Investors section. This information is available in print to any shareholder who requests it at no charge.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that the following current members of the Board are independent, as that term is defined under the general independence standards contained in the listing standards of the New York Stock Exchange (the “NYSE”):

Edwin B. Borden	E. Marie McKee
James E. Bostic, Jr.	John H. Mullin, III
David L. Burner	Carlos A. Saladrigas
Richard L. Daugherty	Theresa M. Stone
Harris E. DeLoach, Jr.	Alfred C. Tollison, Jr.
W. D. Frederick, Jr.	Jean Giles Wittner
W. Steven Jones

Additionally, the Board of Directors has determined that Charles W. Coker, William O. McCoy and Peter S. Rummell, who served as members of the Board during a portion of 2006, were independent as that term is defined under the general independence standards contained in the NYSE’s listing standards. The Board of Directors also has determined that Robert W. Jones, a nominee who has not previously been elected to the Board of Directors, is independent as that term is defined under the general independence standards contained in the NYSE’s listing standards. In addition to considering the NYSE’s general independence standards, the Board has adopted categorical standards to assist it in making determinations of independence. The Board’s categorical independence standards are outlined in our Governance Guidelines and are attached to this Proxy Statement as Exhibit B. All Directors, former Directors and Director nominees identified as independent in this proxy statement meet these categorical standards.

In determining that the individuals named above are or were independent Directors, the Governance Committee considered their involvement in various ordinary course commercial transactions and relationships. During 2006, Ms. McKee and Messrs. DeLoach and Mullin served as officers and/or directors of companies that have been among the purchasers of the largest amounts of electric energy sold by PEC during the last three preceding calendar years. Mr. Robert W. Jones is an employee of Morgan Stanley, which has provided a variety of investment banking services to us during the past several years. Mr. W. Steven Jones is a senior academic officer of a university that received charitable contributions from us during each of the last three fiscal years. Mr. W. Steven Jones also serves as a director of a bank that provides a variety of services to us in the ordinary course of business. Mr. Tollison is a former employee of PEC and thus receives a modest pension from us. During a portion of 2006, Ms. Stone served as an officer of a company that owned a subsidiary that sold us television advertising time. Also in 2006, the subsidiary of a company owned by Ms. Wittner’s spouse provided life and disability insurance to some employees of one of our subsidiaries.  All of the described transactions were ordinary course commercial transactions. The Governance Committee considered each of these transactions and relationships and determined that none of them was material or affected the independence of the Directors involved under either the general independence standards contained in the NYSE’s listing standards or our categorical independence standards.

BOARD, BOARD COMMITTEE AND ANNUAL MEETING ATTENDANCE

The Board of Directors is currently comprised of  fourteen (14) members. The Board of Directors met nine times in 2006. Average attendance of the Directors at the meetings of the Board and its Committees held during 2006 was 94 percent, and no Director attended less than 77 percent of all Board and his/her respective Committee meetings held in 2006.

Our company expects all Directors to attend its annual meetings of shareholders. Such attendance is monitored by the Governance Committee. All Directors attended the 2006 Annual Meeting of

Shareholders with the exception of Messrs. Coker and McCoy, who retired from the Board of Directors effective May 10, 2006, and Mr. Rummell, who resigned from the Board effective May 1, 2006.

BOARD COMMITTEES

The Board of Directors appoints from its members an Executive Committee, a Committee on Audit and Corporate Performance, a Committee on Finance, a Committee on Operations and Nuclear Oversight, a Committee on Organization and Compensation, and a Corporate Governance Committee. The charters of all Committees of the Board are posted on our Internet Web site and can be accessed at www.progress-energy.com under the Investors section. The charters are available in print to any shareholder who requests them. The current membership and functions of the standing Board Committees, as of December 31, 2006, are discussed below. Ms. Wittner and Messrs. Borden and Frederick will retire from the Board at the Annual Meeting of Shareholders on May 9, 2007. No decision has been made regarding which nominees will replace them in the various Board Committees on which they currently serve, however, we expect to file a Form 8-K regarding the election of any new Directors as appropriate.

Executive Committee

The Executive Committee is presently composed of one Director who is an officer and five independent Directors: Messrs. Robert B. McGehee—Chair, Edwin B. Borden, David L. Burner, Richard L. Daugherty, E. Marie McKee and John H. Mullin, III. The authority and responsibilities of the Executive Committee are described in our By-Laws. Generally, the Executive Committee will review routine matters that arise between meetings of the full Board and require action by the Board. The Committee held no meetings in 2006.

Audit and Corporate Performance Committee

The Audit and Corporate Performance Committee (the “Audit Committee”) is presently composed of the following seven non-management Directors: Messrs. Richard L. Daugherty—Chair, James E. Bostic, Jr., W. D. Frederick, Jr., Carlos A. Saladrigas, and Alfred C. Tollison, Jr., and Ms. Theresa M. Stone and Ms. Jean Giles Wittner. All members of the Committee are independent as that term is defined under the enhanced independence standards for audit committee members contained in the Securities Exchange Act of 1934 and the related rules, as amended, as incorporated into the listing standards of the New York Stock Exchange. Mr. Saladrigas and Ms. Stone have been designated by the Board as the “Audit Committee Financial Experts,” as that term is defined in the SEC’s rules. The work of the Audit Committee includes oversight responsibilities relating to the integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, performance of the internal audit function and of the independent registered public accounting firm, and the Corporate Ethics Program. The role of the Audit Committee is further discussed under “Report of the Audit and Corporate Performance Committee” below. The Committee held nine meetings in 2006.

Corporate Governance Committee

The Governance Committee is presently composed of the following five non-management Directors: Messrs. John H. Mullin, III—Chair, Edwin B. Borden, David L. Burner, Richard L. Daugherty and Ms. E. Marie McKee. All members of the Governance Committee are independent as that term is defined under the general independence standards contained in the New York Stock Exchange listing standards. The Governance Committee is responsible for making recommendations to the Board with respect to the governance of the Company and the Board. Its responsibilities include recommending amendments to our Charter and By-Laws, making recommendations regarding the structure, charter, practices and policies of the Board, ensuring that processes are in place for annual CEO performance appraisal and review of succession planning and management development, recommending a process for the annual assessment of Board performance, recommending criteria for Board membership, reviewing the qualifications of and recommending to the Board nominees for election. The Governance Committee is responsible for conducting investigations into or studies of matters within the scope of its responsibilities and to retain outside advisors to identify Director candidates. The Governance Committee will consider qualified candidates for Director nominated by shareholders at an annual meeting of shareholders; provided, however, that written notice of any shareholder nominations must be received by the Secretary of the Company no later than the close of business on the 120th calendar day before the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting. See “Future Shareholder Proposals” below for more information regarding shareholder nominations of directors. The Committee held eight meetings in 2006.

Finance Committee

The Finance Committee is presently composed of the following six non-management Directors: Messrs. David L. Burner—Chair, Richard L. Daugherty, W. Steven Jones, John H. Mullin, III, Carlos A. Saladrigas, and Ms. Theresa M. Stone. The Finance Committee reviews and oversees our financial policies and planning, financial position, strategic planning and investments, pension funds and financing plans. The Finance Committee also monitors our risk management activities, financial position and recommends changes to our dividend policy and proposed budget. The Finance Committee held nine meetings in 2006.

Operations and Nuclear Oversight Committee

The Operations and Nuclear Oversight Committee is presently composed of the following seven non-management Directors: Messrs. Edwin B. Borden—Chair, James E. Bostic, Jr., Harris E. DeLoach, Jr., W. D. Frederick, Jr., Alfred C. Tollison, Jr., Ms. E. Marie McKee and Ms. Jean Giles Wittner. The Operations and Nuclear Oversight Committee reviews our load forecasts and plans for generation, transmission and distribution, fuel procurement and transportation, customer service, energy trading and term marketing, and other Company operations. The Operations and Nuclear Oversight Committee reviews and assesses our policies, procedures, and practices relative to the protection of the environment and the health and safety of employees, customers, contractors and the public. The Operations and Nuclear Oversight Committee advises the Board and makes recommendations for the Board’s consideration regarding operational, environmental and safety-related issues. The Operations and Nuclear Oversight Committee held four meetings in 2006.

Organization and Compensation Committee

The Organization and Compensation Committee (the “Compensation Committee”) is presently composed of the following six non-management Directors: Ms. E. Marie McKee—Chair, Messrs. Edwin B. Borden, David L. Burner, Harris E. DeLoach, Jr., W. Steven Jones, and John H. Mullin, III. All members of the Compensation Committee are independent as that term is defined under the general independence standards contained in the New York Stock Exchange listing standards. The Compensation Committee verifies that personnel policies and procedures are in keeping with all governmental rules and regulations and are designed to attract and retain competent, talented employees and develop the potential of these employees. The Compensation Committee reviews all executive development plans, makes executive compensation decisions, evaluates the performance of the Chief Executive Officer and oversees plans for management succession.

The Compensation Committee may hire outside consultants and the Compensation Committee has no limitations on its ability to select and retain consultants as it deems necessary or appropriate. Annually, the Compensation Committee evaluates the performance of its compensation consultant to assess its effectiveness. From 1996 to 2006, the Compensation Committee retained Towers Perrin as its independent executive compensation and benefits consultant to assist the Compensation Committee in meeting its compensation objectives for our company. In 2006, the Compensation Committee requested that several consulting firms submit proposals on how to better align our long-term incentive plans with our strategy. The Compensation Committee received proposals, interviewed several firms, and selected and retained Mercer Human Resource Consulting to serve as its compensation consultant.

The Compensation Committee relies on its compensation consultant to advise it on various matters relating to our executive compensation and benefits program. These services include:

•       Advising the Compensation Committee on general trends in executive compensation and benefits;

•       Performing benchmarking and competitive assessments;

•       Designing incentive plans;

•       Performing financial analysis of and determining shareholder value drivers; and

•       Recommending appropriate performance metrics and financial targets.

The Compensation Committee’s Chair or the Chairman of our Board of Directors may call meetings, other than previously scheduled meetings, as needed. The Compensation Committee may form subcommittees for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate. Appropriate officers of the Company shall provide staff support to the Compensation Committee. Peter M. Scott III, our Chief Financial Officer, serves as management’s liaison to the Compensation Committee. Robert B. McGehee, our Chief Executive Officer, is responsible for conducting annual performance evaluations of the other executive officers and making recommendations to the Compensation Committee regarding those executives’ compensation.

The Compensation Committee held eight meetings in 2006.

Compensation Committee Interlocks and Insider Participation

None of the Directors who served as members of the Compensation Committee during 2006 was our employee or former employee and none of them had any relationship requiring disclosure under Item 404 of Regulation S-K. During 2006, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

DIRECTOR NOMINATING PROCESS AND COMMUNICATIONS
WITH BOARD OF DIRECTORS

The Corporate Governance Committee

The Governance Committee performs the functions of a nominating committee. The Governance Committee’s Charter describes the Governance Committee’s responsibilities, including recommending criteria for membership on the Board, reviewing qualifications of candidates and recommending to the Board nominees for election to the Board. As noted above, the Governance Guidelines contain information concerning the Committee’s responsibilities with respect to reviewing with the Board on an annual basis the qualification standards for Board membership and identifying, screening and recommending potential directors to the Board. All members of the Governance Committee are independent as defined under the general independence standards of the New York Stock Exchange’s listing standards. Additionally, the Guidelines require that all members of the Committee be independent.

Director Candidate Recommendations and Nominations by Shareholders

Shareholders should submit any Director candidate recommendations in writing in accordance with the method described under “Communications with the Board of Directors” below. Any Director candidate recommendation that is submitted by one of our shareholders to the Governance Committee will be acknowledged, in writing, by the Corporate Secretary. The recommendation will be promptly forwarded to the Chairman of the Governance Committee, who will place consideration of the recommendation on the agenda for the Governance Committee’s regular December meeting. The Governance Committee will discuss candidates recommended by shareholders at its December meeting, and present information regarding such candidates, along with the Governance Committee’s recommendation regarding each candidate, to the full Board for consideration. The full Board will determine whether it will nominate a particular candidate for election to the Board.

Additionally, in accordance with Section 11 of our By-Laws, any shareholder of record entitled to vote for the election of Directors at the applicable meeting of shareholders may nominate persons for election to the Board of Directors if that shareholder complies with the notice procedure set forth in the By-Laws and summarized in “Future Shareholder Proposals” below.

Governance Committee Process for Identifying and Evaluating Director Candidates

The Governance Committee evaluates all Director candidates, including those nominated or recommended by shareholders, in accordance with the Board’s qualification standards, which are described in the Governance Guidelines. The Committee evaluates each candidate’s qualifications and assesses them against the perceived needs of the Board. Qualification standards for all Board members include: integrity, sound judgment, independence as defined under the general independence standards contained in the NYSE listing standards, and the categorical standards adopted by the Board, financial acumen, strategic thinking, ability to work effectively as a team member, demonstrated leadership and excellence in a chosen field of endeavor, experience in a field of business, professional or other activities that bear a relationship to our mission and operations, appreciation of the business and social environment in which we operate, an understanding of our responsibilities to shareholders, employees, customers and the communities we serve, and service on other boards of directors that could detract from service on our Board.

Communications with the Board of Directors

The Board has approved a process for shareholders and other interested parties to send communications to the Board. That process provides that shareholders and other interested parties can send communications to the Board and, if applicable, to the Governance Committee or to specified individual directors, including the Lead Director, in writing c/o John R. McArthur, Senior Vice President, General Counsel and Secretary, Progress Energy, Inc., P.O. Box 1551, Raleigh, N.C. 27602-1551.

We screen mail addressed to the Board, the Governance Committee or any specified individual Director for security purposes and to ensure that the mail relates to discrete business matters that are relevant to the Company. Mail that satisfies these screening criteria is forwarded to the appropriate Director.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) has four parts. The first part describes the Company’s executive compensation philosophy and provides an overview of the compensation program and process. The second part describes each major element of the Company’s executive compensation program. The third part describes how the Organization and Compensation Committee of the Company’s Board of Directors (in this CD&A, the “Committee”) applied each element to determine the compensation paid to each of the named executive officers in the Summary Compensation Table on page 39 (the “named executive officers”) for the services they provided to the Company in 2006. For 2006, the Company’s named executive officers were:

•       Robert B. McGehee, Chairman and Chief Executive Officer

•       William D. Johnson, President and Chief Operating Officer

•       Peter M. Scott III, Executive Vice President and Chief Financial Officer

•       Clayton S. Hinnant, Senior Vice President and Chief Nuclear Officer

•       Fred N. Day IV, President and Chief Executive Officer, Progress Energy Carolinas, Inc.

The fourth part consists of the Compensation Committee’s Report. Following the CD&A are the tables setting forth the 2006 compensation for each of the named executive officers, as well as a discussion concerning compensation for the members of the Company’s Board of Directors. Throughout this CD&A, the Company is at times referred to as “we,” “our” or “us.”

I.   COMPENSATION PHILOSOPHY AND OVERVIEW

We are an integrated electric utility primarily engaged in the regulated utility business. Our executive compensation philosophy is designed to provide competitive and reasonable compensation consistent with the three key principles that are critical to our long-term success and are described below:

•       Aligning the interests of shareholders and management. We believe that our major shareholders invest in the Company because they believe we can produce average annual total shareholder return in the 7 percent to 10 percent range over a three- to five-year holding period. Total shareholder return is defined as the stock price appreciation plus dividends over the period, divided by the share price at the beginning of the period. Further, our investors do not expect or desire significant volatility in our stock price. Accordingly, our executive compensation program is designed to encourage management to lead our company in a way that produces earnings per share growth and sustained dividend growth.

•       Rewarding operating performance results that are consistent with reliable and efficient electric service. We believe that to succeed over the long-term, we must:

•        deliver high levels of customer satisfaction;

•        operate our systems reliably and efficiently;

•        have a productive and motivated workforce;

•        meet or exceed our operating plans and budgets;

•        be a good corporate citizen; and

•        produce value for our investors.

                           Therefore, we determine merit increases and annual incentive compensation based on evaluation of performance in these areas, along with individual performance.

•       Attracting and retaining an experienced and capable management team. The competition for management talent is significant in the utility industry. We believe that the management of our business requires executives with a variety of experiences and skills. We expect the competition for talent to intensify, particularly in the nuclear area, as the industry enters a significant construction phase. To address this issue, we have designed market-based compensation programs that are competitive and are aligned with our corporate strategy.

COMPENSATION PROGRAM STRUCTURE

The table below summarizes the current elements of our executive compensation program.

Element	Description	Primary Purpose	Short- or Long-Term Focus
Base Salary	Fixed compensation. Annual merit increases reward performance.	Aids in attracting and retaining executives and rewards operating performance results that are consistent with reliable and efficient electric service.	Short-term (annual)
Annual Incentive	Variable compensation based on achievement of annual performance goals.	Rewards operating performance results that are consistent with reliable and efficient electric service.	Short-term (annual)
Long-Term Incentives —Performance Shares	Variable compensation based on achievement of long-term performance goals.	Aligns interests of shareholders and management, and aids in attracting and retaining executives.	Long-term
Long-Term Incentives —Restricted Stock	Fixed compensation based on target levels. Service-based vesting.	Aligns interests of shareholders and management, and aids in retaining executives.	Long-term
Supplemental Senior Executive Retirement Plan	Formula-based compensation, based on salary, bonus, and eligible years of service.	Aids in attracting and retaining executive officers.	Long-term
Management Change-In-Control Plan	Elements based on specific plan eligibility.	Aligns interests of shareholders and management and aids in (i) attracting executives, and (ii) retaining executives during transition following a change-in-control.	Long-term
Employment Agreements	Define Company’s relationship with our executives and provide protection to each of the parties.	Aid in attracting and retaining executives.	Long-term
Executive Perquisites	Personal benefits awarded outside of base salaries.	Aid in attracting and retaining executives.	Short-term (annual)
Other Broad-Based Benefits	Employee benefits such as health and welfare benefits, the Progress Energy 401(k) Savings & Stock Ownership Plan, and the Progress Energy Pension Plan.	Aid in attracting and retaining executives.	Both Short- and Long-term
Deferred Compensation	Provides executives with tax deferral options in addition to those available under our qualified plans.	Aids in attracting and retaining executives.	Long-term

The various compensation program elements are intended to:

•   Link compensation with our short-term and long-term success by using operating and financial performance measures in determining payouts for annual and long-term incentive plans;

•   Align management interests with investor expectations by rewarding executive officers for delivering long-term total shareholder return;

•   Attract and retain executives by maintaining compensation that is competitive with our peer group;

•   Balance the perceived value of any particular element to our executives with our actual cost;

•   Comply in all material respects with applicable laws and regulations; and

•   Be readily understood by us, our executives and our shareholders, and provide ease of administration.

PROGRAM ADMINISTRATION

Our executive compensation program is administered by the Committee, which is composed of six independent Directors (as defined under the New York Stock Exchange (“NYSE”) corporate governance rules). Members of the Committee currently do not receive compensation under any compensation program in which our executive officers participate. For a discussion of Director compensation, see the “Director Compensation” section of this proxy statement.

The Committee’s charter authorizes the Committee to hire outside consultants, and the Committee has no limitations on its ability to select and retain consultants as it deems necessary or appropriate. Annually, the Committee evaluates the performance of its compensation consultant to assess its effectiveness. From 1996 to 2006, the Committee retained Towers Perrin as its independent executive compensation and benefits consultant to assist the Committee in meeting its compensation objectives for our company. In 2006, the Committee requested that several consulting firms submit proposals on how to better align our long-term incentive plans with our strategy. The Committee received proposals, interviewed several firms, and selected Mercer Human Resource Consulting to serve as its compensation consultant.

The Committee relies on its compensation consultant to advise it on various matters relating to our executive compensation and benefits program. These services include:

•       Advising the Committee on general trends in executive compensation and benefits;

•       Performing benchmarking and competitive assessments;

•       Designing incentive plans;

•       Performing financial analysis of and determining shareholder value drivers; and

•       Recommending appropriate performance metrics and financial targets.

Our executive officers meet with the compensation consultant to ensure the consultant understands the Company’s business strategy. In addition, the executive officers ensure that the Committee receives administrative support and assistance, and make recommendations to the Committee to ensure that compensation plans are aligned with our business strategy and meet the principles described above. Peter M. Scott III, our Chief Financial Officer, serves as management’s liaison to the Committee. Robert B. McGehee, our Chief Executive Officer, is responsible for conducting annual performance evaluations of the other executive officers and making recommendations to the Committee regarding those executives’ compensation. The Committee conducts annual performance evaluations of Mr. McGehee.

COMPETITIVE POSITIONING PHILOSOPHY

Through 2006, the Committee sought to target, through a combination of base salary, annual incentives and long-term incentives, a total compensation level that approximated the 75th percentile offered by the companies included in the comparison groups described in the “Benchmarking” section below. Generally, a total compensation opportunity above the 75th percentile could be achieved only when individuals exceeded the target performance goals within our annual and long-term incentive plans.

In 2007, the Committee adopted a revised compensation philosophy based upon establishing target compensation opportunities at the 50th percentile of the market, with flexibility to pay higher or lower compensation based on individual and corporate performance. Also in 2007, the Committee refined the peer group used for comparisons to include peer companies with either operations and business strategies that are similar to ours or who we consider to be our competitors for executive talent. The Committee believes that this revised philosophy better reflects our executive compensation objectives.

BENCHMARKING

On an annual basis, the compensation consultant provides the Committee with a written analysis comparing base salary, annual incentive, and long-term incentives of our executive officers to compensation paid to executive officers of our peers.

Benchmarking Through 2006

Prior to 2007, the Committee used three comparison groups: two electric utility groups and one general industry group. The comparison groups consisted of companies that participated in the annual Towers Perrin compensation surveys and thus varied from year to year based on survey participation.

For example, in 2006 one comparison group consisted of 15 utility companies that were a subset of the companies that participated in the Towers Perrin Energy Services Survey. That subset consisted of companies with fossil fuel and nuclear operations in the eastern United States. The table below lists those companies.

American Electric Power Company, Inc.	Entergy Corporation	PPL Corporation
Constellation Energy Group, Inc.	Exelon Corporation	Public Service Enterprise Group, Inc.
Dominion Resources, Inc.	FirstEnergy Corporation	SCANA Corporation
DTE Energy Company	FPL Group, Inc.	Southern Company
Duke Energy Corporation	Nuclear Management Company*	Tennessee Valley Authority

* Nuclear Management Company is a privately held joint venture owned by Alliant Energy, CMS Energy, Xcel Energy, Wisconsin Energy and WPS Resources.

The second comparison group consisted of all 97 U.S. electric utility companies that participated in the Towers Perrin Energy Services survey.

The third comparison group was not utility specific. It consisted of 825 participants in the Towers Perrin General Industry Executive Compensation survey. This comparison group was used to provide additional information for salary purposes and context for executive compensation levels outside of the utility industry. This general corporate comparison group was not used to establish executive salaries directly, but served as a reference for the Committee when it considered other elements of compensation.

The peer groups described above were used to evaluate both compensation elements and relative compensation levels. In developing market levels for executive compensation, survey information was adjusted to account for disparities between our revenues and those of companies in the peer groups. Revenue was chosen as the adjustment measure because it generally provides the highest correlation to compensation as compared to other measures, such as net income or market capitalization. This adjustment was intended to capture compensation levels for executive positions of comparable complexity. Where appropriate, market data also were updated to a common date using market-based levels of annual increases.

Benchmarking in 2007

In early 2007, our compensation consultant, Mercer Human Resources Consulting, recommended and the Committee approved the use of a new peer group for benchmarking purposes. The new peer group consists of 18 integrated utilities, which means they have transmission, distribution and generation assets. These companies were chosen based on many factors including revenue, market capitalization, and percentage of regulated assets. These companies are those in which we primarily compete for executive talent. The table below lists companies in the new peer group.

Allegheny Energy	Edison International	Pinnacle West Capital Corporation
Ameren Corporation	Entergy Corporation	PPL Corporation
American Electric Power Company, Inc.	Exelon Corporation	SCANA Corporation
Dominion Resources, Inc.	FirstEnergy Corporation	Southern Company
Duke Energy Corporation	FPL Group, Inc.	TECO Energy
DTE Energy Company	PG&E Corporation	Xcel Energy, Inc.

The new peer group will be used for compensation benchmarking purposes beginning in 2007. While this peer group differs from the Standard & Poor’s Electric Index, the Committee believes this peer group is appropriate for overall compensation comparisons because it reflects the most appropriate and comparable employment markets for our executive officers. The Committee will continue to evaluate and monitor the peer group to ensure that the peer group companies remain appropriate for such comparisons.

SECTION 162(m) IMPACTS

Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”), limits, with certain exceptions, the amount a publicly held corporation may deduct for compensation over $1 million paid or accrued with respect to its Chief Executive Officer and any of the other four most highly compensated officers. Certain performance-based compensation is, however, specifically exempt from the deduction limit. To qualify as performance-based, compensation must be paid pursuant to a plan that is:

•       administered by a committee of outside directors;

•       based on achieving objective performance goals; and

•       disclosed to and approved by the shareholders.

The Committee considers the impact of Section 162(m) when designing executive compensation elements and attempts to minimize non-deductible compensation. However, the Committee bases its compensation decisions on the compensation principles discussed above, not Section 162(m). The Committee believes the current design of our compensation program effectively links pay to performance and provides flexibility in determining amounts to be awarded. Therefore, the Committee has not adopted a policy requiring that executive compensation be deductible under Section 162(m).

STOCK OWNERSHIP GUIDELINES

To align the interests of our executives with the interests of shareholders, the Board of Directors adopted stock ownership guidelines for all executive officers. The guidelines ensure that our management maintains a significant equity investment in the Company.  The guidelines require each executive to own a multiple of his or her base salary in the form of Company common stock within five years of assuming his or her position.

The stock ownership guidelines for our executive officer positions are shown in the table below:

Position Level	Share Ownership Guidelines
Chief Executive Officer	4.0 times Base Salary
Chief Operating Officer	3.5 times Base Salary
Chief Financial Officer	2.5 times Base Salary
Presidents/Senior Vice Presidents	2.5 times Base Salary

In determining whether an executive meets the applicable guidelines, the following are considered as common stock owned by an executive:  (i) shares owned outright by the executive; (ii) stock held in any defined contribution, Employee Stock Ownership Plan or other stock-based plan; (iii) performance shares/units or phantom stock deferred under an annual incentive or base salary deferral plan; (iv) performance shares/units or phantom stock earned and deferred in any long-term incentive plan account; (v) vested and unvested restricted stock awards; and (vi) stock held in a family trust or immediate family holdings.

As of February 28, 2007, our named executive officers were in compliance with the guidelines (See Management Ownership table for specific details).

II.   ELEMENTS OF COMPENSATION

The various elements of our executive compensation program described under the caption “Compensation Program Structure” are designed to meet the three objectives described under the caption “Compensation Philosophy and Overview.”  We have designed an allocation of long-term to short-term compensation that reflects the job responsibilities of our executives. In general, we believe that the more senior an executive’s position, the greater responsibility he or she has for the long-term strategic direction of the Company. Thus, Senior Vice Presidents’ target long-term compensation is designed to constitute approximately half of their total compensation packages. On the other hand, the Chief Executive Officer’s target long-term compensation is designed to account for approximately two-thirds of his total compensation package. Under this approach, executives who bear the most responsibility for the Company’s long-term strategy receive compensation packages that are comprised primarily of long-term award components.

The table below shows the mix of short-term and long-term incentive awards to each named executive officer for 2007. Percentages for incentives are expressed as a percentage of base salary.  Additional elements of compensation are discussed further in this section.

		Short-Term	Long-Term
		(annual)	Incentive Targets		Total
Named Executive	Base Salary	Incentive	Performance	Restricted	Incentive
Officer	(as of 1/1/07)	Target[1]	Shares[2]	Stock	Target
Robert B. McGehee	$1,220,000	85%	233%	117%	435%
William D. Johnson	$730,000	70%	184%	91%	345%
Peter M. Scott III	$625,000	63%	165%	85%	313%
Fred N. Day IV	$395,000	55%	117%	58%	230%
Clayton S. Hinnant	$480,000	45%	100%	50%	195%

1Annual incentive can range from 0%-200% of target.

2Performance shares may be awarded up to 125% of target and payouts can range from 0%-200% of grant.

The Committee considers overall compensation when making decisions regarding individual program element awards. To facilitate this consideration, we began using tally sheets in 2006 for reviewing total executive compensation. The tally sheets are designed to show anticipated payouts under each of our compensation program elements. The use of tally sheets assists the Committee in adjusting annual incentive awards and long-term awards to reflect its level of satisfaction with a particular executive’s job performance.

Each of the nine elements of our current executive compensation program is described below.

1.   BASE SALARY

Base salary levels are established based on utility peer group data and consideration of each executive officer’s skills, experience and performance. Market compensation levels are used to assist in establishing each executive’s job value (commonly called the midpoint at other companies). Job values serve as primary market reference for determining base salaries.

Each year, the compensation consultant provides us with job values for our executive officer positions. Based on these job values, the Chief Executive Officer then recommends to the Committee base salary adjustments for our executive officers (excluding himself). The Committee reviews the proposed base salaries and approves them in the first quarter of each year based on the executives’ achievement of individual and Company goals and market trends that result in changes to job values. The Committee meets in executive session with the compensation consultant to review and establish the Chief Executive Officer’s salary.

We historically have followed a strategy that compensation opportunities, including base salary, should be established near the 75th percentile of market.  As discussed in “Compensation Philosophy and Overview” above, beginning in 2007 the Committee revised its compensation philosophy by deciding to establish job values near the 50th percentile of market. Therefore, the Committee will take the current level of the executive’s base salary and our new competitive positioning philosophy into consideration in setting 2007 salaries.

Changes to base salary impact most of the other compensation elements, including the annual incentive, long-term incentives and Supplemental Senior Executive Retirement Plan benefits, because the target amounts for each of those elements are expressed as a percentage of annual base salary earnings.

2.   ANNUAL INCENTIVE

We sponsor the Management Incentive Compensation Plan (“MICP”), an annual cash incentive plan, in which our executives participate. Prior to 2007, target award opportunities under the MICP were based on the 75th percentile of the Towers Perrin Energy Services survey and the 50th percentile of the Towers Perrin General Industry Executive Compensation survey, as discussed in the “Benchmarking” section above. Beginning in 2007, as a result of the revised compensation philosophy, target award opportunities are established at the 50th percentile of the 2007 peer group described above. The shift in compensation philosophy and peer groups for 2007 did not result in a change to any of the annual incentive target award opportunities for executives.

The determination of MICP awards has two steps. First, the Committee determines the total amount that will be made available for MICP awards to managers and executives, including the named executive officers. To determine the total amount available to fund all MICP awards, we calculate an amount for each participant in the MICP. In effect, that amount is calculated by multiplying the participant’s target award opportunity by a percentage between 0 percent and 200 percent, depending upon the results of the three performance measures described below. The sum of these amounts for all participants is the total amount of funds available to pay MICP awards to all participants, including the named executive officers.

Second, the Committee determines the MICP award to be paid to each executive. This determination is based on the executive’s target award opportunity, the degree to which the Company achieved certain goals, and the executive’s individual performance based on achieving operating performance results. The maximum amount that the Committee can approve for MICP payments to all participants is limited to 4 percent of the Company’s after-tax ongoing net income.

The amount available to fund individual MICP awards is determined annually based on achievement levels for the following three performance measures:

•       our core on-going earnings per share;

•       Progress Energy Carolinas, Inc. (“PEC”), Progress Energy Florida, Inc. (“PEF”), and Progress Ventures, Inc. (“PV”) earnings before interest, taxes, depreciation and amortization (“EBITDA”); and

•       for all executives, except the Chief Executive Officer, achievement of established goals under our Employee Cash Incentive Plan. Each year, we establish 10 Employee Cash Incentive Plan goals by business unit and/or department. Employee Cash Incentive Plan goals include specific and measurable items such as employee safety, customer satisfaction, non-fuel operating and maintenance expenditures, capital expenditures, operating performance, such as the capacity factor of electric generating units, and environmental performance.

The following table summarizes the 2006 MICP performance measures, the performance goals established by the Committee for each measure and the actual performance for each measure.

	2006 Performance Goals (Threshold / Target / Outstanding)	2006 Performance Results
Core On-going Earnings per Share	$2.35 / $2.55 / $2.65	$2.60
PEC EBITDA ($millions)	$1,525 / $1,575 / $1,600	$1,537
PEF EBITDA ($millions)	$895 / $925 / $940	$950
PV EBITDA ($millions)	($92) / ($89) / ($87)	($67)
Employee Cash Incentive Plan Goals	7 of 10 Goals Met	Executive Specific

The Committee can use discretion to adjust results up or down depending on factors that it deems appropriate, such as storm costs and non-recurring items including impairments, restructuring costs, and gains/losses on sales of assets. The Committee uses core ongoing earnings per share as defined and reported by the Company in its annual earnings release. In 2006, the Committee exercised that discretion for three of the measures-PEC EBITDA, PEF EBITDA and PV EBITDA. The Committee adjusted PEC EBITDA results upward by $38 million (to target) to account for the negative impact of unfavorable weather conditions on PEC EBITDA.  The Committee also adjusted PEF EBITDA downward by $17 million and PV EBITDA downward by $21 million to reflect, among other factors, revenues that were higher than forecast and not due to management’s influence. These adjustments resulted in PEF and PV EBITDA performance at 150 percent of target.

Beginning in 2007, the Committee decided to eliminate Employee Cash Incentive Plan as a factor in determining the funding for executive officer MICP awards. Therefore, beginning in 2007, funding for each executive officer’s MICP award will be based on established achievement levels for our earnings per share and PEC and PEF EBITDA. The Committee will still be able to consider Employee Cash Incentive Plan goal achievement in determining any reduction of our executive officers’ MICP awards.

3.   LONG-TERM INCENTIVES

The 2002 Equity Incentive Plan (the “Equity Incentive Plan”) was approved by our shareholders in 2002 and allows the Committee to make various types of long-term incentive awards to Equity Incentive Plan participants, including the named executive officers. The awards may be granted in any combination of options, restricted stock, performance shares or any other right or option payable in the form of stock. Our long-term compensation program currently includes two types of equity-based incentives: restricted stock and performance shares. The Committee has determined that, to accomplish effectively the program’s purpose, equity-based awards should include one-third restricted stock and two-thirds performance shares.

Through 2006, target awards were designed to reflect the 75th percentile of market. In 2007, the Committee approved a reduction to Equity Incentive Plan targets to better align the target opportunity with the revised compensation philosophy of matching target pay with 50th percentile performance. The 2006 and 2007 long-term incentive award targets for the various eligible positions are shown in the table below, expressed as a percentage of base salary at the time of grant.

	Performance Shares Target Award		Restricted Stock Target Award
Position*	2006	2007	2006	2007
Chief Executive Officer	290%	233%	145%	117%
Chief Operating Officer	200%	184%	100%	91%
Chief Financial Officer**	165%	165%	85%	85%
President, PEC	133%	117%	67%	58%
Senior Vice Presidents	110%	100%	55%	50%

*Position held at Progress Energy, Inc. unless otherwise noted.

**Targets were set pursuant to Mr. Scott’s 2005 Amended Employment Agreement and therefore were not reduced.

Grants of equity-based awards typically occur in the first quarter, after the annual earnings release. This timing allows current financial information to be fully disclosed and publicly available.

After October 2004, we ceased granting stock options. We made this change in part because we recognized that the use of options was not an effective method of linking management’s performance with the interests of investors who were highly motivated by dividend performance. We also made the change in part because of new accounting rules that required the expensing of stock options. All previously granted stock options remain valid in accordance with their terms and conditions.

Subject to adjustment as provided in the Equity Incentive Plan, the maximum aggregate number of shares that may be issued under the Plan cannot exceed 15,000,000 shares of Company common stock. This limit does not apply to grants made to replace or assume existing awards in connection with the acquisition of a business. In addition, approximately 1,700,000 shares of Company common stock that remained available for issuance under the 1997 Equity Incentive Plan were transferred to the Equity Incentive Plan. As of December 31, 2006, there were 8,856,790 shares available under the Equity Incentive Plan.

Performance Shares (Grants Through 2006)

The Performance Share Sub-Plan (“PSSP”) authorizes the Committee to issue performance shares to executives as selected by the Committee in its sole discretion. A performance share is a unit granted to a participant, the value of which is equal to the value of a share of the Company’s common stock. The size of each grant is determined using the closing stock price on the last trading day of the year prior to the beginning of the performance period. The Committee may exercise discretion in determining the size of the performance share grant, with the maximum grant size at 125 percent of target.

The performance period for a performance share is the three-consecutive-calendar year period beginning in the year in which it is granted. Historically, there have been two equally weighted performance measures for performance shares—total shareholder return and EBITDA. Performance is measured by comparing the total shareholder return and EBITDA growth for the Company to those of a pre-determined peer group of utilities over the three-year period. Awards are then based on this comparison as outlined below. The pre-determined peer group can be adjusted during the period due to significant events such as mergers and acquisitions.

For purposes of determining performance achievement, EBITDA is calculated for us and our peers beginning with operating income. Operating income is then adjusted for depreciation, amortization, synthetic fuel operating losses, storm costs and other items such as non-recurring events including impairments, restructuring costs, and gains/losses on sales of assets. The Committee has determined that these adjustments are appropriate for measuring Company and peer performance.

The table below shows the peer group used to calculate the performance share awards granted in 2003 and 2004.

Ameren Corporation	Dominion Resources, Inc.	P G & E Corporation
American Electric Power Company, Inc.	DTE Energy Company	PPL Corporation
Allegheny Energy Inc.	Edison International	Pinnacle West Capital
Centerpoint Energy Group, Inc.	Entergy Corporation	Southern Company
Cinergy Corporation	Exelon Corporation	TECO Energy
CMS Energy Corporation	FirstEnergy Corporation	TXU Corporation
Consolidated Edison, Inc.	FPL Group, Inc.	XCEL Energy, Inc.

Beginning with the 2005 performance share grants payable in 2008, Towers Perrin recommended and the Committee approved an expansion of the peer group to include the following seven companies: Northeast Utilities, Duke Energy, Wisconsin Energy Company, Constellation Energy Group, PEPCO Holdings Inc., SCANA Corporation, and Public Service Enterprise Group.

The table below shows the performance standard and multiplier for each of the two performance measures—total shareholder return and EBITDA growth:

Total Shareholder Return (weighted 50%)		EBITDA Growth (weighted 50%)
Performance vs. Peer Group	Multiplier	Performance vs. Peer Group	Multiplier
5% or better	200%	5% or better	200%
4.0—4.99	175%	4.0—4.99	175%
3.0—3.99	150%	3.0—3.99	150%
2.0—2.99	125%	2.0—2.99	125%
1.0—1.99	100%	1.0—1.99	100%
(.99)—0.99	50%	0.0—0.99	50%
(1.0)—(1.99)	25%	Less than 0	0%
(2.0) or less	0%

For instance, with respect to the 2003 performance share grants paid in 2006, our total shareholder return for the period was 5.92 percent, and the average peer group total shareholder return was 25.57 percent, resulting in a difference of negative 19.65 percent. Referring to the table above, this comparative result yields a total shareholder return multiplier of 0 percent. Our annual EBITDA growth rate for the period was 3.59 percent and the average peer group EBITDA growth rate was 3.40 percent, resulting in a difference of 0.19 percent. Referring to the table above, this comparative result yields an EBITDA multiplier of 50 percent. The total payout for 2003 performance shares was then determined by averaging the 0 percent payout for total shareholder return and the 50 percent payout for EBITDA, resulting in a total payout of 25 percent of target.

Performance share awards in 2006 were paid in cash. Beginning in 2008, performance share awards will be paid in Company common stock. There is no discretionary element associated with the payment of the performance shares.

Performance Shares (2007 Grants)

In 2007, the Committee, along with its compensation advisor, concluded that the performance share component of long-term incentive compensation has failed to meet the primary objectives of the executive compensation philosophy. The Committee recognized that management has both preserved and grown shareholder value since the 2000 merger of Carolina Power & Light and Florida Progress that created Progress Energy. The Committee also recognized that management has successfully executed our strategy to divest of non-core businesses. Finally, the Committee recognized that management has positioned the Company well to focus on delivering future value to investors through the profitable growth of our two primary subsidiaries, PEF and PEC. The Committee observed that previously issued performance share grants have not been effective at linking these significant achievements to long-term compensation. As such, the Committee concluded that the performance share metrics have had and will continue to have little relevance in motivating and measuring management’s performance in executing our business strategy and in producing value for our investors. In an effort to overcome the ineffectiveness of the previous performance metrics, the Committee redesigned the PSSP by adopting new performance metrics for the performance shares and by adopting a transition plan. The redesigned PSSP is intended to be competitive for retention purposes and to better motivate, align and measure management’s performance. The remainder of this section provides a discussion of the redesigned PSSP and the transition plan.

Background

The PSSP was designed and implemented in 1997. At the time, the electric utility industry consisted primarily of vertically integrated state-regulated entities, that owned generation, transmission and distribution assets and had prices (rates) that were generally set by state regulatory commissions.

Against this backdrop, the Committee adopted the total shareholder return performance metrics related to the PSSP. In 1999, the Committee added performance metrics related to EBITDA growth. Both the total shareholder return and EBITDA growth metrics were measured in part on an absolute basis and in part in comparison to the average of our Peer Group in order to determine relative performance.

As the 1990s progressed, many regulated utilities began pursuing diversification strategies, and some began participating in processes that would eventually lead to the deregulation of generation assets (meaning that the vertically integrated regulated business model would be replaced).

As deregulation and diversification strategies continued into the early 2000s, it became clear that the vertically integrated regulated business model was evolving into various business models. In states where new regulatory policies were enacted, companies reacted by pursuing some of the following diverging strategies:

•       selling their generation assets and becoming distribution focused;

•       spinning off their generation assets into non-state-regulated subsidiaries and retaining the regulated distribution business as well;

•       focusing on acquiring generation assets in competitive markets and creating unregulated subsidiaries to go along with their still vertically integrated regulated utilities; or

•       continuing to operate in the traditional vertically integrated and primarily state-regulated mode.

In summary, there was a significant restructuring of the utility business over this time frame.

In 2001, what is generally known as the California energy crisis essentially halted state deregulation activities. The crisis also initiated a credit crisis that resulted in many companies with large trading operations receiving substantial equity devaluations. Several of those companies entered bankruptcy. The impact of this industry transformation was dramatic.

Since our merger with Florida Progress in December of 2000, we have remained committed to a primarily vertically integrated state-regulated business model. We have also been focused on divesting unrelated non-energy businesses that had come with the acquisition of Florida Progress.

Since 2000, the Committee has observed a high degree of volatility in the performance metrics of the PSSP peer companies. Peer companies with poor (in some cases catastrophic) performance one year often demonstrated significant positive returns as they rebounded from historical lows. This volatility dramatically impacted the way our relative performance was assessed in terms of PSSP metrics. In addition to the unstable performance results by the peer group companies, the Committee observed that the companies included in the peer group were significantly changing on a regular basis as a result of merger activity or severe financial distress. For example, more than 30 percent of the companies included in the original peer group ceased to exist by the end of the first three-year PSSP performance period.

In 2004, the Committee began discussing with its compensation consultant the degree to which the PSSP was effectively measuring and rewarding our performance and aligned with our strategy and business model. In 2005, the Committee revised the PSSP peer group evaluation process in an attempt to address the volatility in financial results that was being observed in the electric utility industry. In 2006, in response to continued observations of volatility in financial results of our then-recognized peer groups, the Committee authorized its new compensation consultant to undertake a redesign of the PSSP. The redesigned PSSP program, effective for grants beginning in 2007, is described under “New PSSP Performance Metrics” below.

New PSSP Performance Metrics

In 2007, the Committee adopted a new PSSP (referred to as the “2007 PSSP”) to provide that, beginning with the 2007 grants, performance shares issued under the 2007 PSSP would utilize total shareholder return as the sole metric for determining the amount of an award upon vesting. In order to ensure that the performance metrics are not unduly affected by price to earnings ratio changes that are largely beyond management’s control, the Committee designed the total shareholder return performance metrics to be calculated assuming a constant price to earnings ratio, which would be set at the beginning of each grant’s performance period. The performance metric also uses core ongoing earnings as the earnings component for performance measurement purposes. The 2007 PSSP was adopted by the Committee to support its desire to better align the long-term performance metrics with the interests of our shareholders and to emphasize our focus on sustained growth of our dividend and earnings per share. As a result of this change, peer groups will continue to be used for setting compensation amounts for executives, but will not be used in a relative performance metric.

Performance shares issued under the 2007 PSSP continue to comprise two-thirds of a named executive officer’s long-term incentive compensation, with the balance consisting of restricted stock units.

Transitional PSSP Plan

In addition to redesigning the performance metrics associated with the PSSP, the Committee also concluded that, due to the way the performance metrics for the currently outstanding performance shares are structured, payouts to management under the PSSP would not be effective at measuring past performance and would likely not reflect achievement of our financial goals during the three-year transition period prior to performance share payouts under the redesigned PSSP program. Therefore, the Committee requested that the compensation consultant also assist in designing a transition plan to bridge the old plan and the new plan. This transition plan would be consistent with the objectives behind the new performance metrics and would better align pay with performance in the context of our strategic plan. In making this decision, the Committee considered that:

•       the PSSP participants have been successful in positioning us to meet the long-term challenges that lie ahead;

•       over the past few years, it has been reviewing the performance metrics utilized under the PSSP and is satisfied that the outstanding PSSP grants were not effective at measuring our performance over the grant term; and

•       it desired to motivate participants’ future performance and reward the participants’ efforts in financial and operational achievement during the transition period, including our achievement of the desired total shareholder return targets for each year in the performance period.

To address these issues, the Committee awarded interim grants of performance units to our officers (the “Transitional Grants”) in addition to the annual PSSP grant under the 2007 PSSP. The Transitional Grants were made by the Committee to address Committee concerns about the effectiveness of the previous PSSP performance metrics and to focus the Company’s officers on consistent performance metrics over the two interim years prior to the 2007 PSSP’s metrics (solely based on total shareholder return) being measured and awarded. Under the 2007 PSSP, the Transitional Grants set total shareholder return as the sole metric for determining the amount of the award and assumes a fixed price to earnings ratio for the Company as described in “New PSSP Performance Metrics” above. Any award from the

Transitional Grants will be reduced by awards, if any, from the currently outstanding performance shares vesting in the same year.

The Transitional Grants consist of two separate grants with one vesting in 2008 and one vesting in 2009. The amount of each grant to the named executive officers was equal to such officers’ revised PSSP long-term incentive target for 2007. Under the terms of the Transitional Grants, the amount of the actual payout opportunity ranges from 0 percent to 200 percent of the grant amount, based on our performance.

Restricted Stock

The restricted stock component of the current long-term incentive program helps us retain executives and aligns the interests of shareholders and management by rewarding executives for increasing shareholder value. Executive officers typically receive a grant of service-based restricted stock, based on their target award, in the first quarter of each year. The size of each grant is based on the executive officer’s target and determined using the closing stock price on the last trading day prior to the Committee’s action. The Committee establishes target levels based on the peer group information discussed under the caption “Benchmarking” above. The service restrictions on annual restricted stock grants generally lift on one-third of the stock on each of the third through fifth anniversaries of the grant date. The Committee believes that annual service-based awards of restricted stock are the preferable long-term incentive for purposes of retaining an experienced and capable management team.

The Committee also may issue ad hoc grants of restricted stock to executives in its discretion. Restrictions on ad hoc grants can be performance-based or service-based at the Committee’s discretion.

Beginning 2007, the Committee will issue restricted stock units rather than restricted stock. The restricted stock units will have the vesting requirements described above and will pay a quarterly dividend (or dividend equivalent) equal to the amount of any dividends paid on our common stock.

4.   SUPPLEMENTAL SENIOR EXECUTIVE RETIREMENT PLAN

We sponsor the Supplemental Senior Executive Retirement Plan (“SERP”), which provides a supplemental, unfunded pension benefit for executive officers who have at least 10 years of service and at least three years of service on our Senior Management Committee. The SERP is designed to provide pension benefits above those earned under our qualified pension plan. The vesting requirements of the SERP serve to aid in retention. Total years of service attributable to an eligible executive officer may consist of actual or deemed years. The Committee grants deemed years of service on a case-by-case basis depending upon our need to attract and retain a particular executive officer. All of our named executive officers are fully vested in the SERP.

Payments under the SERP are made in the form of an annuity, payable at age 65. The monthly SERP payment is calculated using a formula that equates to 4 percent per year of service (capped at 62 percent) multiplied by the average monthly eligible pay for the highest completed 36 months of eligible pay. Eligible pay includes base salary and annual incentive. Benefits under the SERP are fully offset by Social Security benefits and by benefits paid under our qualified pension plan. An executive officer, who is age 55 or older with at least 15 years of service, may elect to retire and request to be allowed to commence his or her SERP benefit prior to age 65. This request must be recommended to the Committee by the Chief Executive Officer and approved by the Committee. Taking the SERP benefit early will result in a 2.5 percent decrease in the executive officer’s benefits for each year that he or she is younger than age 65.

5.   MANAGEMENT CHANGE-IN-CONTROL PLAN

We sponsor a Management Change-In-Control Plan (the “CIC Plan”) for selected employees. The purpose of the CIC Plan is to retain key management employees who are critical to the success of any transition resulting from a change-in-control of the Company.

The Committee has the sole authority and discretion to designate employees and/or positions for participation in the CIC Plan. The Committee has designated certain positions, including the named executive officer positions, for participation in the CIC plan.    Participants are not eligible to receive any of the CIC Plan’s benefits absent both a change-in-control of the Company and an involuntary termination of the participant’s employment without cause, including voluntary termination for good reason. Good reason termination includes changes in employment circumstances such as:

•       a reduction of base salary or incentive targets;

•       certain reductions in position or scope of authority;

•       a significant change in work location; or

•       a breach of provisions of the CIC Plan.

The CIC Plan provides separate tiers of severance benefits based on the position a participant holds within our company. The continuation of health and welfare benefits coverage and the degree of excise tax gross-up for terminated participants align with the length of time during which they will receive severance benefits.

The following table sets forth the key provisions of the CIC Plan benefits as it relates to our named executive officers:

	Tier I	Tier II
Eligible Positions	Chief Executive Officer, Chief Operating Officer, Presidents	Senior Vice Presidents
Cash Severance	300% of base salary & MICP	200% of base salary & MICP
Health & Welfare Coverage Period	Coverage up to 36 months	Coverage up to 24 months
Gross-ups	Full gross-up of excise tax	Conditional gross-up of excise tax

Additionally, the following benefits are potentially available to named executive officers upon a change-in-control.

Benefit	Description
Annual Incentive	100% of target bonus
Restricted Stock Agreements	Restrictions are fully removed on all outstanding grants upon termination and executive takes full and unrestricted ownership of shares
Performance Share Sub-Plan	Outstanding grants vest as of the termination date and interim calculations are made to determine payout
Stock Option Agreements	Rights dependent upon whether option has been assumed by successor
Supplemental Senior Executive Retirement Plan	Participant shall be deemed to have met minimum service requirements for benefit purposes. Participant shall be entitled to payment of benefit under the SERP
Deferred Compensation	Entitled to payment of accrued benefits in all accrued non-qualified deferred compensation plans
Split-Dollar Life Insurance Policies*	We pay all premiums due under a split-dollar life insurance arrangement under which the terminated participant is the insured

* Prior to 2003, we sponsored an executive split-dollar life insurance program. The plan provided life insurance coverage approximately equal to three times salary for executive officers. During 2003, we discontinued our executive split-dollar program for all future executives and discontinued our payment of premiums on existing split-dollar policies for senior executives in response to final split-dollar regulations and the Sarbanes-Oxley Act of 2002.

In the event of a change-in-control of the Company, each named executive officer can receive the greater of benefits provided under the CIC Plan or severance benefits provided under his employment agreement.

The CIC Plan also permits the Board to establish a non-qualified trust to protect the benefits of the impacted participants. This type of trust generally is established to protect nonqualified and/or deferred compensation against various risks such as change-in-control or a management change-of-heart. Any such trust the Board establishes will be irrevocable and inaccessible to future or current management, and may be currently funded. To date, no such trust has been funded with respect to any of our executive officers.

6.   EMPLOYMENT AGREEMENTS

Each executive has an employment agreement that documents the Company’s relationship with that executive and protects the Company through non-competition and non-interference provisions. We provide these agreements to the executives as a means of attracting and retaining them. Each agreement has a term of three years.  When an agreement’s remaining term diminishes to two years, the agreement automatically adds another year to the term unless we give 60 days advance notice that we do not want to extend the agreement. If a named executive officer is terminated without cause during the term of the agreement, he is entitled to his base salary for the remaining term of the agreement, as well as up to 18 months of COBRA reimbursement.

7.   EXECUTIVE PERQUISITES

We provide certain perquisites and other benefits to our executives in lieu of including the costs of those benefits in the executive’s base salary. Under this approach, the costs of perquisites and other personal benefits are not considered part of base salary and therefore do not affect the calculation of awards and benefits under our various compensation arrangements (e.g., incentive compensation plans and post-employment compensation arrangements). The Committee believes that the perquisites we provide to our executives are reasonable, competitive and consistent with our overall executive compensation program in that they help us attract and retain skilled and qualified executives. Executives receive gross-up payments for state and federal income tax obligations related to the perquisites. Amounts attributable to perquisites are disclosed in the “All Other Compensation” column of the Summary Compensation Table. The total value of perquisites, excluding tax gross-ups, received by our named executive officers in 2006, was between $40,000 and $65,000. Each named executive officer receives the perquisites described in the table below.

Perquisite	Description
Car Allowance

Covers car payments, wear and tear, and up to 14,000 business miles driven per calendar year. Executive officers receive the following annual car allowance: Chief Executive Officer/Chief Operating Officer—$18,600; Presidents—$16,200; Senior Vice Presidents—$14,400.

Financial Planning/Tax	We will pay for personal financial planning and counseling as well as
Preparation Services	personal tax preparation services.
Estate Planning Services	An annual allowance of up to $5,000 for the purpose of purchasing estate planning counseling and services.
Country Club	Membership in an approved country club of his choice; the country club must
Membership	not discriminate on any basis.
Luncheon Club Membership	Membership in an approved luncheon club of his choice.
Executive Physical	An extensive physical at a clinic specializing in executive physicals, every other year. We reimburse the executive for up to $2,500 for such a physical.
Spousal Air Travel

We will pay for an executive officer’s spouse to travel to business meetings if spousal attendance is required by us. This includes first class air travel, chartered air travel or travel on the corporate aircraft.

Personal Travel on	Executive officers may use corporate aircraft for personal travel under very
Corporate Aircraft	limited circumstances as authorized by the Chief Executive Officer.
Airline Club Membership	Membership in one airline club of his choice.
Home Security	An installed home security system. We also pay the appropriate monitoring fees.
Health Club Membership	Membership in a health club of his choice.
Home Computer	A personal computer for use at home. We also pay monthly fees for Internet access.
Accidental Death and Dismemberment (AD&D) Insurance	We purchase $500,000 of AD&D insurance for each executive officer.
Car Washes	Car wash services for our executives’ vehicles.
Event Tickets	Tickets to various cultural arts and sporting events are made available to executive officers.

During 2007, the Committee intends to evaluate the perquisites provided to the named executive officers in order to determine whether the current perquisite program is competitive and reasonable.

8.   OTHER BROAD-BASED BENEFITS

The following additional benefits are provided to all of our regular, full-time, non-bargaining employees, including the named executive officers.

401(k) Savings & Stock Ownership Plan

Our employees may defer up to 18 percent of their base pay (subject to the applicable IRS limit) in the Progress Energy 401(k) Savings & Stock Ownership Plan (the “401(k) Plan”). The deferrals may be invested in the Company’s common stock and other investment options. We make a matching allocation of 50 percent on the first 6 percent of deferrals, up to 3 percent of eligible base salary earnings. Our matching allocation is increased by up to an additional 50 percent based on the employee’s business unit and/or department achievement of the Employee Cash Incentive Plan goals. The Company matches are made in Company common stock. Company matching allocations are included in the “All Other Compensation” column of the Summary Compensation Table included in this proxy statement.

Pension Plan

Our employees participate in the Progress Energy Pension Plan (the “Pension Plan”), a funded, tax-qualified, noncontributory defined-benefit pension plan. Our Pension Plan uses a cash balance formula to accrue benefits. Employees are eligible to participate in the Pension Plan after completing one year of service and accrue benefits throughout their career. Benefits are payable after termination of employment either in the form of an annuity or a lump sum payment. An employee is vested in the right to receive pension benefits after completing five years of service.

Health and Welfare Benefits

Benefits such as medical, dental, vision, life insurance and long-term disability coverage are available to all employees who participate in our flexible benefits plan. We provide up to $50,000 of employee term life insurance coverage and long-term disability coverage equal to 60% of monthly earnings. In addition, we provide retiree medical, dental, vision and life insurance coverage to employees who meet certain age and service requirements under the applicable plans.

9.   DEFERRED COMPENSATION

We sponsor the Management Deferred Compensation Plan (the “MDCP”), an unfunded, deferred compensation arrangement. The plan is designed to provide executives with tax deferral options, in addition to those that are available under the existing qualified plans. An executive may elect to defer up to 50 percent of his or her salary for a minimum of five years or until his or her date of retirement. Executives also receive deferred compensation credits of 3 percent of their base salary over the IRS statutory compensation limit on 401(k) retirement plans. An additional credit of up to 3 percent may be credited based on the achievement of Employee Cash Incentive Plan goals. These Company matching allocations are allocated to an account that will be deemed initially to be invested in shares of a stable value fund within the MDCP. Each executive may reallocate his or her deferred compensation among the other available deemed investment funds that mirror those options available under the 401(k) plan

Executives can elect to defer up to 100 percent of their MICP and/or performance share awards. The deferral option is provided as an additional benefit to executive officers to provide flexibility in the receipt of compensation. All deferred awards are deemed to be invested in performance units, generally equivalent to shares of the Company’s common stock. For MICP deferred awards, the initial number of deemed performance units are determined by applying a 15 percent discount to the Company common stock price. The 15% discount is provided to encourage participation and to increase our executives’ overall stock ownership. The performance share deferred awards do not receive a discount.

III.   2006 COMPENSATION DECISIONS

The following section describes how the Committee applied each element to determine the compensation paid to each of the named executive officers for the services they provided to us in 2006.

BASE SALARY

The Committee established the base salaries of the named executive officers for 2006, as set forth in the Summary Compensation Table. Job values for 2006 salary decisions were established at the 75th percentile of market as described in the “Base Salary” section in Part II of this CD&A.

For 2006, the Committee approved a 22 percent salary increase for Mr. McGehee, taking his base salary to $1,220,000, which placed his salary at 100 percent of job value. This placed his salary at the 75th percentile of market. For Mr. McGehee’s position, the benchmarking information showed that the difference between the 50th percentile and the 75th percentile was $85,000, or only 7.5 percent of the 50th percentile base salary. Mr. McGehee’s salary increase was due in part to a 6 percent increase in the job value for his position. The Committee also considered Mr. McGehee’s performance in leading the Company to meet its strategic objectives in 2005 and the Committee’s desire to retain Mr. McGehee in his current position.

Also in 2006, Mr. McGehee recommended and the Committee approved a 12 percent pay increase for Mr. Johnson, taking his base salary to $730,000, which placed him at 91 percent of his job value. This placed his salary at the 56th percentile of market. For Mr. Johnson’s position, the benchmarking information showed that the difference between the 50th percentile and the 75th percentile was $90,000, or 13 percent of the 50th percentile base salary. There was no increase in Mr. Johnson’s job value in 2006.

Mr. McGehee also recommended and the Committee approved a 19 percent salary increase for Mr. Scott, taking his base salary to $625,000, which placed him at 89 percent of his job value. This placed his salary at the 50th percentile of market. For Mr. Scott’s position, the benchmarking information showed that the difference between the 50th percentile and the 75th percentile was $80,000, or 13 percent of the 50th percentile base salary. Mr. Scott’s salary increase was based on a 27 percent increase in his job value, which reflected the additional responsibilities he assumed upon becoming our Chief Financial Officer.

Mr. McGehee recommended and the Committee approved a 3 percent salary increase for Mr. Hinnant, taking his base salary to $480,000, which placed his salary at 97 percent of job value. This placed his salary at the 70th percentile of market. For Mr. Hinnant’s position, the benchmarking information showed that the difference between the 50th percentile and the 75th percentile was $70,000, or 16 percent of the 50th percentile base salary. Mr. Hinnant’s job value increased 5 percent in 2006.

Mr. McGehee recommended and the Committee approved a 3 percent salary increase for Mr. Day, taking his base salary to $395,000, which placed his salary at 101 percent of job value. This placed his salary at 79th percentile of market. For Mr. Day’s position, the benchmarking information showed that the difference between the 50th percentile and the 75th percentile was $35,000, or 10 percent of the 50th percentile base salary. Mr. Day’s job value increased 7 percent in 2006.

ANNUAL INCENTIVE

As noted above in Section II of this CD&A, the Committee exercises its discretion to determine the MICP awards for the named executive officers. In making that determination, the Committee considers the target award opportunity for each named executive officer and the performance of the named executive officer, the overall operational and financial performance of the Company and the performance of the organization for which the named executive officer is responsible. The named executive officer’s MICP target award opportunities are set forth in the table below, expressed as a percentage of their base salaries.

Named Executive Officer	Position	Target Award Opportunities
Robert B. McGehee	Chairman and Chief Executive Officer	85%
William D. Johnson	President and Chief Operating Officer	70%
Peter M. Scott III	Executive Vice President and Chief Financial Officer	63%
Fred N. Day IV	President and Chief Executive Officer, Progress Energy Carolinas, Inc.	55%
Clayton S. Hinnant	Senior Vice President and Chief Nuclear Officer	45%

For 2006, the Committee awarded Mr. McGehee an MICP award equal to 180 percent of his target award, which equates to an award of $1,790,000. That award is $796,154 more than Mr. McGehee would have received if he had been given an award at his target award level. In making the award to Mr. McGehee, the Committee considered the Company’s performance on earnings per share at 150 percent of target, his role in repositioning the Company’s strategy to focus on its regulated electric utility businesses, and his overall performance in meeting operational and leadership goals for 2006.

For 2006, the Committee awarded Mr. Johnson an MICP award equal to 180 percent of his target award, which equates to an award of $895,000. That award is $396,923 more than Mr. Johnson would have received if he had been given an award at his target award level. In making the award to Mr. Johnson, the Committee considered the Company’s performance on financial and operational metrics, his role in repositioning the Company’s strategy to focus on its regulated electric utility businesses, and his overall performance in meeting operational and leadership goals for 2006.

For 2006, the Committee awarded Mr. Scott an MICP award equal to 181 percent of his target award, which equates to an award of $685,000. That award is $305,788 more than Mr. Scott would have received if he had been given an award at his target award level. In making the award to Mr. Scott, the Committee considered the Company’s performance on earnings per share at 150 percent of target, his role in repositioning the Company’s strategy to focus on its regulated electric utility businesses, and his overall performance in meeting operational and leadership goals for 2006.

For 2006, the Committee awarded Mr. Day an MICP award equal to 155 percent of his target award, which equates to an award of $335,000. That award is $119,019 more than Mr. Day would have received if he had been given an award at his target award level. In making the award to Mr. Day, the Committee considered the Company’s and PEC’s performance on operational and financial metrics, and his overall performance in meeting operational and leadership goals for 2006.

For 2006, the Committee awarded Mr. Hinnant an MICP award equal to 149 percent of his target award, which equates to an award of $320,000. That award is $105,558 more than Mr. Hinnant would have received if he had been given an award at his target award level. In making the award to Mr. Hinnant, the Committee considered the Company’s performance on operational and financial metrics, the nuclear operational performance, and his overall performance in meeting operational and leadership goals for 2006.

LONG-TERM INCENTIVES

Restricted Stock

Restricted stock was granted during the first quarter of 2006 to each named executive officer in accordance with his pre-established target.  These grants are included in the Grants of Plan-Based Awards Table. No ad hoc grants were given to named executive officers in 2006.

Performance Shares

For 2006, we incurred expense for four performance share grants as described below. After half of the performance period is complete, expected payout for each of the performance share grants is revised quarterly based on the period-to-date results and the probability of achieving a certain level of performance. The expense associated with these grants is reflected in the “Stock Awards” column and associated footnotes of the Summary Compensation Table included in this proxy statement.

For the 2003 performance shares that vested in 2006, payout was made at 25 percent of target based on a 50 percent multiplier for the EBITDA component and a 0 percent multiplier for the total shareholder return component as described in the “Performance Shares” discussion in Part II of this CD&A. The 25 percent payout was a reduction from the expected payout of 50 percent that was assumed at the end of 2005. This reduction required a reversal of prior year expense and resulted in negative compensation expense in 2006 for each of the named executive officers.

For the 2004 and 2005 performance shares that vest in 2007 and 2008, respectively, the expected payout for expense purposes was reduced from target at the end of 2005 to an expected payout of 0 percent at the end of 2006. This reduction was based on the relative performance-to-date of the total shareholder return and EBITDA measures. This reduction in expected payout required a reversal of prior year expense and resulted in negative compensation expense for these performance shares in 2006.

For the performance shares granted in 2006, performance-to-date reflects a 0 percent payout; however, our practice is to not adjust expected payout for expense purposes until the performance period is at least halfway complete. Since Messrs. McGehee, Scott, Day, and Hinnant were retirement eligible under the 2002 Equity Incentive Plan, generally accepted accounting principles require that their performance shares be fully expensed in 2006.

IV. COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed this CD&A with management as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Committee recommended to the Company’s Board of Directors that the CD&A be included in this Proxy Statement.

Organization and Compensation Committee

E. Marie McKee, Chair
Edwin B. Borden
David L. Burner
Harris E. DeLoach, Jr.
W. Steven Jones
John H. Mullin, III

Unless specifically stated otherwise in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the foregoing Compensation Committee Report shall not be deemed soliciting material, shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

COMPENSATION TABLES

The following are the required tables and related narratives detailing the compensation to each named executive officer. The format of the tables generally is prescribed by the SEC and the data they present is factual in nature and not subject to discretion.

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table discloses the compensation of our Chief Executive Officer, Chief Financial Officer, and the other three highest paid executive officers in 2006. The values in the table reflect the compensation expense as required by generally accepted accounting principles, in particular, FAS 123R. For instance, our stock option program was discontinued in 2004, but because options are expensed over the vesting period, the table reflects the remaining expense for options that vested in 2006. Similarly, performance shares granted in 2006 generally are expensed over the applicable vesting period. However, since Messrs. McGehee, Scott, Hinnant, and Day were retirement eligible under the 2002 Equity Incentive Plan as of December 31, 2006, full recognition of expense associated with the expected payout of outstanding performance shares was required. Additionally, column (h) is dependent upon actuarial assumptions for determining the amounts included. A change in these actuarial assumptions would impact the values shown in this column. Where appropriate, we have indicated the major assumptions in the footnotes to column (h).

Name and Principal Position	Year	Salary[1] ($)	Bonus ($)	Stock Awards[2] ($)		Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)		All Other Compensation[6] ($)		Total ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)		(i)		(j)
Robert B. McGehee, Chairman and Chief Executive Officer[7]	2006	$1,169,231	N/A	$2,043,766	[8]	$ 86,364	$1,790,000	$4,527,694	[9]	$240,226	[10]	$9,857,281
William D. Johnson, President and Chief Operating Officer	2006	$711,539	N/A	$1,029,242	[11]	$ 44,790	$895,000	$985,266	[12]	$153,133	[13]	$3,818,970
Peter M. Scott III, Executive Vice President and Chief Financial Officer	2006	$601,923	N/A	$1,613,490	[14]	$ 41,588	$685,000 [15]	$1,109,862	[16]	$145,674	[17]	$4,197,537
Clayton S. Hinnant, Senior Vice President and Chief Nuclear Officer, PEC and PEF	2006	$476,539	N/A	$264,833	[18]	$ 31,192	$320,000	$442,095	[19]	$158,818	[20]	$1,693,477
Fred N. Day IV, President and Chief Executive Officer, PEC	2006	$392,692	N/A	$269,404	[21]	$ 35,190	$335,000	$582,051	[22]	$103,186	[23]	$1,717,523

1Consists of base salary earnings prior to (i) employee contributions to the Progress Energy 401(k) Savings & Stock Ownership Plan and (ii) voluntary deferrals, if any, under the Management Deferred Compensation Plan. See “Deferred Compensation” discussion in Part II of the CD&A. Salary adjustments, if necessary, generally occur in March of each year.

2Includes the 2006 expense related to restricted stock and performance share awards for financial statement reporting purposes in accordance with FAS 123R, excluding forfeitures.

3Includes the value of stock options that were granted prior to 2006 and expensed in 2006 for financial statement reporting purposes in accordance with FAS 123R, excluding forfeitures. We ceased granting stock options in 2004. No additional expense remains with respect to our discontinued stock option program. All options were vested as of the end of 2006.

4Includes the awards given under the Management Incentive Compensation Plan for 2006 performance.

5Includes the change in present value of the accrued benefit under the Progress Energy Pension Plan, SERP, and/or Restoration Plan where applicable. In addition, it includes the above market earnings on deferred compensation under the Deferred Compensation Plan for Key Management Employees. The SERP current incremental present value was determined using actuarial present value factors as provided by our actuarial consultants, Buck Consultants, based on FAS mortality assumptions post-65 and FAS discount rates of 5.7% for calculating the December 31, 2005, accrued benefit and 6.0% for the December 31, 2006, accrued benefit. The Deferred Compensation Plan for Key Management Employees was discontinued in 2000 and replaced with the Management Deferred Compensation Plan, which does not have a guaranteed rate of return. The Deferred Compensation Plan for Key Management Employees provides a fixed rate of return of 10.0% on deferred amounts, which was 2.7% above the market interest rate of 7.3% at the time the plan was frozen in 1996. Named executive officers who were participants in the Deferred Compensation Plan for Key Management Employees continue to receive the plan benefits with respect to amounts deferred prior to its discontinuance. The above market earnings under the Deferred Compensation Plan for Key Management Employees are included in this column for Messrs. McGehee, Johnson, Hinnant and Day.

6Includes the following items: Company match contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan and Management Deferred Compensation Plans; perquisites and tax gross-ups; change in benefit value under the Supplemental Deferred Compensation Program agreement; and the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance program. The two drivers of expense under the Executive Permanent Life Insurance program are the number of years remaining until the policy splits and the Company portion of the premium. The greater the number of years until rollout, the higher the cost to us to provide the future benefit.

7Mr. McGehee does not receive additional compensation for his service on our Board of Directors.

8Includes the following expense for performance shares and restricted stock. PSSP grants: 2003 grant—($248,602); 2004 grant—($926,401); 2005 grant—($1,417,638); 2006 grant—$2,923,104. Negative expense for the 2003, 2004, and 2005 grants was due to the reversal of a portion of the accrued expense on December 31, 2005, as compared to (i) the actual payout in 2006 for the 2003 grant or (ii) the estimated payout as of December 31, 2006, for the 2004 and 2005 grants. Restricted stock amortization: $1,713,303.

9Includes changes in present value of the accrued benefit during 2006 for the following plans: Progress Energy Pension Plan: $48,771; SERP: $4,469,983 primarily due to increase in average monthly eligible pay over past 36 months. In addition, this includes the above market earnings on compensation deferred under the Deferred Compensation Plan for Key Management Employees of $8,940.

10Consists of (i) $11,640 in Company contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan; (ii) $10,907 in dollar value of premiums related to the Executive Permanent Life Insurance program based on 1 year until policy splits and total policy premium of $121,265; (iii) $47,437 in deferred compensation credits pursuant to the terms of the Management Deferred Compensation Plan; (iv) $108,357 in gross-up payments for certain federal and state income tax obligations; and (v) $61,885 in perquisites including $15,110 for financial and estate planning and $18,600 for auto allowance.

11Includes the following expense for performance shares and restricted stock. PSSP grants: 2003 grant—($130,292); 2004 grant—($264,714); 2005 grant—$279,619; 2006 grant—$436,783. Negative expense for the 2003 and 2004 grants was due to the reversal of a portion of the accrued expense on December 31, 2005, as compared to (i) the actual payout in 2006 for the 2003 grant or (ii) the estimated payout as of December 31, 2006, for the 2004 grant. Restricted stock amortization: $707,847.

12Includes changes in present value of the accrued benefit during 2006 for the following plans: Progress Energy Pension Plan: $32,154; SERP: $946,321 primarily due to increase in average monthly eligible pay over the past 36 months. In addition, this includes the above market earnings on compensation deferred under the Deferred Compensation Plan for Key Management Employees of $6,791.

13Consists of (i) $10,695 in Company contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan; (ii) $16,671 in dollar value of premiums related to the Executive Permanent Life Insurance program based on 13 years until policy splits and total policy premium of $44,500; (iii) $23,326 in deferred compensation credits pursuant to the terms of the Management Deferred Compensation Plan; (iv) $43,686 in gross-up payments for certain federal and state income tax obligations; and (v) $58,755 in perquisites including $14,540 for financial and estate planning and $18,600 for auto allowance.

14Includes the following expense for performance shares and restricted stock. PSSP grants: 2003 grant—($120,072); 2004 grant—($245,975); 2005 grant—$359,521; 2006 grant—$873,137. Negative expense for the 2003 and 2004 grants was due to the reversal of a portion of the accrued expense on December 31, 2005, as compared to (i) the actual payout in 2006 for the 2003 grant or (ii) the estimated payout as of December 31, 2006, for the 2004 grant. Restricted stock amortization: $746,879.

15Pursuant to the amendment dated August 5, 2005, to Mr. Scott’s employment agreement, the Committee exercised their discretion under the MICP to increase the award to Mr. Scott based upon Mr. Scott’s performance, with such increase based upon a target award equal to 63% of Mr. Scott’s base salary for the year.

16Includes changes in present value of the accrued benefit during 2006 for the following plans: Progress Energy Pension Plan: $27,056; SERP: $1,082,806 primarily due to increase in service accrual percentage from 56% to 60% due to additional year of service and increase in average monthly eligible pay over the past 36 months.

17Consists of (i) $11,168 in Company contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan; (ii) $33,995 in dollar value of premiums related to the Executive Permanent Life Insurance program based on 8 years until policy splits and the total policy premium of $110,475; (iii) $18,309 in deferred compensation credits pursuant to the terms of the Management Deferred Compensation Plan; (iv) $39,198 in gross-up payments for certain federal and state income tax obligations; and (v) $43,004 in perquisites including $18,252 for financial and estate planning and $16,200 for auto allowance.

18Includes the following expense for performance shares and restricted stock. PSSP grants: 2003 grant—($91,185); 2004 grant—($178,270); 2005 grant—($250,032); 2006 grant—$515,568. Negative expense for the 2003, 2004, and 2005 grants was due to the reversal of a portion of the accrued expense on December 31, 2005, as compared to (i) the actual payout in 2006 for the 2003 grant or (ii) the estimated payout as of December 31, 2006, for the 2004 and 2005 grants. Restricted stock amortization: $268,752.

19Includes changes in present value of the accrued benefit during 2006 for the following plans: Progress Energy Pension Plan: $84,742; SERP: $342,989 primarily due to increase in average monthly eligible pay over the past 36 months. In addition, this includes the above market earnings on compensation deferred under the Deferred Compensation Plan for Key Management Employees of $14,364.

20Consists of (i) $9,750 in Company contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan; (ii) $18,541 in dollar value of premiums related to the Executive Permanent Life Insurance program based on 3 years until policy splits and total policy premium of $113,750 ; (iii) $11,521 in deferred compensation credits pursuant to the terms of the Management Deferred Compensation Plan; (iv) $20,260 in gross-up payments for certain federal and state income tax obligations; (v) $40,745 in perquisites including $14,913 for financial and estate planning and $16,200 for auto allowance; and (vi) $58,000 due to change in benefit value under the Supplemental Deferred Compensation Program agreement.

21Includes the following expense for performance shares and restricted stock. PSSP grants: 2003 grant—($89,411); 2004 grant—($180,370); 2005 grant—($250,320); 2006 grant—$516,144. Negative expense for the 2003, 2004 and 2005 grants was due to the reversal of a portion of the accrued expense on December 31, 2005, as compared to (i) the actual payout in 2006 for the 2003 grant or (ii) the estimated payout as of December 31, 2006, for the 2004 and 2005 grants. Restricted stock amortization: $273,361.

22Includes changes in present value of the accrued benefit during 2006 for the following plans: Progress Energy Pension Plan: $95,280; SERP: $484,194 primarily due to increase in average monthly eligible pay over the past 36 months. In addition, this includes the above market earnings on compensation deferred under the Deferred Compensation Plan for Key Management Employees of $2,577.

23Consists of (i) $11,955 in Company contributions under the Progress Energy 401(k) Savings & Stock Ownership Plan; (ii) $17,556 in dollar value of premiums related to the Executive Permanent Life Insurance program based on 3 years until policy splits and total policy premium of $95,000; (iii) $9,643 in deferred compensation credits pursuant to the terms of the Management Deferred Compensation Plan; (iv) $22,357 in gross-up payments for certain federal and state income tax obligations; and (v) $41,674 in perquisites including $14,627 for financial and estate planning and $16,200 for auto allowance.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]
Name (a)	Grant Date (b)	Thresh- old ($) (c)	Target ($) (d)	Maxi- mum ($) (e)	Thresh- old (#) (f)	Target (#) (g)	Maxi- mum (#) (h)	All Other Stock Awards: Number of Shares of Stock or Units[3] (#) (i)	All Other Option Awards: Number of Securities Underlying Options[4] (j)	Exercise or Base Price of Option Awards[4] (k)	Grant Date Fair Value of Stock and Option Awards[5] ($) (l)
Robert B. McGehee, Chairman and Chief	Restricted Stock 3/14/06							40,200			$1,791,179
Executive Officer	PSSP 3/14/06				8,254	66,029	132,058				$2,923,104
William D. Johnson, President and Chief	Restricted Stock 3/14/06							16,600			$739,641
Operating Officer	PSSP 3/14/06				3,700	29,599	59,198				$1,310,348
Peter M. Scott III, Executive Vice President and Chief Financial	Restricted Stock 3/14/06							12,100			$539,136
Officer	PSSP 3/14/06				2,465	19,723	39,446				$873,137
Clayton S. Hinnant, Senior Vice President and Chief Nuclear	Restricted Stock 3/14/06							6,000			$267,340
Officer, PEC and PEF	PSSP 3/14/06				1,456	11,646	23,292				$515,568
Fred N. Day IV, President and Chief	Restricted Stock 3/14/06							6,100			$271,796
Executive Officer, PEC	PSSP 3/14/06				1,457	11,659	23,318				$516,144

1 The Management Incentive Compensation Plan is considered a non-equity incentive compensation plan and 2006 awards, which were paid out in 2007, are reflected in the “Summary Compensation Table.”  Therefore, no future payouts are expected for 2006 awards.

2 Reflects the potential payouts of the 2006 PSSP grants. The grant size was calculated by multiplying the executive’s salary as of January 31, 2006, times his 2006 PSSP target and dividing by the December 30, 2005, closing stock price of $43.92. The Threshold column reflects the minimum payment level under our PSSP which is 12.5% of the target amount shown in the Target column. The amount shown in the maximum column is 200% of the target amount.

3 Reflects the number of restricted shares granted during 2006 under the 2002 Equity Incentive Plan. The number of shares granted was determined by multiplying the executive’s salary as of March 14, 2006, times his 2006 restricted stock target and dividing by the March 13, 2006, closing stock price of $44.06. Number of shares granted was rounded to the nearest 100.

4 We ceased granting stock options in 2004.

5 Reflects the grant date fair value of the award based on the following assumptions: Market value of restricted stock granted on March 14, 2006, based on market value of shares purchased on March 15, 2006, for $44.56 per share times the shares granted in column (i). Market value of PSSP granted on March 14, 2006, based on closing stock price on March 14, 2006, of $44.27 times target number of shares in column (g).

DISCUSSION OF SUMMARY COMPENSATION TABLE AND GRANTS OF
PLAN-BASED AWARDS TABLE

EMPLOYMENT AGREEMENTS

Messrs. McGehee, Johnson, Scott, Hinnant and Day have entered into employment agreements with the Company or one of its subsidiaries, referred to collectively in this section as the “Company.” Each of these agreements has an effective date of August 1, 2000, except Mr. Johnson’s agreement, which has an effective date of January 1, 2005. Mr. Scott’s agreement was amended on July 12, 2005. These agreements provide for base salary, bonuses, perquisites and participation in the various executive compensation plans offered to our senior executives. The agreements all provide that they will remain in effect for three years from the effective date. Each agreement also includes an “Evergrow provision,” which provides that each year, the agreement will be extended such that the prospective term will always be three years forward on the anniversary date of the effective date. We may elect not to extend an executive officer’s agreement and must notify the officer of such an election at least 60 days prior to the annual anniversary date of his agreement’s effective date. Executive benefit plan eligibility, termination and other key provisions of the agreements are discussed below.

Agreement with Mr. McGehee

Mr. McGehee’s agreement notes that he received a retention agreement bonus under the now suspended Deferred Compensation Plan for Key Management Employees, which vests based on his continued employment beyond age 60. The agreement also notes that upon hire, Mr. McGehee was awarded 10 years of deemed service toward the benefits and vesting requirements of the Supplemental Senior Executive Retirement Plan (the “SERP”), three years of which were deemed to have been in service on the Senior Management Committee (the “SMC”), solely for purposes of the SERP.

The agreement with Mr. McGehee provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, we will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of the Company and (ii) Mr. McGehee is offered a new position with a material change in authority, duty, wages or benefits, or Mr. McGehee is asked to relocate more than 50 miles. If Mr. McGehee’s employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under our Management Change-in-Control Plan (the “CIC Plan”). If we terminate Mr. McGehee’s employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. McGehee provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

Agreement with Mr. Johnson

The agreement with Mr. Johnson notes that he was awarded seven years of deemed service toward the benefits and vesting requirements of the SERP. Three of those years were also deemed to be service on the SMC for purposes of SERP eligibility.

The agreement with Mr. Johnson provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, we will reimburse him for certain health benefits for up to

18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of the Company and (ii) Mr. Johnson is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Johnson is asked to relocate more than 50 miles. If Mr. Johnson’s employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the CIC Plan. If we terminate Mr. Johnson’s employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Johnson provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

Agreement with Mr. Scott

Pursuant to the terms of his agreement, Mr. Scott received transition compensation of $100,000, and has been awarded seven years of deemed service toward the benefits and vesting requirements of the SERP.

The agreement with Mr. Scott provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, we will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of the Company and (ii) Mr. Scott is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Scott is asked to relocate more than 50 miles. If Mr. Scott’s employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the CIC Plan. If we terminate Mr. Scott’s employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Scott provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

In March 2005, Mr. Scott was assigned increased responsibilities within our company. In light of those increased responsibilities and in order to retain Mr. Scott through at least April 1, 2008, the Organization and Compensation Committee of the Company’s Board of Directors (the “Committee”) approved an amendment to Mr. Scott’s employment agreement (the “Amendment”) on July 12, 2005. The Amendment provides for certain increases in Mr. Scott’s 2005 long- and short-term compensation targets. Mr. Scott’s new annual targets for long-term compensation in the form of performance share awards granted pursuant to the Performance Share Sub-Plan (“PSSP”) of our 2002 Equity Incentive Plan and restricted stock increased to 165 percent and 85 percent, respectively, of his base salary for each of the years 2005, 2006 and 2007. Additionally, the amendment provides that at the time of each annual review of MICP awards for the years 2005, 2006 and 2007, we will consider exercising discretion under the MICP to increase the awards to Mr. Scott and that any such increase will be based upon a target award equal to 63 percent of Mr. Scott’s base salary for the year. Mr. Scott’s base salary for 2005 was $525,000. The Amendment also provides that if (i) prior to April 1, 2008, we terminate Mr. Scott’s employment without cause, or (ii) after April 1, 2008, either we terminate Mr. Scott’s employment without cause, or Mr. Scott voluntarily terminates his employment, then Mr. Scott’s PSSP grants for the 2006 and 2007 plan years will vest immediately upon his employment termination date, and any restricted stock awards granted to Mr. Scott in 2005, 2006 and 2007 will vest immediately upon his employment termination date. Additionally, the

Amendment provides that in lieu of accelerating the vesting schedules of the above-referenced awards, we may provide Mr. Scott with the cash value of such PSSP grants and/or restricted stock awards as of his employment termination date. The Amendment also provides that the accelerated vesting terms outlined above will not apply in the event of a constructive termination of Mr. Scott’s employment.

Agreement with Mr. Hinnant

The agreement with Mr. Hinnant provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, we will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of the Company and (ii) Mr. Hinnant is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Hinnant is asked to relocate more than 50 miles. If Mr. Hinnant’s employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the CIC Plan. If we terminate Mr. Hinnant’s employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans but shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Hinnant provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

On August 27, 1996, our Board of Directors approved an additional deferred compensation agreement for Clayton S. Hinnant. Under the agreement, if Mr. Hinnant were to retire after age 62, 63, 64, or 65, he would receive $531,000, $595,000, $668,000, or $750,000, respectively. As of December 31, 2006, Mr. Hinnant was 62 and would have been entitled to receive a deferred compensation award in the amount of $531,000.

Agreement with Mr. Day

The agreement with Mr. Day provides that upon termination of employment without cause or constructive termination of employment, he will be provided with his base salary at the current rate for the remainder of the term of the agreement and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, we will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The agreement provides that a constructive termination will be deemed to occur if (i) there is a change in the form of ownership of the Company and (ii) Mr. Day is offered a new position with a material change in authority, duty, wages or benefits, or Mr. Day is asked to relocate more than 50 miles. If Mr. Day’s employment is constructively terminated, he will be entitled to the greater of the benefits described above or the benefits, if any, to which he is entitled under the CIC Plan. If we terminate Mr. Day’s employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans but shall not be entitled to any form of salary continuance or any form of severance benefits. He will also be entitled to any earned but unpaid salary. The agreement with Mr. Day provides that if he terminates his employment voluntarily at any time, he shall retain all vested benefits but shall not be entitled to any form of salary continuance or any form of severance benefit.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards[1]
Name (a)	Number of Securities Underlying Unexercised Options[2] (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested[3] (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[4] ($) (j)
Robert B. McGehee,	55,100	—	—	$ 43.49	9/30/2011	149,934[5]	$ 7,358,761[5]	68,785[6]	$ 3,375,973[6]
Chairman and	92,100			$ 41.97	9/30/2012
Chief Executive	108,000			$ 44.75	9/30/2013
Officer
William D. Johnson,	42,500	—	—	$ 43.49	9/30/2011	60,934[7]	$ 2,990,641[7]	30,834[8]	$ 1,513,356[8]
President and Chief Operating	50,500			$ 41.97	9/30/2012
Officer	56,000			$ 44.75	9/30/2013
Peter M. Scott III,	42,500	—	—	$ 43.49	9/30/2011	69,634[9]	$ 3,417,637[9]	20,546[10]	$ 1,008,410[10]
Executive Vice	46,000			$ 41.97	9/30/2012
President and Chief Financial	52,000			$ 44.75	9/30/2013
Officer
Clayton S. Hinnant,	32,100			$ 43.49	9/30/2011	24,167[11]	$ 1,186,116[11]	12,132[12]	$ 595,444[12]
Senior Vice President	35,000	—	—	$ 41.97	9/30/2012
and Chief Nuclear	39,000			$ 44.75	9/30/2013
Officer, PEC and PEF
Fred N. Day IV,	35,000	—	—	$ 43.49	9/30/2011	24,167[13]	$ 1,186,116[13]	12,146[14]	$ 596,109[14]
President and Chief Executive	38,000			$ 41.97	9/30/2012
Officer, PEC	44,000			$ 44.75	9/30/2013

1 Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share.

2 All outstanding stock options were vested as of December 31, 2006. We ceased granting stock options in 2004.

3 Consists of outstanding restricted stock grants.

4 Performance share value based on expected payout of 0% on outstanding 2004 and 2005 PSSP grants and target for the 2006 PSSP grant. 2004 grants vested on January 1, 2007; 2005 grants vest on January 1, 2008; 2006 grants vest on January 1, 2009. Payout for 2004 grants was expected to be 0% based on (i) actual total shareholder return for the performance period resulting in 0% payout and (ii) EBITDA results as of September 30, 2006, results of 0%. EBITDA portion of PSSP is on a quarter lag based on delay in financial filings to determine peer performance and will be finalized in April 2007. Expected payout for 2005 performance share grants was 0% based on total shareholder return performance as of December 31, 2006, and EBITDA performance as of September 30, 2006. These columns only include shares and market value of 2006 performance share grants. See further discussion under “Performance Shares” in Part III of the CD&A.

5 Restricted stock grants vest based on the following schedule: 17,800 shares on March 16, 2007; 6,500 shares on March 18, 2007; 2,867 shares on March 20, 2007; 6,667 shares on October 1, 2007; 11,266 shares on March 15, 2008; 17,800 shares on March 16, 2008; 6,500 shares on March 18, 2008; 13,400 shares on March 14, 2009; 11,267 shares on March 124, 2009, 17,800 shares on March 16, 2009; 13,400 shares on March 14, 2010; 11,267 shares on March 15, 2009; 17,800 shares on March 16, 2009; 13,400 shares on March 14, 2010; 11,267 shares on March 15, 2010; and 13,400 shares on March 14, 2011. Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share.

6 Includes performance shares granted on March 14, 2006 and accumulated dividends as of December 31, 2006. Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share. The following performance share balances, original grant plus accumulated dividends, are excluded based on their expected payout of 0%: 2004 performance shares—32,769 and 2005 performance shares—67,707.

7 Restricted stock grants vest based on the following schedule: 4,400 shares on March 16, 2007; 3,400 shares on March 18, 2007; 2,467 shares on March 20, 2007; 6,667 shares on October 1, 2007; 5,066 shares on March 15, 2008; 4,400 shares on March 16, 2008; 3,400 shares on March 18, 2008; 5,533 shares on March 14, 2009; 5,067 shares on March 15, 2009; 4,400 shares on March 16, 2009; 5,533 shares on March 14, 2010; 5,067 shares on March 15, 2010; and 5,534 shares on March 14, 2011. Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share.

8 Includes performance shares granted on March 14, 2006, and accumulated dividends as of December 31, 2006. Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share. The following performance share balances, original grant plus accumulated dividends, are excluded based on their expected payout of 0%: 2004 performance shares—9,364 and 2005 performance shares—30,352.

9 Restricted stock grants vest based on the following schedule: 2,533 shares on March 16, 2007; 3,133 shares on March 18, 2007; 2,467 shares on March 20, 2007; 20,000 shares on October 1, 2007; 2,733 shares on March 15, 2008; 2,533 shares on March 16, 2008; 3,134 shares on March 18, 2008; 13,000 shares on April 1, 2008; 4,033 shares on March 14, 2009; 2,733 shares on March 15, 2009; 2,534 shares on March 16, 2009; 4,033 shares on March 14, 2010; 2,734 shares on March 15, 2010; and 4,034 shares on March 14, 2011. Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share.

10 Includes performance shares granted on March 14, 2006, and accumulated dividends as of December 31, 2006. Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share. The following performance share balances, original grant plus accumulated dividends, are excluded based on their expected payout of 0%: 2004 performance shares—8,701 and 2005 performance shares—20,225.

11 Restricted stock grants vest based on the following schedule: 1,833 shares on March 16, 2007; 2,400 shares on March 18, 2007; 1,867 shares on March 20, 2007; 2,000 shares on March 15, 2008; 1,833 shares on March 16, 2008; 2,400 shares on March 18, 2008; 2,000 shares on March 14, 2009; 2,000 shares on March 15, 2009; 1,834 shares on March 16, 2009; 2,000 shares on March 14, 2010; 2,000 shares on March 15, 2010; and 2,000 shares on March 14, 2011. Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share.

12 Includes performance shares granted on March 14, 2006, and accumulated dividends as of December 31, 2006. Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share. The following performance share balances, original grant plus accumulated dividends, are excluded based on their expected payout of 0%: 2004 performance shares—6,306 and 2005 performance shares—11,942.

13 Restricted stock grants vest based on the following schedule: 1,866 shares on March 16, 2007; 2,333 shares on March 18, 2007; 1,800 shares on March 20, 2007; 2,000 shares on March 15, 2008; 1,867 shares on March 16, 2008; 2,334 shares on March 18, 2008; 2,033 shares on March 14, 2009; 2,000 shares on March 15, 2009; 1,867 shares on March 16, 2009; 2,033 shares on March 14, 2010; 2,000 shares on March 15, 2010; and 2,034 shares on March 14, 2011. Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share.

14 Includes performance shares granted on March 14, 2006, and accumulated dividends as of December 31, 2006. Market value at December 31, 2006, was based on a December 29, 2006, closing price of $49.08 per share. The following performance share balances, original grant plus accumulated dividends, are excluded based on their expected payout of 0%: 2004 performance shares—6,380 and 2005 performance shares—11,955.

OPTION EXERCISES AND STOCK VESTED

	Option Awards[1]		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Robert B. McGehee,	—	—	26,548[2]	$1,180,454[2]
Chairman and Chief Executive Officer
William D. Johnson	—	—	18,711[3]	$831,138[3]
President and Chief Operating Officer
Peter M. Scott III,	—	—	9,410[4]	$418,320[4]
Executive Vice President and Chief Financial Officer
Clayton S. Hinnant,	—	—	7,650[5]	$340,484[5]
Senior Vice President and Chief Nuclear Officer, PEC and PEF
Fred N. Day IV,	—	—	9,776[6]	$436,895[6]
President and Chief Executive Officer, PEC

1 None of the named executive officers exercised stock options in 2006.

2 Reflects 5,680.23 PSSP shares valued at $253,253 based on a 25% payout of the 2003 PSSP grant that vested on January 1, 2006, and 20,868 restricted shares valued at $927,201. Value of PSSP shares calculated using the March 31, 2006, closing stock price of $43.98 plus the May 1, 2006, quarterly dividend of $0.605 or $44.585 per share. May 1, 2006, dividend added due to payment being processed after the April 10, 2006, dividend record date. Value of restricted shares calculated using the opening stock price three days prior to vesting for purpose of determining taxes due upon vesting. Of the 20,868 restricted shares that vested in 2006, 6,500 vested on March 18 and were valued at $44.23 per share, 2,867 vested on March 20 and were valued at $44.23 per share, 4,834 vested on March 22 and were valued at $45.28 per share, and 6,667 vested on October 2 and were valued at $44.10 per share.

3 Reflects 2,977.01 PSSP shares valued at $132,730 based on a 25% payout of the 2003 PSSP grant that vested on January 1, 2006, and 15,734 restricted shares valued at $698,408. Value of PSSP shares calculated using the March 31, 2006, closing stock price of $43.98 plus the May 1, 2006, quarterly dividend of $0.605 or $44.585 per share. May 1, 2006, dividend added due to payment being processed after the April 10, 2006, dividend record date. Value of restricted shares calculated using the opening stock price three days prior to vesting for purpose of determining taxes due upon vesting. Of the 15,734 restricted shares that vested in 2006, 3,400 vested on March 18 and were valued at $44.23 per share, 2,467 vested on March 20 and were valued at $44.23 per share, 3,200 vested on March 22 and were valued at $45.28 per share, and 6,667 vested on October 2 and were valued at $44.10 per share.

4 Reflects 2,743.48 PSSP shares valued at $122,318 based on a 25% payout of the 2003 PSSP grant that vested on January 1, 2006, and 6,667 restricted shares valued at $296,002. Value of PSSP shares calculated using the March 31, 2006, closing stock price of $43.98 plus the May 1, 2006, quarterly dividend of $0.605 or $44.585 per share. May 1, 2006, dividend added due to payment being processed after the April 10, 2006, dividend record date. Value of restricted shares calculated using the opening stock price three days prior to vesting for purpose of determining taxes due upon vesting. Of the 6,667 restricted shares that vested in 2006, 3,133 vested on March 18 and were valued at $44.23 per share, 2,467 vested on March 20 and were valued at $44.23 per share, and 1,067 vested on March 22 and were valued at $45.28 per share.

5 Reflects 2,083.46 PSSP shares valued at $92,891 based on a 25% payout of the 2003 PSSP grant that vested on January 1, 2006, and 5,567 restricted shares valued at $247,593. Value of PSSP shares calculated using the March 31, 2006, closing stock price of $43.98 plus the May 1, 2006, quarterly dividend of $0.605 or $44.585 per share. May 1, 2006, dividend added due to payment being processed after the April 10, 2006, dividend record date. Value of restricted shares calculated using the opening stock price three days prior to vesting for purpose of determining taxes due upon vesting. Of the 5,567 restricted shares that vested in 2006, 2,400 vested on March 18 and were valued at $44.23 per share, 1,867 vested on March 20 and were valued at $44.23 per share, and 1,300 vested on March 22 and were valued at $45.28 per share.

6 Reflects 2,043.92 PSSP shares valued at $91,084 based on a 25% payout of the 2003 PSSP grant that vested on January 1, 2006, and 7,733 restricted shares valued at $345,811. Value of PSSP shares calculated using the March 31, 2006, closing stock price of $43.98 plus the May 1, 2006, quarterly dividend of $0.605 or $44.585 per share. May 1, 2006, dividend added due to payment being processed after the April 10, 2006, dividend record date. Value of restricted shares calculated using the opening stock price three days prior to vesting for purpose of determining taxes due upon vesting. Of the 7,733 restricted shares that vested in 2006, 2,333 vested on March 18 and were valued at $44.23 per share, 1,800 vested on March 20 and were valued at $44.23 per share, and 3,600 vested on March 22 and were valued at $45.28 per share.

PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under each of the Progress Energy Pension Plan and SERP determined using interest rate and mortality rate assumptions that are consistent with those used in our financial statements. Information regarding the Progress Energy Pension Plan and SERP can be found under the headings “Supplemental Senior Executive Retirement Plan” and “Other Broad-Based Benefits” in the CD&A section of this proxy statement.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit[1] ($) (d)	Payments During Last Fiscal Year ($) (e)
Robert B. McGehee,	Progress Energy Pension Plan	9.6	$319,664	$0
Chairman and Chief Executive Officer	Supplemental Senior Executive Retirement Plan	19.6[2]	$15,445,685[3]	$0
William D. Johnson,	Progress Energy Pension Plan	14.3	$298,716	$0
President and Chief Operating Officer	Supplemental Senior Executive Retirement Plan	21.3[4]	$4,276,377[5]	$0
Peter M. Scott III,	Progress Energy Pension Plan	8.0	$146,645	$0
Executive Vice President and Chief Financial Officer	Supplemental Senior Executive Retirement Plan	15.0[6]	$4,341,059[7]	$0
Clayton S. Hinnant,	Progress Energy Pension Plan	29.3	$1,017,003	$0
Senior Vice President and Chief Nuclear Officer, PEC and PEF	Supplemental Senior Executive Retirement Plan	29.3	$3,304,924[8]	$0
Fred N. Day IV,	Progress Energy Pension Plan	38.6	$1,088,863	$0
President and Chief Executive Officer, PEC	Supplemental Senior Executive Retirement Plan	38.6	$3,341,211[9]	$0

1 Actuarial present value factors as provided by our actuarial consultants, Buck Consultants, based on FAS mortality assumptions post-65 and FAS discount rates as of December 31, 2006, for computation of accumulated benefit under Supplemental Senior Executive Retirement Plan and Progress Energy Pension Plan were 6.00% and 5.95%, respectively. Additional details on the formulas for computing benefits under the Supplemental Senior Executive Retirement Plan and Progress Energy Pension Plan can be found under the headings “Supplemental Senior Executive Retirement Plan” and “Other Broad-Based Benefits” in the CD&A section of this proxy statement, respectively.

2 Includes 10 years of deemed service. Without these 10 years, Mr. McGehee would not meet the minimum 10 years of service required for vesting in the Supplemental Executive Retirement Plan. Therefore, his benefit augmentation for deemed years of service is $15,445,685.

3 Based on an estimated annual benefit payable at age 65 of $1,387,653.

4 Includes seven years of deemed service. Without these seven years, Mr. Johnson’s benefit multiplier is reduced from 62.0% to 57.2% under the plan. Therefore, his benefit augmentation for deemed years of service is $366,070.

5 Based on an estimated annual benefit payable at age 65 of $729,321.

6 Includes seven years of deemed service. Without these seven years, Mr. Scott would not meet the minimum 10 years of service required for vesting in the Supplemental Executive Retirement Plan. Therefore, his benefit augmentation for deemed years of service is $4,341,059.

7 Based on an estimated annual benefit payable at age 65 of $586,424.

8 Based on an estimated annual benefit payable at age 65 of $333,618.

9 Based on estimated annual benefit payable at age 65 of $300,177.

NONQUALIFIED DEFERRED COMPENSATION

The table below shows the nonqualified deferred compensation for each of the named executive officers. Information regarding details of the deferred compensation plans currently in effect can be found under the heading “Deferred Compensation” in the CD&A section of this proxy statement. In addition, the Deferred Compensation Plan for Key Management Employees is discussed in footnote 6 to the “Summary Compensation Table.”

Name and Position (a)	Executive Contributions in Last FY1 ($) (b)		Registrant Contributions in Last FY2 ($) (c)	Aggregate Earnings in Last FY3 ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE[4] ($) (f)
Robert B. McGehee, Chairman and Chief Executive Officer	$0		$47,437	$63,711	$0	$639,999	[5]
William D. Johnson, President and Chief Operating Officer	$35,577	[6]	$23,326	$51,035	$0	$502,334	[7]
Peter M. Scott III, Executive Vice President and Chief Financial Officer	$0		$18,309	$91,208	$0	$652,125	[8]
Clayton S. Hinnant, Senior Vice President and Chief Nuclear Officer, PEC and PEF	$0		$11,521	$192,030	$0	$1,377,177	[9]
Fred N. Day IV, President and Chief Executive Officer, PEC	$58,904	[10]	$9,643	$133,656	($32,807)[11]	$1,122,382	[12]

1 Reflects salary deferred under the Management Deferred Compensation Plan, which is reported as “Salary” in the Summary Compensation Table.

2 Reflects registrant contributions under the Management Deferred Compensation Plan, which is reported as “All Other Compensation” in the Summary Compensation Table.

3 Includes the following above market earnings under the Deferred Compensation Plan for Key Management Employees, which is reported as “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table: Mr. McGehee—$8,940; Mr. Johnson—$6,791; Mr. Hinnant—$14,364; and Mr. Day—$2,577.

4 Includes December 31, 2006, balances under the following deferred compensation plans: Management Incentive Compensation Plan, 2002 Equity Incentive Plan, Management Deferred Compensation Plan, Deferred Compensation Plan for Key Management Employees and Long-Term Compensation Plan.

5 Includes balances under the following deferral plans: Management Deferred Compensation Plan: $244,653; Management Incentive Compensation Plan: $133,545; and Deferred Compensation Plan for Key Management Employees: $261,801.

6 Mr. Johnson elected to defer 5% of his 2006 salary under the Management Deferred Compensation Plan, which is reported as “Salary” in the Summary Compensation Table.

7 Includes balances under the following deferral plans: Management Deferred Compensation Plan: $242,143; Management Incentive Compensation Plan: $69,459; and Deferred Compensation Plan for Key Management Employees: $190,732.

8 Includes balances under the following deferral plans: Management Deferred Compensation Plan: $112,429; and 2002 Equity Incentive Plan: $539,696.

9 Includes balances under the following deferral plans: Management Deferred Compensation Plan: $116,743; Management Incentive Compensation Plan: $222,485; 2002 Equity Incentive Plan: $717,168; Deferred Compensation Plan for Key Management Employees: $243,362; and Long-Term Compensation Plan: $77,419.

10 Mr. Day elected to defer 15% of his 2006 salary under the Management Deferred Compensation Plan, which is reported as “Salary” in the Summary Compensation Table.

11 Mr. Day received a distribution of his 2000 salary previously deferred under the Management Deferred Compensation Plan.

12 Includes balances under the following deferral plans: Management Deferred Compensation Plan: $425,701; Management Incentive Compensation Plan: $58,729; 2002 Equity Incentive Plan: $565,602; and Deferred Compensation Plan for Key Management Employees: $72,350.

POTENTIAL PAYMENTS UPON TERMINATION

Robert B. McGehee, Chairman and Chief Executive Officer

	Voluntary Termination ($)		Early Retirement ($)		Normal Retirement ($)		Involuntary Not for Cause Termination ($)		For Cause Termination ($)		Involuntary or Good Reason Termination (CIC) ($)		Death or Disability ($)
Compensation
Base Salary	N/A	[1]	N/A	[1]	N/A	[1]	$ 3,151,667	[2]	N/A	[1]	$ 3,660,000	[3]	N/A	[4]
Annual Incentive	N/A	[5]	$ 1,790,000	[6]	$ 1,790,000	[6]	N/A	[5]	N/A	[5]	$ 4,148,000	[7]	$ 1,790,000	[6]
Long-term Incentives
Performance Shares
2004 PSSP Grant	N/A	[8]	$ 0	[9]	$ 0	[9]	N/A	[8]	N/A	[8]	$ 0	[10]	$ 0	[10]
2005 PSSP Grant	N/A	[8]	$ 0	[9]	$ 0	[9]	N/A	[8]	N/A	[8]	$ 0	[10]	$ 0	[10]
2006 PSSP Grant	N/A	[8]	$ 3,375,973	[9]	$ 3,375,973	[9]	N/A	[8]	N/A	[8]	$ 0	[10]	$ 0	[10]
Restricted Stock
Unvested and Accelerated	N/A	[11]	N/A	[12]	N/A	[12]	N/A	[11]	N/A	[11]	$ 7,358,761	[13]	$ 5,385,745	[14]
Benefits and Perquisites
Incremental Non- qualified Pension	N/A	[15]	N/A	[15]	N/A	[15]	N/A	[15]	N/A	[15]	$ 0	[16]	N/A	[15]
Deferred Compensation	$ 639,999	[17]	$ 639,999	[18]	$ 639,999	[18]	$ 639,999	[17]	$ 639,999	[17]	$ 639,999	[18]	$ 639,999	[18]
Post-retirement Health Care	N/A	[19]	N/A	[20]	N/A	[20]	$ 10,369	[21]	N/A	[19]	$ 20,332	[22]	N/A	[19]
Split-Dollar Policy[23]	$ 247,089	[24]	N/A	[25]	N/A	[26]	$ 247,089	[24]	$ 247,089	[24]	$ 0	[27]	$ 1,171,478	[28]
Executive AD&D Proceeds	N/A		N/A		N/A		N/A		N/A		N/A		$ 500,000	[29]
280G Tax Gross-up	N/A		N/A		N/A		N/A		N/A		$ 3,809,884	[30]	N/A
TOTAL	$ 887,088		$ 5,805,972		$ 5,805,972		$ 4,049,124		$ 887,088		$ 19,636,976		$ 9,487,222

1There is no provision for payment of salary under these scenarios.

2Value based on salary continuation provision per Mr. McGehee’s employment agreement. Per his agreement that would expire on August 1, 2009, Mr. McGehee would receive his salary ($1,220,000 per year) for the remaining term of his agreement (i.e., 31 months).

3Value based on cash payment provision of the Management Change-in-Control Plan that provides for three times base salary of $1,220,000.

4Does not include impact of long-term disability. In the event of a long-term disability, Mr. McGehee would receive 60% of base salary during the period of his disability.

5There is no provision for payment of annual incentive under these scenarios.

6Value based on Mr. McGehee receiving a pro rata incentive award for the period worked during the year. For December 31, 2006, this is based on the full award. For 2006, Mr. McGehee’s MICP award was $1,790,000.

7Value based on Mr. McGehee receiving four times his target award per the Management Change-in-Control Plan. Mr. McGehee’s target incentive award is 85% of salary. Value is four times 85% times $1,220,000.

8Unvested performance shares would be forfeited upon termination.

9Value based on expected payout at the end of the performance period. For 2004 and 2005 grants, the expected payout as of December 31, 2006, was 0%. For 2006 grants, the expected payout as of December 31, 2006, was target since performance period was still less than halfway complete.

10Under the PSSP, an interim calculation is done as of the date of termination or death. As of December 31, 2006, the interim calculation for all outstanding performance share grants based on total shareholder return through December 29, 2006 and EBITDA performance through September 30, 2006, was 0%.

11Unvested restricted stock would be forfeited upon termination.

12Unvested restricted stock may be vested at the Committee’s discretion. As of December 31, 2006, the value of this discretionary vesting would have been $7,358,761, making the total for both retirement columns $13,164,733.

13All outstanding restricted stock shares would immediately vest. For a detailed description of outstanding restricted stock, see footnote 5 to the “Outstanding Equity Awards at Fiscal Year-End Table.”

14All outstanding restricted stock shares that are more than one year past their grant date would immediately vest. Shares that are less than one year past their grant date would be forfeited. Mr. McGehee would forfeit 40,200 restricted stock shares granted on March 14, 2006.

15No accelerated vesting or incremental non-qualified pension benefit occurs under these scenarios.

16Mr. McGehee was vested under the SERP as of December 31, 2006, so there is no incremental value due to accelerated vesting.

17Unvested MICP deferral premiums would be forfeited. All outstanding deferred compensation balances will be paid immediately following termination, subject to IRC Section 409A regulations. Since Mr. McGehee did not have any unvested deferred MICP premiums, all deferred compensation balances would be paid.

18All outstanding deferred compensation balances will be paid in accordance with the plan and participant elections, subject to 409A regulations.

19No post-retirement health care benefits apply in this scenario.

20No additional benefits above what all full-time, non-bargaining employees would receive.

21Per Mr. McGehee’s employment agreement, he would be reimbursed for 18 months of COBRA premiums at $576 per month.

22Per the Management Change-in-Control Plan, Mr. McGehee would receive Company-paid medical, dental and vision coverage in the same plan he was participating in prior to termination for 36 months at $565 per month.

23The Executive Permanent Split-Dollar Life Insurance program involves the sharing of insurance costs and benefits between us and the participant. The benefit sharing is scheduled to end at age 65.

24This scenario results in the participant having an interest in the policy cash value at the time of termination. The policy will be split in proportion to cash value ownership and the participant will receive a separate policy. No further cost or benefit sharing will occur. Therefore, the amounts in this column represent the cash surrender value as of the last policy anniversary date according to the original policy illustration.

25A participant must be age 62 with 15 years actual service to be eligible for early retirement. Therefore, Mr. McGehee is not eligible for early retirement under the policy.

26Under the Split-Dollar program, normal retirement is age 65 and five years of service. Based on these criteria, Mr. McGehee is not eligible for retirement under the program.

27The amount shown represents premiums that would be paid by us that come due during the applicable period following the termination date. According to Mr. McGehee’s Split-Dollar agreement, the last premium due was on July 1, 2006; therefore, the balance is zero.

28Mr. McGehee is eligible to receive the proceeds from the policy as of the last policy anniversary date upon death.

29Mr. McGehee would be eligible to receive $500,000 proceeds from executive AD&D policy.

30Upon a change in control, the Management Change-in-Control Plan provides for us to pay all excise taxes due to IRC Section 280G plus applicable gross-up amounts for Mr. McGehee. Under IRC Section 280G, Mr. McGehee would be subject to excise tax on $6,736,772 of excess parachute payments above his base amount. Those excess parachute payments result in $1,347,354 of excise taxes and $2,408,076 of tax gross-ups related to the excise tax payment.

POTENTIAL PAYMENTS UPON TERMINATION

William D. Johnson, President and Chief Operating Officer

	Voluntary Termination ($)		Early Retirement ($)		Normal Retirement ($)		Involuntary Not for Cause Termination ($)		For Cause Termination ($)		Involuntary or Good Reason Termination (CIC) ($)		Death or Disability ($)
Compensation
Base Salary	N/A	[1]	N/A	[1]	N/A	[1]	$ 1,460,000	[2]	N/A	[1]	$ 2,190,000	[3]	N/A	[4]
Annual Incentive	N/A	[5]	$ 895,000	[6]	$ 895,000	[6]	N/A	[5]	N/A	[5]	$ 2,044,000	[7]	$ 895,000	[6]
Long-term Incentives
Performance Shares
2004 PSSP Grant	N/A	[8]	$ 0	[9]	$ 0	[9]	N/A	[8]	N/A	[8]	$ 0	[10]	$ 0	[10]
2005 PSSP Grant	N/A	[8]	$ 0	[9]	$ 0	[9]	N/A	[8]	N/A	[8]	$ 0	[10]	$ 0	[10]
2006 PSSP Grant	N/A	[8]	$ 1,513,356	[9]	$ 1,513,356	[9]	N/A	[8]	N/A	[8]	$ 0	[10]	$ 0	[10]
Restricted Stock
Unvested and Accelerated	N/A	[11]	N/A	[12]	N/A	[12]	N/A	[11]	N/A	[11]	$ 2,990,641	[13]	$ 2,175,913	[14]
Benefits and Perquisites
Incremental Non- qualified Pension	N/A	[15]	N/A	[15]	N/A	[15]	N/A	[15]	N/A	[15]	$ 0	[16]	N/A	[15]
Deferred Compensation	$ 491,915	[17]	$ 502,334	[18]	$ 502,334	[18]	$ 491,915	[17]	$ 491,915	[17]	$ 502,334	[18]	$ 502,334	[18]
Post-retirement Health Care	N/A	[19]	N/A	[20]	N/A	[20]	$ 20,497	[21]	N/A	[19]	$ 40,190	[22]	N/A	[19]
Split-Dollar Policy[23]	$ 56,752	[24]	N/A	[25]	N/A	[26]	$ 56,752	[24]	$ 56,752	[24]	$ 133,500	[27]	$ 957,500	[28]
Executive AD&D Proceeds	N/A		N/A		N/A		N/A		N/A		N/A		$ 500,000	[29]
280G Tax Gross-up	N/A		N/A		N/A		N/A		N/A		$ 0	[30]	N/A
TOTAL	$ 548,667		$ 2,910,690		$ 2,910,690		$ 2,029,164		$ 548,667		$ 7,900,665		$ 5,030,747

1There is no provision for payment of salary under these scenarios.

2Value based on salary continuation provision per Mr. Johnson’s employment agreement. Per his agreement that would expire on January 1, 2009, Mr. Johnson would receive his salary ($730,000 per year) for the remaining term of his agreement (i.e., 24 months).

3Value based on cash payment provision of the Management Change-in-Control Plan that provides for three times base salary of $730,000.

4Does not include impact of long-term disability. In the event of a long-term disability, Mr. Johnson would receive 60% of base salary during the period of his disability.

5There is no provision for payment of annual incentive under these scenarios.

6Value based on Mr. Johnson receiving a pro rata incentive award for the period worked during the year. For December 31, 2006, this is based on the full award. For 2006, Mr. Johnson’s MICP award was $895,000.

7Value based on Mr. Johnson receiving four times his target award per the Management Change-in-Control Plan. Mr. Johnson’s target incentive award is 70% of salary. Value is four times 70% times $730,000.

8Unvested performance shares would be forfeited upon termination.

9Value based on expected payout at the end of the performance period. For 2004 and 2005 grants, the expected payout as of December 31, 2006, was 0%. For 2006 grants, the expected payout as of December 31, 2006, was target since performance period was still less than halfway complete.

10Under the PSSP, an interim calculation is done as of the date of termination or death. As of December 31, 2006, the interim calculation for all outstanding performance share grants based on total shareholder return through December 29, 2006, and EBITDA performance through September 30, 2006, was 0%.

11Unvested restricted stock would be forfeited upon termination.

12Unvested restricted stock may be vested at the Committee’s discretion. As of December 31, 2006, the value of this discretionary vesting would have been $2,990,641, making the total for both retirement columns $5,901,331.

13All outstanding restricted stock shares would immediately vest. For a detailed description of outstanding restricted stock, see footnote 7 to the “Outstanding Equity Awards at Fiscal Year-End Table.”

14All outstanding restricted stock shares that are more than one year past their grant date would immediately vest. Shares that are less than one year past their grant date would be forfeited. Mr. Johnson would forfeit 16,600 restricted stock shares granted on March 14, 2006.

15No accelerated vesting or incremental non-qualified pension benefit occurs under these scenarios.

16Mr. Johnson was vested under the SERP as of December 31, 2006, so there is no incremental value due to accelerated vesting.

17Unvested MICP deferral premiums would be forfeited. All outstanding deferred compensation balances will be paid immediately following termination, subject to IRC Section 409A regulations. Mr. Johnson would forfeit $10,419 of unvested deferred MICP premiums.

18All outstanding deferred compensation balances will be paid in accordance with the plan and participant elections, subject to 409A regulations.

19No post-retirement health care benefits apply in this scenario.

20No additional benefits above what all full-time, non-bargaining employees would receive.

21Per Mr. Johnson’s employment agreement, he would be reimbursed for 18 months of COBRA premiums at $1,139 per month.

22Per the Management Change-in-Control Plan, Mr. Johnson would receive Company-paid medical, dental and vision coverage in the same plan he was participating in prior to termination for 36 months at $1,116 per month.

23The Executive Permanent Split-Dollar Life Insurance program involves the sharing of insurance costs and benefits between us and the participant. The benefit sharing is scheduled to end at age 65.

24This scenario results in the participant having an interest in the policy cash value at the time of termination. The policy will be split in proportion to cash value ownership and the participant will receive a separate policy. No further cost or benefit sharing will occur. Therefore, the amounts in this column represent the cash surrender value as of the last policy anniversary date according to the original policy illustration.

25A participant must be age 62 with 15 years actual service to be eligible for early retirement. Therefore, Mr. Johnson is not eligible for early retirement under the policy.

26Under the Split-Dollar program, normal retirement is age 65 and five years of service. Based on these criteria, Mr. Johnson is not eligible for retirement under the program.

27The amount shown represents premiums that would be paid by us that come due during the applicable period following the termination date. The amount included represents three annual premium payments.

28Mr. Johnson is eligible to receive the proceeds from the policy as of the last policy anniversary date upon death.

29Mr. Johnson would be eligible to receive $500,000 proceeds from executive AD&D policy.

30Upon a change in control, the Management Change-in-Control Plan provides for us to pay all excise taxes due to IRC Section 280G plus applicable gross-up amounts for Mr. Johnson. Under IRC Section 280G, Mr. Johnson would not be subject to excise tax since he would not have excess parachute payments above his base amount.

POTENTIAL PAYMENTS UPON TERMINATION

Peter M. Scott III, Executive Vice President and Chief Financial Officer

	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (CIC) ($)	Death or Disability ($)
Compensation
Base Salary	N/A1	N/A1	N/A1	$ 1,614,583[2]	N/A1	$ 1,875,000[3]	N/A4
Annual Incentive	N/A5	$ 685,000[6]	$ 685,000[6]	N/A5	N/A5	$ 1,575,000[7]	$ 685,000[6]
Long-term Incentives
Performance Shares
2004 PSSP Grant	N/A8	$ 0[9]	$ 0[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
2005 PSSP Grant	N/A8	$ 0[9]	$ 0[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
2006 PSSP Grant	N/A8	$ 1,008,410[9]	$ 1,008,410[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
Restricted Stock
Unvested and Accelerated	N/A11	N/A12	N/A12	N/A11	N/A11	$ 3,417,637[13]	$ 2,823,769[14]
Benefits and Perquisites
Incremental Non- qualified Pension	N/A15	N/A15	N/A15	N/A15	N/A15	$ 0[16]	N/A15
Deferred Compensation	$ 652,125[17]	$ 652,125[18]	$ 652,125[18]	$ 652,125[17]	$ 652,125[17]	$ 652,125[18]	$ 652,125[18]
Post-retirement Health Care	N/A19	N/A20	N/A20	$ 10,369[21]	N/A19	$ 20,332[22]	N/A19
Split-Dollar Policy[23]	$ 20,892[24]	N/A25	N/A26	$ 20,892[24]	$ 20,892[24]	$ 331,425[27]	$ 1,385,063[28]
Executive AD&D Proceeds	N/A	N/A	N/A	N/A	N/A	N/A	$ 500,000[29]
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	$ 0[30]	N/A
TOTAL	$ 673,017	$ 2,345,535	$ 2,345,535	$ 2,297,969	$ 673,017	$ 7,871,519	$ 6,045,957

1 There is no provision for payment of salary under these scenarios.

2 Value based on salary continuation provision per Mr. Scott’s employment agreement. Per his agreement that would expire on August 1, 2009, Mr. Scott would receive his salary ($625,000 per year) for the remaining term of his agreement (i.e., 31 months).

3 Value based on cash payment provision of the Management Change-in-Control Plan that provides for three times base salary of $625,000.

4 Does not include impact of long-term disability. In the event of a long-term disability, Mr. Scott would receive 60% of base salary during the period of his disability.

5 There is no provision for payment of annual incentive under these scenarios.

6 Value based on Mr. Scott receiving a pro rata incentive award for the period worked during the year. For December 31, 2006, this is based on the full award. For 2006, Mr. Scott’s MICP award was $685,000.

7 Value based on Mr. Scott receiving four times his target award per the Management Change-in-Control Plan. Mr. Scott’s target incentive award is 63% of salary per the amendment to his employment agreement. Value is four times 63% times $625,000.

8 Unvested performance shares would be forfeited upon termination.

9 Value based on expected payout at the end of the performance period. For 2004 and 2005 grants, the expected payout as of December 31, 2006, was 0%. For 2006 grants, the expected payout as of December 31, 2006, was target since performance period was still less than halfway complete.

10 Under the PSSP, an interim calculation is done as of the date of termination or death. As of December 31, 2006, the interim calculation for all outstanding performance share grants based on total shareholder return through December 29, 2006, and EBITDA performance through September 30, 2006 was 0%.

11 Unvested restricted stock would be forfeited upon termination.

12 Unvested restricted stock may be vested at the Committee’s discretion. As of December 31, 2006, the value of this discretionary vesting would have been $3,417,637, making the total for both retirement columns $5,763,172.

13 All outstanding restricted stock shares would immediately vest. For a detailed description of outstanding restricted stock, see footnote 9 to the “Outstanding Equity Awards at Fiscal Year-End Table.”

14 All outstanding restricted stock shares that are more than one year past their grant date would immediately vest. Shares that are less than one year past their grant date would be forfeited. Mr. Scott would forfeit 12,100 restricted stock shares granted on March 14, 2006.

15 No accelerated vesting or incremental non-qualified pension benefit occurs under these scenarios.

16 Mr. Scott was vested under the SERP as of December 31, 2006, so there is no incremental value due to accelerated vesting.

17 Unvested MICP deferral premiums would be forfeited. All outstanding deferred compensation balances will be paid immediately following termination, subject to IRC Section 409A regulations. Since Mr. Scott did not have any unvested deferred MICP premiums, all deferred compensation balances would be paid.

18 All outstanding deferred compensation balances will be paid in accordance with the plan and participant elections, subject to IRC Section 409A regulations.

19 No post-retirement health care benefits apply in this scenario.

20 No additional benefits above what all full-time, non-bargaining employees would receive.

21 Per Mr. Scott’s employment agreement, he would be reimbursed for 18 months of COBRA premiums at $576 per month.

22 Per the Management Change-in-Control Plan, Mr. Scott would receive Company-paid medical, dental and vision coverage in the same plan he was participating in prior to termination for 36 months at $565 per month.

23 The Executive Permanent Split-Dollar Life Insurance program involves the sharing of insurance costs and benefits between us and the participant. The benefit sharing is scheduled to end at age 65.

24 This scenario results in the participant having an interest in the policy cash value at the time of termination. The policy will be split in proportion to cash value ownership and the participant will receive a separate policy. No further cost or benefit sharing will occur. Therefore, the amounts in this column represent the cash surrender value as of the last policy anniversary date according to the original policy illustration.

25 A participant must be age 62 with 15 years actual service to be eligible for early retirement. Therefore, Mr. Scott is not eligible for early retirement under the policy.

26 Under the Split-Dollar program, normal retirement is age 65 and five years of service. Based on these criteria, Mr. Scott is not eligible for retirement under the program.

27 The amount shown represents premiums that would be paid by us that come due during the applicable period following the termination date. The amount included represents three annual premium payments.

28 Mr. Scott is eligible to receive the proceeds from the policy as of the last policy anniversary date upon death.

29 Mr. Scott would be eligible to receive $500,000 proceeds from executive AD&D policy.

30 Upon a change in control, the Management Change-in-Control Plan provides for us to pay all excise taxes due to IRC Section 280G plus applicable gross-up amounts for Mr. Scott. Under IRC Section 280G, Mr. Scott would not be subject to excise tax since he would not have excess parachute payments above his base amount.

POTENTIAL PAYMENTS UPON TERMINATION

Clayton S. Hinnant, Senior Vice President and Chief Nuclear Officer, PEC and PEF

	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (CIC) ($)	Death or Disability ($)
Compensation
Base Salary	N/A1	N/A1	N/A1	$ 1,240,000[2]	N/A1	$ 960,000[3]	N/A4
Annual Incentive	N/A5	$ 320,000[6]	$ 320,000[6]	N/A5	N/A5	$ 648,000[7]	$ 320,000[6]
Long-term Incentives
Performance Shares
2004 PSSP Grant	N/A8	$ 0[9]	$ 0[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
2005 PSSP Grant	N/A8	$ 0[9]	$ 0[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
2006 PSSP Grant	N/A8	$ 595,444[9]	$ 595,444[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
Restricted Stock
Unvested and Accelerated	N/A11	N/A12	N/A12	N/A11	N/A11	$ 1,186,116[13]	$ 891,636[14]
Benefits and Perquisites
Incremental Non- qualified Pension	N/A15	N/A15	N/A15	N/A15	N/A15	$ 0[16]	N/A15
Deferred Compensation	$ 1,351,053[17]	$ 1,377,177[18]	$ 1,377,177[18]	$ 1,351,053[17]	$ 1,351,053[17]	$ 1,377,177[18]	$ 1,377,177[18]
Select Executive Supplemental Deferred Compensation Program[19]	$ 531,000	$ 531,000	$ 531,000	$ 531,000	$ 531,000	$ 531,000	$ 531,000
Post-retirement Health Care	N/A20	N/A21	N/A21	$ 12,507[22]	N/A20	$ 16,350[23]	N/A20
Split-Dollar Policy[24]	$ 135,979[25]	N/A26	N/A27	$ 135,979[25]	$ 135,979[25]	$ 227,500[28]	$ 1,060,059[29]
Executive AD&D Proceeds	N/A	N/A	N/A	N/A	N/A	N/A	$ 500,000[30]
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	$ 0[31]	N/A
TOTAL	$ 2,018,032	$ 2,823,621	$ 2,823,621	$ 3,270,539	$ 2,018,032	$ 4,946,143	$ 4,679,872

1 There is no provision for payment of salary under these scenarios.

2 Value based on salary continuation provision per Mr. Hinnant’s employment agreement. Per his agreement that would expire on August 1, 2009, Mr. Hinnant would receive his salary ($480,000 per year) for the remaining term of his agreement (i.e., 31 months).

3 Value based on cash payment provision of the Management Change-in-Control Plan that provides for two times base salary of $480,000.

4 Does not include impact of long-term disability. In the event of a long-term disability, Mr. Hinnant would receive 60% of base salary during the period of his disability.

5 There is no provision for payment of annual incentive under these scenarios.

6 Value based on Mr. Hinnant receiving a pro rata incentive award for the period worked during the year. For December 31, 2006, this is based on the full award. For 2006, Mr. Hinnant’s MICP award was $320,000.

7 Value based on Mr. Hinnant receiving three times his target award per the Management Change-in-Control Plan. Mr. Hinnant’s target incentive award is 45% of salary. Value is three times 45% times $480,000.

8 Unvested performance shares would be forfeited upon termination.

9 Value based on expected payout at the end of the performance period. For 2004 and 2005 grants, the expected payout as of December 31, 2006, was 0%. For 2006 grants, the expected payout as of December 31, 2006, was target since performance period was still less than halfway complete.

10 Under the PSSP, an interim calculation is done as of the date of termination or death. As of December 31, 2006, the interim calculation for all outstanding performance share grants based on total shareholder return through December 29, 2006, and EBITDA performance through September 30, 2006, was 0%.

11 Unvested restricted stock would be forfeited upon termination.

12 Unvested restricted stock may be vested at the Committee’s discretion. As of December 31, 2006, the value of this discretionary vesting would have been $1,186,116, making the total for both retirement columns $4,009,737.

13 All outstanding restricted stock shares would immediately vest. For a detailed description of outstanding restricted stock, see footnote 11 to the “Outstanding Equity Awards at Fiscal Year-End Table.”

14 All outstanding restricted stock shares that are more than one year past their grant date would immediately vest. Shares that are less than one year past their grant date would be forfeited. Mr. Hinnant would forfeit 6,000 restricted stock shares granted on March 14, 2006.

15 No accelerated vesting or incremental non-qualified pension benefit occurs under these scenarios.

16 Mr. Hinnant was vested under the SERP as of December 31, 2006, so there is no incremental value due to accelerated vesting.

17 Unvested MICP deferral premiums would be forfeited. All outstanding deferred compensation balances will be paid immediately following termination, subject to IRC Section 409A regulations. Mr. Hinnant would forfeit $26,124 of unvested deferred MICP premiums.

18 All outstanding deferred compensation balances will be paid in accordance with the plan and participant elections, subject to IRC Section 409A regulations.

19 Under Mr. Hinnant’s agreement under the Select Executive Supplemental Deferred Compensation Program, he would receive $531,000 under all scenarios based on his age at separation.

20 No post-retirement health care benefits apply in this scenario.

21 No additional benefits above what all full-time, non-bargaining employees would receive.

22 Per Mr. Hinnant’s employment agreement, he would be reimbursed for 18 months of COBRA premiums at $695 per month.

23 Per the Management Change-in-Control Plan, Mr. Hinnant would receive Company-paid medical, dental and vision coverage in the same plan he was participating in prior to termination for 24 months at $681 per month.

24 The Executive Permanent Split-Dollar Life Insurance program involves the sharing of insurance costs and benefits between us and the participant. The benefit sharing is scheduled to end at age 65.

25 This scenario results in the participant having an interest in the policy cash value at the time of termination. The policy will be split in proportion to cash value ownership and the participant will receive a separate policy. No further cost or benefit sharing will occur. Therefore, the amounts in this column represent the cash surrender value as of the last policy anniversary date according to the original policy illustration.

26 A participant must be age 62 with 15 years actual service to be eligible for early retirement. Mr. Hinnant is eligible for early retirement under the program and we would pay the last premium due on the July 1, 2007, policy anniversary date in the amount of $113,750 for Mr. Hinnant.

27 Under the Split-Dollar program, normal retirement is age 65 and five years of service. Based on these criteria, Mr. Hinnant is not eligible for retirement under the program.

28 The amount shown represents premiums that would be paid by us that come due during the applicable period following the termination date. The amount included represents two annual premium payments.

29 Mr. Hinnant is eligible to receive the proceeds from the policy as of the last policy anniversary date upon death.

30 Mr. Hinnant would be eligible to receive $500,000 proceeds from executive AD&D policy.

31 Upon a change in control, the Management Change-in-Control Plan provides for us to pay all excise taxes due to IRC Section 280G plus applicable gross-up amounts for Mr. Hinnant. Under IRC Section 280G, Mr. Hinnant would not be subject to excise tax since he would not have excess parachute payments above his base amount.

POTENTIAL PAYMENTS UPON TERMINATION

Fred N. Day IV, President and Chief Executive Officer, PEC

	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (CIC) ($)	Death or Disability ($)
Compensation
Base Salary	N/A1	N/A1	N/A1	$ 1,020,417[2]	N/A1	$ 1,185,000[3]	N/A4
Annual Incentive	N/A5	$ 335,000[6]	$ 335,000[6]	N/A5	N/A5	$ 967,250[7]	$ 335,000[6]
Long-term Incentives
Performance Shares
2004 PSSP Grant	N/A8	$ 0[9]	$ 0[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
2005 PSSP Grant	N/A8	$ 0[9]	$ 0[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
2006 PSSP Grant	N/A8	$ 596,109[9]	$ 596,109[9]	N/A8	N/A8	$ 0[10]	$ 0[10]
Restricted Stock
Unvested and Accelerated	N/A11	N/A12	N/A12	N/A11	N/A11	$ 1,186,116[13]	$ 886,728[14]
Benefits and Perquisites
Incremental Non- qualified Pension	N/A15	N/A15	N/A15	N/A15	N/A15	$ 0[16]	N/A15
Deferred Compensation	$ 1,113,573[17]	$ 1,122,382[18]	$ 1,122,382[18]	$ 1,113,573[17]	$ 1,113,573[17]	$ 1,122,382[18]	$ 1,122,382[18]
Post-retirement Health Care	N/A19	N/A20	N/A20	$ 14,656[21]	N/A19	$ 28,738[22]	N/A19
Split-Dollar Policy[23]	$ 208,689[24]	N/A25	N/A26	$ 208,689[24]	$ 208,689[24]	$ 95,000[27]	$ 1,075,847[28]
Executive AD&D Proceeds	N/A	N/A	N/A	N/A	N/A	N/A	$ 500,000[29]
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	$ 0[30]	N/A
TOTAL	$ 1,322,262	$ 2,053,491	$ 2,053,491	$ 2,357,335	$ 1,322,262	$ 4,584,486	$ 3,919,957

1 There is no provision for payment of salary under these scenarios.

2 Value based on salary continuation provision per Mr. Day’s employment agreement. Per his agreement that would expire on August 1, 2009, Mr. Day would receive his salary ($395,000 per year) for the remaining term of his agreement (i.e., 31 months).

3 Value based on cash payment provision of the Management Change-in-Control Plan that provides for three times base salary of $395,000.

4 Does not include impact of long-term disability. In the event of a long-term disability, Mr. Day would receive 60% of base salary during the period of his disability.

5 There is no provision for payment of annual incentive under these scenarios.

6 Value based on Mr. Day receiving a pro rata incentive award for the period worked during the year. For December 31, 2006, this is based on the full award. For 2006, Mr. Day’s MICP award was $335,000.

7 Value based on Mr. Day receiving four times his target award per the Management Change-in-Control Plan. Mr. Day’s target incentive award is 55% of salary. Value is four times 55% times $395,000.

8 Unvested performance shares would be forfeited upon termination.

9 Value based on expected payout at the end of the performance period. For 2004 and 2005 grants, the expected payout as of December 31, 2006, was 0%. For 2006 grants, the expected payout as of December 31, 2006, was target since performance period was still less than halfway complete.

10 Under the PSSP, an interim calculation is done as of the date of termination or death. As of December 31, 2006, the interim calculation for all outstanding performance share grants based on total shareholder return through December 29, 2006 and EBITDA performance through September 30, 2006, was 0%.

11 Unvested restricted stock would be forfeited upon termination.

12 Unvested restricted stock may be vested at the Committee’s discretion. As of December 31, 2006, the value of this discretionary vesting would have been $1,186,116, making the total for both retirement columns $3,239,607.

13 All outstanding restricted stock shares would immediately vest. For a detailed description of outstanding restricted stock, see footnote 9 to the “Outstanding Equity Awards at Fiscal Year-End Table.”

14 All outstanding restricted stock shares that are more than one year past their grant date would immediately vest. Shares that are less than one year past their grant date would be forfeited. Mr. Day would forfeit 6,100 restricted stock shares granted on March 14, 2006.

15 No accelerated vesting or incremental non-qualified pension benefit occurs under these scenarios.

16 Mr. Day was vested under the SERP as of December 31, 2006, so there is no incremental value due to accelerated vesting.

17 Unvested MICP deferral premiums would be forfeited. All outstanding deferred compensation balances will be paid immediately following termination, subject to IRC Section 409A regulations. Mr. Day would forfeit $8,809 of unvested deferred MICP premiums.

18 All outstanding deferred compensation balances will be paid in accordance with the plan and participant elections, subject to IRC Section 409A regulations.

19 No post-retirement health care benefits apply in this scenario.

20 No additional benefits above what all full-time, non-bargaining employees would receive.

21 Per Mr. Day’s employment agreement, he would be reimbursed for 18 months of COBRA premiums at $814 per month.

22 Per the Management Change-in-Control Plan, Mr. Day would receive Company-paid medical, dental and vision coverage in the same plan he was participating in prior to termination for 36 months at $798 per month.

23 The Executive Permanent Split-Dollar Life Insurance program involves the sharing of insurance costs and benefits between us and the participant. The benefit sharing is scheduled to end at age 65.

24 This scenario results in the participant having an interest in the policy cash value at the time of termination. The policy will be split in proportion to cash value ownership and the participant will receive a separate policy. No further cost or benefit sharing will occur. Therefore, the amounts in this column represent the cash surrender value as of the last policy anniversary date according to the original policy illustration.

25 A participant must be age 62 with 15 years actual service to be eligible for early retirement. Mr. Day is eligible for early retirement under the program and we would pay the last premium due on the January 1, 2007, policy anniversary date in the amount of $95,000 for Mr. Day.

26 Under the Split-Dollar program, normal retirement is age 65 and five years of service. Based on these criteria, Mr. Day is not eligible for retirement under the program.

27 The amount shown represents premiums that would be paid by us that come due during the applicable period following the termination date. The amount included represents one annual premium payment.

28 Mr. Day is eligible to receive the proceeds from the policy as of the last policy anniversary date upon death.

29 Mr. Day would be eligible to receive $500,000 proceeds from executive AD&D policy.

30 Upon a change in control, the Management Change-in-Control Plan provides for us to pay all excise taxes due to IRC Section 280G plus applicable gross-up amounts for Mr. Day. Under IRC Section 280G, Mr. Day would not be subject to excise tax since he would not have excess parachute payments above his base amount.

DIRECTOR COMPENSATION

The following includes the required table and related narrative detailing the compensation each director received for his or her services in 2006.

Name (a)	Fees Earned or Paid in Cash[1] ($) (b)	Stock Awards[2] ($) (c)	Option Awards ($) (d)	Non- Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation[3] ($) (g)	Total ($) (h)
Edwin B. Borden	$107,000	$138,260	—	—	—	$13,273	$258,533
James E. Bostic, Jr.	$78,750	$78,014	—	—	—	$12,173	$168,937
David L. Burner	$90,214	$95,983	—	—	—	$12,173	$198,370
Charles W. Coker (Retired May 10, 2006)	$43,000	$49,336	—	—	—	$513,800[4]	$606,136
Richard L. Daugherty	$110,500	$121,161	—	—	—	$12,573	$244,234
Harris E. DeLoach, Jr.	$55,929	—	—	—	—	$173	$56,102
W. D. Frederick, Jr.	$76,500	$95,983	—	—	—	$12,879	$185,362
W. Steven Jones	$88,500	$62,335	—	—	—	$5,982	$156,817
William O. McCoy (Retired May 10, 2006)	$41,500	$78,414	—	—	—	$514,192[4]	$634,106
E. Marie McKee	$94,714	$95,983	—	—	—	$12,173	$202,870
John H. Mullin, III	$99,000	$99,104	—	—	—	$12,173	$210,277
Peter S. Rummell (Resigned, effective May 1, 2006)	$33,000	—[5]				$13,800	$46,800[5]
Carlos A. Saladrigas	$75,000	$84,271	—	—	—	$12,605	$171,876
Theresa M. Stone	$90,000	$62,335	—	—	—	$5,782	$158,117
Alfred C. Tollison, Jr.	$46,655	—	—	—	—	$173	$46,828
Jean Giles Wittner	$79,500	$95,929	—	—	—	$12,943	$188,372

1 Reflects the annual retainer plus any Board or Committee fees earned in 2006. Amounts may have been paid in cash or deferred into the Non-Employee Director Deferred Compensation Plan.

2 Reflects the change in value in the Non-Employee Director Stock Unit Plan account for 2006. The value of account is tracked in phantom stock units and changes with the annual grant of 1,200 stock units, dividend reinvestment, unit appreciation/depreciation and payments made upon termination of a director.

3 Includes incentive matching contributions under the incentive compensation program, the value of perquisites such as tickets to sporting and cultural arts events, imputed income for personal or spousal travel, and the cash value of retirement and holiday gifts from the Company. For all directors who have been on our Board since January 1, 2006, the incentive match was 80% of a Director’s automatic deferral or $12,000 (80% of $15,000). The automatic deferral is prorated for new directors and 80% of that amount was provided as the incentive match.

4 Includes a $500,000 contribution to college or university of the director’s choice pursuant to the Directors’ Educational Contribution Plan. The Directors’ Educational Contribution Plan is funded by policies of corporate-owned life insurance on the lives of pairs of Directors, with proceeds payable to us at the death of the second to die in each pair. All costs of the Directors’ Educational Contribution Plan are expected to be covered from the life insurance proceeds to be received by us. Messrs. Coker and McCoy, who retired from the Board in 2006, were participants in the Directors’ Educational Contribution Plan. In 2006, we made a contribution of $500,000 to Coker College in Hartsville, South Carolina, on Mr. Coker’s behalf, and a contribution of $500,000 to the University of North Carolina at Chapel Hill on Mr. McCoy’s behalf. The only current Board members who are eligible to participate in the Plan are Messrs. Borden and Daugherty. In 2006, we paid insurance premiums totaling $381,049 in order to fund the Directors’ Educational Contribution Plan.

5 Does not include $54,134 of compensation under the Director Stock Unit Plan that was forfeited upon separation.

DISCUSSION OF DIRECTOR COMPENSATION TABLE

RETAINER AND MEETING FEES

During 2006, Directors who were not employees of the Company received an annual retainer of $45,000, of which $15,000 was automatically deferred under the Non-Employee Director Deferred Compensation Plan (see below), and an attendance fee of $1,500 per meeting for regularly scheduled Board meetings. Directors who were not employees of the Company also received an attendance fee of $1,500 for committee meetings. The Chairman of each of the following standing Board Committees received an additional retainer of $5,000: Corporate Governance Committee; Finance Committee; Operations and Nuclear Oversight Committee; and Organization and Compensation Committee. The Chairman of the Audit and Corporate Performance Committee received an additional retainer of $10,000. The Lead Director received an additional retainer of $5,000. Directors who are not employees of the Company received an attendance fee of $1,500 for each day of a visit to a plant or office of the Company or its subsidiaries or for attendance at any other business meeting to which the Director was invited by us. Directors who are officers of our company do not receive an annual retainer or attendance fees. All Directors are reimbursed for expenses incident to their service as Directors. Committee positions held by the Directors are discussed in the “Board Committees” section of this proxy statement.

Effective January 1, 2007, the Board increased the annual retainer for Directors to $65,000 to cover customary Board and Committee meeting fees and to recognize additional responsibilities of the Board related to the frequency of Board and committee meetings.  Also effective January 1, 2007, the Board approved additional fees for service in various Board positions, including Committee chair, Committee member and Nuclear Oversight Director. In conjunction with the increase in retainers, the Board eliminated Board and committee meeting fees, except where Directors attend non-customary meetings or review Company operations at our request, and as approved by the Corporate Governance Committee. In those cases, Directors will receive a special fee of $1,500 per meeting.

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

In addition to $15,000 from the annual retainer and any matching contributions under the incentive compensation program that are automatically deferred, outside Directors may elect to defer any portion of the remainder of their annual retainer and Board attendance fees until after the termination of their service on the Board under the Non-Employee Director Deferred Compensation Plan. Any deferred fees are deemed to be invested in a number of units of Common Stock of the Company, but participating Directors receive no equity interest or voting rights in any shares of the Common Stock. The number of units credited to the account of a participating Director is equal to the dollar amount of the deferred fees divided by the average of the high and low selling prices (i.e., market value) of the Common Stock on the day the deferred fees would otherwise be payable to the participating Director. The number of units in each account is adjusted from time to time to reflect the payment of dividends on the number of shares of Common Stock represented by the units. Unless otherwise agreed to by the participant and the Board, when the participant ceases to be a member of the Board of Directors, he or she will receive cash equal to the market value of a share of the Company’s Common Stock on the date of payment multiplied by the number of units credited to the participant’s account.

DIRECTOR INCENTIVE COMPENSATION

Directors are also eligible for matching contributions of up to $15,000 under an incentive compensation program. Awards under this program are based upon the achievement of the corporate incentive goals established each year by the Board and used as the basis for a matching contribution of shares of Common Stock for participating employees in our 401(k) Savings & Stock Ownership Plan. In the event that five of the corporate incentive goals are met, the $15,000 portion of the annual retainer that is automatically deferred pursuant to the Non-Employee Director Deferred Compensation Plan will be increased by 50 percent, with an additional 10 percent increase for each corporate incentive goal met in excess of five (up to a maximum matching contribution of 100 percent). Such matching contribution is automatically deferred until the Director’s retirement.

Pursuant to our 2002 Equity Incentive Compensation Plan, Directors are also eligible to receive grants of up to 2,000 non-qualified stock options on May 1 of each year, subject to the Board’s approval; however, we ceased granting stock options in 2004. All stock options granted prior to January 1, 2005, remain valid in accordance with their terms and conditions.

NON-EMPLOYEE DIRECTOR STOCK UNIT PLAN

Effective January 1, 1998, we established the Non-Employee Director Stock Unit Plan (“Stock Unit Plan”). The Stock Unit Plan provides for an annual grant of 1,200 stock units to each non employee Director. Each unit is equal in economic value to one share of the Company’s Common Stock, but does not represent an equity interest or entitle its holder to vote. The number of units is adjusted from time to time to reflect the payment of dividends with respect to the Common Stock of the Company. Benefits under the Stock Unit Plan vest after a participant has been a member of the Board for five years and are payable solely in cash. Effective January 1, 2007, a Director shall be fully vested at all times in the stock units credited to his or her account.

PERQUISITES

Directors are eligible to receive certain perquisites, including tickets to various cultural arts and sporting events, which are de minimis in value. Each retiring Director also receives a gift valued at approximately $1,500 in appreciation for his/her service on the Board.

We charge Directors with imputed income in connection with (i) their travel on Company aircraft for non-Company related purposes and (ii) their spouses’ travel on Company aircraft. When spousal travel is at our invitation, we will gross up the Directors for taxes incurred in connection with the imputed income related to the travel.

All of the Directors who were Directors or retired Directors on or prior to September 16, 1998, participate in a Directors’ Educational Contribution Plan. The Directors’ Educational Contribution Plan is funded by policies of corporate-owned life insurance on the lives of pairs of Directors, with proceeds payable to us at the death of the second to die in each pair. All costs of the Directors’ Educational Contribution Plan are expected to be covered from the life insurance proceeds to be received by us. Pursuant to the Directors’ Educational Contribution Plan, we will make a contribution in the name of each participating Director to an educational institution or approved educational foundation or fund in North Carolina or South Carolina selected by the participating Director and approved by the Executive Committee of the Board of Directors. The contribution will be made at the later to occur of the retirement of the participating Director from the Board of Directors or 10 years from the date of adoption of the Directors’ Educational Contribution Plan. If a participating Director has served as a Director for at least five but less than 10 years at the time the contribution is to be made, we will contribute $250,000 in the name of the Director. If the participating Director has served for 10 or more years, the amount of the contribution will be $500,000. The Directors’ Educational Contribution Plan was discontinued September 16, 1998, and is not available as a benefit for any Director who joined the Board subsequent to that date. The Directors’ Educational Contribution Plan may be terminated at any time at the discretion of the Executive Committee without recourse or obligation to us. Messrs. Coker and McCoy, who retired from the Board in 2006, were participants in the Directors’ Educational Contribution Plan. In 2006, we made a contribution of $500,000 to Coker College in Hartsville, South Carolina, on Mr. Coker’s behalf, and a contribution of $500,000 to the University of North Carolina at Chapel Hill on Mr. McCoy’s behalf. Current Board members who are eligible to participate in the Directors’ Educational Contribution Plan are Messrs. Borden and Daugherty.

SERVICE ON BOARDS OF SUBSIDIARIES

All compensation paid to outside Directors is for services rendered on behalf of our Board of Directors and the boards of PEC and PEF.

EQUITY COMPENSATION PLAN INFORMATION
as of December 31, 2006

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	6,279,535	43.70	8,856,790
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	6,279,535	43.70	8,856,790

Column (a) includes stock options outstanding and outstanding performance shares assuming maximum payout potential.

Column (b) includes only the weighted-average exercise price of outstanding options.

Column (c) includes reduction for unissued, but outstanding performance share grants assuming maximum payout potential.

REPORT OF THE AUDIT AND CORPORATE
PERFORMANCE COMMITTEE

The Audit and Corporate Performance Committee of the Company’s Board of Directors (the “Audit Committee”) has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2006, with the Company’s management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), by the SEC’s Regulation S-X, Rule 2-07, and by the New York Stock Exchange’s Corporate Governance Rules, as may be modified, amended or supplemented.

The Audit Committee has received the written disclosures from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented, and has discussed the independence of Deloitte & Touche LLP with that firm.

Based upon the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

Audit and Corporate Performance Committee:
Richard L. Daugherty, Chair
James E. Bostic, Jr.
W. D. Frederick, Jr.
Carlos A. Saladrigas
Theresa M. Stone
Alfred C. Tollison, Jr.
Jean Giles Wittner

Unless specifically stated otherwise in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the foregoing Report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

DISCLOSURE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The Audit Committee has actively monitored all services provided by its independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) and the relationship between audit and non-audit services provided by Deloitte. We have adopted policies and procedures for approving all audit and permissible nonaudit services rendered by Deloitte, and the fees billed for those services. Our Controller (the “Controller”) is responsible to the Audit Committee for enforcement of this procedure, and for reporting non-compliance. The Audit Committee specifically preapproved the use of Deloitte for audit, audit related, tax and nonaudit services, subject to the limitations of our preapproval policy. Audit and audit related services include assurance and related activities; assurance services associated with internal control over financial reporting; review of reports for regulatory filings; releases containing financial information and financing-related materials; consultations on dispositions and discontinued operations; audits of employee benefit plans; and consultation on accounting issues. The preapproval policy provides that any audit and audit related services with projected expenditure of over $50,000 and not previously preapproved, will require individual approval by the Audit Committee in advance of Deloitte being engaged to render such services. Once the cumulative total of those projects less than $50,000, plus projected overruns in excess of previously approved amounts, exceeds $500,000 for the year, each subsequent project, regardless of amount, must be approved individually in advance by the Audit Committee.

The preapproval policy requires management to obtain specific preapproval from the Audit Committee for the use of Deloitte for any permissible non-audit services, which, generally, are limited to tax services, including tax compliance, tax planning, and tax advice services such as return review and consultation and assistance. Other types of permissible non-audit services will not be considered for approval except in limited instances, which may include proposed services that provide significant economic or other benefits. In determining whether to approve these services, the Audit Committee will assess whether these services adversely impair the independence of Deloitte. Any permissible non-audit services provided during a fiscal year that (i) do not aggregate more than five percent of the total fees paid to Deloitte for all services rendered during that fiscal year and (ii) were not recognized as non-audit services at the time of the engagement must be brought to the attention of the Controller for prompt submission to the Audit Committee for approval. These de minimis nonaudit services must be approved by the Audit Committee or its designated representative before the completion of the services.  Non-audit services that are specifically prohibited under the Sarbanes-Oxley Act Section 404, Securities and Exchange Commission (“SEC”) rules, and Public Company Accounting Oversight Board (“PCAOB”) rules are also specifically prohibited under the policy.

Prior to approval of permissible tax services by the Audit Committee, the policy requires Deloitte to (1) describe in writing to the Audit Committee (a) the scope of the service, the fee structure for the engagement and any side letter or other amendment to the engagement letter or any other agreement between the Company and Deloitte relating to the service and (b) any compensation arrangement or other agreement, such as a referral agreement, a referral fee or fee-sharing arrangement, between Deloitte and any person (other than the Company) with respect to the promoting, marketing or recommending or a transaction covered by the service; and (2) discuss with the Audit Committee the potential effects of the services on the independence of Deloitte.

The policy also requires the Controller to update the Audit Committee throughout the year as to the services provided by Deloitte and the costs of those services. The policy also requires Deloitte to annually confirm its independence in accordance with SEC and New York Stock Exchange standards. The Audit Committee will assess the adequacy of this policy as it deems necessary and revise accordingly.

Set forth in the table below is certain information relating to the aggregate fees billed by Deloitte for professional services rendered to us for the fiscal years ended December 31, 2006, and December 31, 2005.

	2006	2005
Audit fees	$3,710,000	$4,085,000
Audit-related fees	323,000	250,000
Tax fees	345,000	542,000
All other fees	13,000	—
Total Fees	$4,391,000	$4,877,000

Audit fees include fees billed for services rendered in connection with (i) the audits of our annual financial statements and those of our SEC reporting subsidiaries (Carolina Power & Light Company and Florida Power Corporation); (ii) the audit of management’s assessment of our internal control over financial reporting; (iii) the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and those of our SEC reporting subsidiaries; (iv) the audits of the financial statements of certain of our non-reporting subsidiaries in support of the audit of our financial statements; (v) SEC filings; (vi) accounting consultations arising as part of the audits; and (vii) comfort letters. Audit fees for 2006 and 2005 also include $1,327,000 and $1,270,000, respectively for services in connection with the Sarbanes-Oxley Act Section 404 and the related PCAOB Standard No. 2 relating to our internal control over financial reporting.

Audit-related fees include fees billed for (i) audits of the financial statements of certain of our non-reporting subsidiaries; (ii) special procedures and letter reports; (iii) benefit plan audits when fees are paid by us rather than directly by the plan; and (iv) accounting consultations for prospective transactions not arising directly from the audits.

Tax fees include fees billed for tax compliance matters and tax planning and advisory services.

All other fees for 2006 include fees billed for utility accounting training.

The Audit Committee has concluded that the provision of the non-audit services listed above as “All other fees” and “Tax fees” are compatible with maintaining Deloitte’s independence.

None of the services provided was approved by the Audit Committee pursuant to the de minimis waiver provisions described above.

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Corporate Performance Committee of our Board of Directors (the “Audit Committee”) has selected Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for the fiscal year ending December 31, 2007, and has directed that management submit the selection of that independent registered public accounting firm for ratification by the shareholders at the 2007 Annual Meeting of the Shareholders. Deloitte & Touche has served as the independent registered public accounting firm for our Company and its predecessors since 1930. In selecting Deloitte & Touche, the Audit Committee considered carefully Deloitte & Touche’s previous performance for us, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. A representative of Deloitte & Touche will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement and will be available to respond to appropriate questions. Shareholder ratification of the selection of Deloitte & Touche as our independent registered public accounting firm is not required by our By-Laws or otherwise. However, we are submitting the selection of Deloitte & Touche to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche. Even if the shareholders ratify the selection, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interest of the Company and its shareholders.

The Audit Committee and the Board of Directors recommend a vote “FOR” the ratification of the selection of Deloitte & Touche as our independent registered public accounting firm.

Valid proxies received pursuant to this solicitation will be voted in the manner specified. Where no specification is made, the shares represented by the accompanying proxy will be voted “FOR” the ratification of the selection of Deloitte & Touche as our independent registered public accounting firm. Votes (other than votes withheld) will be cast pursuant to the accompanying proxy for the ratification of the selection of Deloitte & Touche.

The proposal to ratify the selection of Deloitte & Touche to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007, requires approval by a majority of  the votes actually cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon. Abstentions from voting and broker non-votes will not count as shares voted and will not have the effect of a “negative” vote, as described in more detail under the heading “PROXIES” on page  2.

PROPOSAL 3—APPROVAL OF THE PROGRESS ENERGY, INC. 2007 EQUITY INCENTIVE PLAN

BACKGROUND

Below is a description of the Progress Energy, Inc. – sponsored 2007 Equity Incentive Plan (the “Plan”), adopted by the Board of Directors of the Company on March 21, 2007. As provided in the Proxy Statement, “Company” shall mean Progress Energy, Inc. The 1997 Equity Incentive Plan and 2002 Equity Incentive Plan of Progress Energy, Inc., will remain effective with regard to all Awards made thereunder, but shall be superseded by the Plan with regard to all Awards made after approval of the Plan by the Company’s shareholders. The Board unanimously recommends that the Plan be approved. In keeping with this recommendation, the Board has directed that the Plan be submitted to a vote of the shareholders at this Annual Meeting. If approved by the shareholders as proposed herein, the Plan will allow the Organization and Compensation Committee (the “Committee”) to make various types of awards to Key Employees and Outside Directors of the Company, and to Key Employees of the Company’s Affiliates.

The Plan, along with other elements of the Company’s compensation program, will support the stock ownership guidelines for Company officers, which were adopted by the Board at its December 11, 1996,

meeting. These guidelines are designed to link the interests of Company executives with those of shareholders by ensuring that executives hold an ownership stake in the Company that is significant in comparison to their salaries, and thus have a sustained interest in the Company’s long-term performance. The guidelines require executives to own Company “stock,” including forms other than shares owned outright by an executive, valued at between one and four times their individual base salaries, depending upon their positions. Executives are encouraged to achieve their target ownership levels within five years.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company is not entitled to a federal income tax deduction for compensation in excess of $1 million paid in any year to a “Covered Participant,” subject to certain exceptions. Compensation that qualifies as “performance-based” under Section 162(m) of the Code is exempt from this limitation. The Plan sets forth a list of alternative Performance Measures, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are designed to qualify for the performance-based exception to Section 162(m) of the Code. Under the Plan, the Committee may grant Awards in a manner that qualifies them for the exemption for performance-based compensation, or it may grant Awards that do not qualify for the exemption. The applicable conditions of the performance-based compensation exemption include, among others, a requirement that the shareholders of the Company approve the material terms of the Plan.

Approximately 660 persons are currently eligible to participate in the Plan. The number of persons eligible to participate in the Plan and the number of Participants may vary from year to year. The Plan will be administered by the Committee, which is comprised solely of “outside” “non-employee” directors. The Plan imposes limits on the number of shares of Stock that can be granted in the form of Incentive Stock Options or in the form of Restricted Stock. Additionally, the Plan imposes limits on the number of shares of Stock or derivatives that can be issued in the form of Performance Shares, Performance Units or other Stock Unit Awards. The Plan also provides that the Option Price cannot be less than 100% of the Fair Market Value of the Stock on the initial Grant Date, and that Options cannot be repriced except in limited circumstances associated with certain capital adjustments and acquisitions.

The Plan is a broad umbrella plan that allows the Company to enter into Award Agreements and/or adopt various individual Sub-Plans that will permit the grant of several different types of Awards. The Plan is reproduced in its entirety in Exhibit C to this Proxy Statement, and all capitalized terms used but not defined either above or in the following description are defined in the Plan. The following description is qualified in all respects by reference to the full Plan document.

PLAN DESCRIPTION

PURPOSE

The purpose of the Plan is to promote the interests of the Company and its shareholders by (i) attracting and retaining Executive Officers, Outside Directors and other Key Employees who are essential to the success of the Company and its Affiliates; (ii) motivating Executive Officers, Outside Directors and other Key Employees using performance-related and Stock-based incentives that are linked to the interests of the Company’s shareholders; and (iii) enabling such Executive Officers, Outside Directors and other Key Employees to share in the long-term growth and success of the Company and its Affiliates.

ELIGIBILITY

Except as set forth immediately below, the Committee shall have sole and complete discretion to determine Key Employees, including Executive Officers and Outside Directors, who shall be eligible to participate in the Plan, subject to the following limitations: (i) no Outside Director shall be eligible to participate in the Plan except with approval of the full Board; (ii) no person owning, directly or indirectly, more than 5 percent of the total combined voting power of all classes of stock of the Company shall be eligible to participate in the Plan; and (iii) only regular, full-time employees shall be eligible to participate in the Plan, except that Outside Directors may be granted Non-Qualified Stock Options or Restricted Stock Awards.

The Committee may delegate to the Company’s Chief Executive Officer authority to designate Key Employees and/or Awards to be made to Key Employees who are not Executive Officers, subject to any limitations imposed by the Committee, including a fixed maximum Award for any group of Key Employees, and/or a maximum Award for any Key Employee. Awards to Executive Officers must be determined by the Committee, and Awards to Outside Directors must be determined by the Company’s Board of Directors.

EFFECTIVE DATE AND DURATION

The Plan shall be effective on the date it is approved by the Company’s shareholders, and shall expire on the tenth anniversary of its effective date; provided, however, that all Awards made prior to, and outstanding on the expiration date for the Plan, shall remain valid in accordance with applicable terms and conditions.

ADMINISTRATION

The Plan shall be administered and interpreted by the Committee, which is intended to be comprised of “non-management directors” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Act”) and to satisfy the “outside director” provisions of Section 162(m) of the Code. The Committee shall have sole and complete discretion to adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines and practices governing operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall also have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Award Agreement and/or Sub-Plan, which need not be identical for types of Awards nor for the same type of Award to different Participants; (iii) to construe and interpret the Award Agreements, Sub-Plans and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Period of Restriction, except for Awards to Participants who are “covered employees” as defined in Section 162 (m)(3) of the Code who are intended to qualify for the Performance-Based Exception, other than as may be provided under the terms of the Award in the event of a Change in Control or as hereinafter specified; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan, including a  determination of whether an event constitutes a Change in Control of the Company. However, the Committee has no authority to issue an Option with an Option Price that is less than 100 percent of the Fair Market Value of the Stock on the initial Grant Date. Once established, the Option Price may not be adjusted or amended without shareholder approval, except under limited circumstances specified in Sections 6.4 and 6.5 of the Plan.

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

Subject to adjustments as provided in the Plan, the maximum aggregate number of shares of Stock that may be issued over the years pursuant to Awards made under the Plan shall be the number of shares of stock remaining available for issuance as of the Effective Date under the 2002 Equity Incentive Plan, which may be in any combination of Options, Restricted Stock, Performance Shares, other Stock-Based Awards, or any other right or option that is actually paid out in Stock. This limit does not apply to grants made to replace or assume existing awards in connection with the acquisition of a business. Shares of Stock may be available from the authorized but unissued shares of Stock. Except as provided below, the issuance of Stock in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of shares of Stock available for future Awards under the Plan.

If (i) any Option or other Award granted under the Plan terminates, expires or lapses for any reason other than exercise of the Award, or (ii) shares of Stock issued pursuant to the Awards are canceled or forfeited for any reason, the number of shares of Stock available for Awards under the Plan shall be increased by the number of shares of Stock that were subject to such Award (whether initially granted under this Plan, the 1997 Equity Incentive Plan or the 2002 Equity Incentive Plan); provided, however, that such increase shall not be construed to provide for the issuance of treasury stock.

In the event a Participant pays for any Option or other Award granted under the Plan through the delivery of previously acquired shares of Stock, the number of shares of Stock available for Awards under the Plan shall be increased by the number of shares surrendered by the Participant, subject to Rule 16b-3 under the Exchange Act as interpreted by the Securities and Exchange Commission or its staff; provided, however, that such increase shall not be construed to provide for the issuance of treasury stock.

The issuance of Stock or Shares pursuant to the Plan may require the notification and/or approval of the North Carolina Utilities Commission.

TYPES OF AWARDS

The Plan is a broad umbrella Plan that allows the Company to enter into Award Agreements and adopt various individual Sub-Plans that will permit the grant of the following types of Awards: Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares and Other Stock Unit Awards or Stock-based forms of Awards. The Plan sets forth certain minimum requirements for each type of Award. Detailed provisions regarding Awards will be set out either in Award Agreements or in the Sub-Plans adopted under the Plan. The adoption of any such Sub-Plans shall not be subject to shareholder approval.

STOCK OPTIONS

The Committee may grant Stock Options, including Nonqualified Stock Options (NQSOs) and Incentive Stock Options (ISOs) to Key Employees. The Committee may also grant NQSOs to Directors, but only pursuant to approval by the Board of Directors. The terms and conditions applicable to each Option grant shall be detailed in an Award Agreement. Stock Option grants will entitle the Participant to purchase Stock at prices determined by the Committee at the time of grant. The Option Price must not be less than 100 percent of the Fair Market Value of the Stock on the initial Grant Date. Once established, the Option Price may not be adjusted or amended without shareholder approval, except under limited circumstances specified in Sections 6.4 and 6.5 of the Plan. Options granted under the Plan shall be exercisable at such times as the Committee determines; provided, however, that no Option may be exercisable within the first year following the Grant Date (except in the event of a Change in Control), or more than 10 years from the Grant Date. The Option exercise price shall be payable to the Company in full by any one or a combination of the following: in cash or its equivalent, or by the delivery of shares of Stock (not subject to any security interest or pledge) valued at Fair Market Value at the time of exercise. At the request of the Participant, the Company may permit a Cashless Exercise of the Option.

ISOs may only be granted to Participants who are employees of the Company or a “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and (f) of the Code) on the Grant Date. The aggregate Fair Market Value of such shares of Stock (at time of grant) with respect to which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. ISOs may not be issued in tandem with NQSOs, and may not be issued to a Participant who owns Stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent corporation or subsidiary corporation unless the exercise price of the Options is fixed at not less than 110 percent of the Fair Market Value of the Stock.

The maximum number of Options that may be granted in any calendar year to any one Participant is 2,000,000.

STOCK APPRECIATION RIGHTS

The Committee may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights in tandem with an Option, or Stock Appreciation Rights in addition to an Option. The exercise price of each Stock Appreciation Right shall be determined by the Committee at the time of grant but shall in no event be less than 100% of the Fair Market Value of the Stock on the Grant Date. The Participant is entitled to receive an amount equal to the excess of the Fair Market Value of a share of Stock over the grant price thereof on the date of exercise of the Stock Appreciation Right. Upon exercise of the Stock Appreciation Rights, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a share of stock on the date of exercise of the Stock Appreciation Right over the grant price specified in the Award Agreement by (b) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised.

The maximum number of shares of Stock that may be subject to Stock Appreciation Rights granted to any one Participant in any calendar year is 2,000,000.

RESTRICTED STOCK

The Committee may grant shares of Restricted Stock to Participants in such amounts and for such duration and/or consideration as it shall determine. Each Restricted Stock grant shall be evidenced by an Award Agreement specifying the Period of Restriction, the conditions which must be satisfied prior to removal of the restriction, the number of shares of Restricted Stock granted, and such other provisions as the Committee shall determine. The types of restrictions the Committee may specify in an Award Agreement include but are not limited to restrictions on acceleration or achievement of terms or vesting based on any business or financial goals of the Company, such as the Performance Measures described in the Plan. Participants receiving Restricted Stock Awards are not required to pay for them (except applicable tax withholding) other than by the rendering of services or other consideration as determined by the Committee.

Restricted Stock covered by an Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee. The minimum Period of Restriction shall be at least one year for performance-based grants of Restricted Stock. The Period of Restriction for non-performance-based grants of Restricted Stock shall be a minimum of three years. During that three-year period the removal of restrictions on up to one-third of the shares may be permitted at the end of each year following the Grant Date. However, the Committee may remove the restrictions upon Early or Normal Retirement in the Committee’s discretion. Restrictions on grants of Restricted Stock shall not be removed during the first year following the Grant Date except in the event of Early or Normal Retirement or in the event of a Change in Control. Except as described above, the Committee shall not have the authority to reduce or remove restrictions during the first year following the Grant Date.

During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares, and shall be entitled to receive all dividends and other distributions paid with respect to those shares of Restricted Stock. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed.

The maximum number of shares of Stock that may be granted as Restricted Stock to any one Participant during a single calendar year is 250,000.

PERFORMANCE-BASED AWARDS

The Committee may issue Performance Awards in the form of either Performance Units or Performance Shares, subject to the Performance Measures and Performance Period it determines. The extent to which Performance Measures are met will determine the value of each Performance Unit or the number of Performance Shares earned by the Participant. The terms and conditions of each Performance Award will be set forth in an Award Agreement and/or a Sub-Plan. Payment of the amount due upon settlement of a Performance Award shall be made in cash and/or Stock, paid in lump sum or installments as prescribed by the Committee.

Prior to the year that a Performance Award vests, the Committee may permit the Participant to defer the receipt of his or her Award in accordance with rules prescribed by the Committee. The maximum number of shares of Stock that may be the subject of a Performance Share Award in a single calendar year is 250,000. The maximum amount of compensation payable, without regard to any deferral, to a Participant pursuant to the grant of a Performance Unit Award in any calendar year is $10,000,000.

OTHER STOCK-BASED AWARDS

The Committee may issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Unit Awards which may be in the form of or based on Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Stock or other securities. The Committee, in its sole and complete discretion, may determine that an Award may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules of the Award that shall be specified in an Award Agreement or a Sub-Plan. Prior to the year that a Stock Unit vests, the Committee may permit the Participant to defer the receipt of his or her Award in accordance with rules prescribed by the Committee. The maximum number of shares that may be granted in any calendar year to a Participant as a part of a Stock Unit Award shall be 250,000 shares of Stock. If the value of any Stock Unit Award is not based entirely on the value of the underlying Stock, the maximum amount of compensation payable, without regard to any deferral, as a result of all Stock Unit Awards granted in any calendar year shall be $2,500,000.

AMENDMENT OF PLAN

The Committee or Board may amend, suspend or terminate the Plan, in whole or in part, at any time; provided, however, that any amendment shall be made with shareholder approval where such approval is necessary to comply with applicable tax or regulatory requirements. As previously noted, neither the Committee nor the Board shall have the authority to “reprice” Options, except under limited circumstances.

CHANGE IN CONTROL OR DIVESTITURE

In the event of a Change in Control or a Divestiture, the Committee may provide, either within the terms of the Award Agreement or subsequently, for the acceleration of the payment and/or vesting of any Award, the extension of the time during which an Award is exercisable to its full term regardless of a Participant’s termination of employment with the Company, and/or the release of any restrictions on any Award.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief description of the federal income tax consequences to Participants and the Company relating to Options and other Awards that may be granted under the 2007 Equity Incentive Plan.

NONQUALIFIED STOCK OPTION

There will be no federal income tax consequences to either the optionee or the Company upon the grant of an NQSO. Upon exercise of an NQSO, the optionee generally will have taxable ordinary income equal to the difference between the current fair market value of the shares and the option price, and the Company will be entitled to a federal income tax deduction of that amount. The tax basis of the shares will equal the exercise price plus the amount of income recognized on exercise, and the holding period commences on the date the option is exercised. Subsequent disposition of the shares will result in either short-term or long-term capital gain or loss to the optionee and will have no impact on the Company.

INCENTIVE STOCK OPTION

There will be no federal income tax consequences to either the optionee or the Company upon the grant or exercise of an ISO. However, unless the holding period requirements discussed below are violated, the optionee will be deemed to have a tax preference item (equal to the difference between the current market value of the shares on the date of exercise and the option price) that may result in alternative minimum tax liability. If an optionee exercises an ISO and does not dispose of the shares within two years from the date of grant or within one year from the date of exercise, any gain realized upon disposition will be taxable as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee violates the holding period requirements, the optionee will realize ordinary income in the year of disposition, and the Company will be entitled to a corresponding deduction in an amount equal to the excess of (1) the lesser of (a) the amount realized on the sale or exchange, or (b) the fair market value of the shares on the date of exercise, over (2) the option price. Any remaining gain or loss will be treated as a capital gain or loss and the Company is not entitled to a deduction for said amount.

An ISO that is exercised more than three months after the optionee terminates employment with the Company will be treated as an NQSO for federal income tax purposes.

OTHER AWARDS

The federal income tax consequences of other Awards authorized under the Plan are generally in accordance with the following: Stock Appreciation Rights are taxed and deductible by the Company in substantially the same manner as NQSOs; Restricted Stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the Fair Market Value of the Shares over the purchase price (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); cash dividends on Restricted Stock, Restricted Units, Performance Units, Performance Shares, other Stock Unit Awards or stock-based forms of Awards and dividend equivalents generally are subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the Participant recognizes income.

NEW PLAN BENEFITS

As of the date of this proxy statement, no awards have been made under the Plan. Because benefits under the Plan will depend on the Committee’s actions and the fair market value of the Stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the Plan is approved by stockholders. On March 2, 2007, the closing sales price of the Stock on the New York Stock Exchange was $48.46.

REQUIRED VOTE

The proposal to approve the 2007 Equity Incentive Plan requires approval by a majority of the votes cast on the proposal provided the total votes cast on the proposal represents over 50% of the shares entitled to vote on the proposal. Abstentions will not have the effect of “negative” votes with respect to the proposal. Shares held in street name that are not voted with respect to the proposal will not be included in determining the number of votes cast.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN.

FINANCIAL STATEMENTS

Our 2006 Annual Report, which includes financial statements as of December 31, 2006, and 2005, and for each of the three years in the period ended December 31, 2006, together with the report of Deloitte & Touche LLP, our independent registered public accounting firm, was mailed to those who were shareholders of record as of the close of business on March 2, 2007.

FUTURE SHAREHOLDER PROPOSALS

Shareholder proposals submitted for inclusion in the proxy statement for our 2008 Annual Meeting must be received no later than December 1, 2007, at our principal executive offices, addressed to the attention of:

John R. McArthur
Senior Vice President,
General Counsel and Secretary
Progress Energy, Inc.
P.O. Box 1551
Raleigh, NC 27602-1551

Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

In order for a shareholder to nominate a candidate for Director, under our By-Laws timely notice of the nomination must be received by the Secretary of the Company either by personal delivery or by United States registered or certified mail, postage pre-paid, not later than the close of business on the 120th calendar day before the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held after the anniversary of the preceding annual meeting commence a new time period for a shareholder’s giving of notice as described above. The shareholder filing the notice of nomination must include:

•       As to the shareholder giving the notice:

—              the name and address of record of the shareholder who intends to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated;

—              the class and number of our shares that are owned by the shareholder and such beneficial owner;

—              a representation that the shareholder is a holder of record of our shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and

—              a description of all arrangements, understandings or relationships between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder.

•       As to each person whom the shareholder proposes to nominate for election as a Director:

—              the name, age, business address and, if known, residence address of such person;

—              the principal occupation or employment of such person;

—              the class and number of shares of our stock that are beneficially owned by such person;

—              any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934; and

—              the written consent of such person to be named in the proxy statement as a nominee and to serve as a Director if elected.

In order for a shareholder to bring other business before a shareholder meeting, we must receive timely notice within the time limits described above. Such notice must include:

•       the information described above with respect to the shareholder proposing such business;

•       a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting; and

•       any material interest of such shareholder in such business.

These requirements are separate from the requirements a shareholder must meet to have a proposal included in our proxy statement.

Any shareholder desiring a copy of our By-Laws will be furnished one without charge upon written request to the Secretary. A copy of the By-Laws, as amended and restated on May 10, 2006, was filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, and is available at the SEC Internet Web site (www.sec.gov).

OTHER BUSINESS

The Board of Directors does not intend to bring any business before the meeting other than that stated in this Proxy Statement. The Board knows of no other matter to come before the meeting. If other matters are properly brought before the meeting, it is the intention of the Board of Directors that the persons named in the enclosed Proxy will vote on such matters pursuant to the Proxy in accordance with their best judgment.

Exhibit A

POLICY AND PROCEDURES WITH RESPECT TO
RELATED PERSON TRANSACTIONS

A.                Policy Statement

The Company’s Board of Directors (the “Board”) recognizes that Related Person Transactions (as defined below) can present heightened risks of conflicts of interest or improper valuation or the perception thereof. Accordingly, the Company’s general policy is to avoid Related Person Transactions. Nevertheless, the Company recognizes that there are situations where Related Person Transactions might be in, or might not be inconsistent with, the best interests of the Company and its stockholders. These situations could include (but are not limited to) situations where the Company might obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to Related Persons (as defined below) on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. The Company, therefore, has adopted the procedures set forth below for the review, approval or ratification of Related Person Transactions.

This Policy has been approved by the Board. The Corporate Governance Committee (the “Committee”) will review and may recommend to the Board amendments to this Policy from time to time.

B.               Related Person Transactions

For the purposes of this Policy, a “Related Person Transaction” is a transaction, arrangement or relationship, including any indebtedness or guarantee of indebtedness, (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.

For purposes of this Policy, a “Related Person” means:

1.                any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer (i.e. members of the Senior Management Committee and the Controller) of the Company or a nominee to become a director of the Company;

2.                any person who is known to be the beneficial owner of more than 5% of any class of the voting securities of the Company or its subsidiaries;

3.                any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

4.                any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

C.               Approval Procedures

1.                The Board has determined that the Committee is best suited to review and approve Related Person Transactions. Accordingly, at each calendar year’s first regularly scheduled Committee meeting, management shall recommend Related Person Transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if

A-1

applicable. After review, the Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the Committee as to any material change to those proposed transactions.

2.                In the event management recommends any further Related Person Transactions subsequent to the first calendar year meeting, such transactions may be presented to the Committee for approval at the next Committee meeting. In these instances in which the Legal Department, in consultation with the President and Chief Operating Officer, determines that it is not practicable or desirable for the Company to wait until the next Committee meeting, any further Related Person Transactions shall be submitted to the Chair of the Committee (who will possess delegated authority to act between Committee meetings). The Chair of the Committee shall report to the Committee at the next Committee meeting any approval under this Policy pursuant to his/her delegated authority.

3.                No member of the Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Committee (or the Chair) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee (or the Chair) determines in good faith. The Committee or Chair, as applicable, shall convey the decision to the President and Chief Operating Officer, who shall convey the decision to the appropriate persons within the Company.

D.              Ratification Procedures

In the event the Company’s Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer or General Counsel becomes aware of a Related Person Transaction that has not been previously approved or previously ratified under this Policy, said officer shall immediately notify the Committee or Chair of the Committee, and the Committee or Chair shall consider all of the relevant facts and circumstances regarding the Related Person Transaction. Based on the conclusions reached, the Committee or the Chair shall evaluate all options, including but not limited to ratification, amendment, termination or recession of the Related Person Transaction, and determine how to proceed.

E.               Review of Ongoing Transactions

At the Committee’s first meeting of each calendar year, the Committee shall review any previously approved or ratified Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $100,000. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Committee shall determine if it is in the best interests of the Company and its stockholders to continue, modify or terminate the Related Person Transaction.

F.                Disclosure

All Related Person Transactions are to be disclosed in the Company’s filings with the Securities and Exchange Commission as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules. Furthermore, all Related Person Transactions shall be disclosed to the Corporate Governance Committee of the Board and any material Related Person Transaction shall be disclosed to the full Board of Directors.

The material features of this Policy shall be disclosed in the Company’s annual report on Form 10-K or in the Company’s proxy statement, as required by applicable laws, rules and regulations.

A-2

Exhibit B

Progress Energy, Inc. Corporate Governance Guidelines—Board Independence Section

B.               Board Independence

In order for a director to be deemed “independent,” the Board of Directors of the Company must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In making this determination, the Board of Directors shall apply the following standards:

1.                A director who is, or has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years, an executive officer, of the Company, is not independent. Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following such employment.

2.                A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pensions or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) is not independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer will not be considered in determining independence under this standard. Compensation received by a director’s immediate family member for service as an employee of the Company (other than as an executive officer) will not be considered in determining independence under this standard.

3.                A director who is or has been within the last three years affiliated with or employed by (or whose immediate family member is or has been within the last three years affiliated with or employed by) a present or former internal or external auditor of the Company is not independent.

4.                A director who is, or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives at the same time serve or served on that company’s compensation committee is not independent.

5.                A director who is an executive officer or an employee (or whose immediate family member is an executive officer) of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent.

6.                A director who has or whose immediate family member has received any compensation from the Company directly or indirectly as an advisor or consultant is not independent until at least three years after he or she ceases to receive such compensation.

7.                A director who is or whose immediate family member is an officer, director, or trustee of a foundation, university, or other tax-exempt organization that received from the Company, in any single year within the preceding three years, contributions in an amount which exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenues is not independent.

8.                Neither a director nor his/her immediate family member shall receive any personal loans from the Company.

9.                A director who had or whose immediate family member had, during the Company’s last fiscal year, a relationship that must be disclosed under Item 404(a) of Regulation S-K is not independent.

10.         Relationships not specifically mentioned above, or transactions that may have taken place prior to the adoption of these independence standards, may, in the Board’s judgment, be deemed not to be material and the director will be deemed independent, if after taking into account all relevant facts and circumstances, the Board determines that the existence of such relationship or transaction would not impair the director’s exercise of independent judgment.

11.         Any transaction that Item 404(a) of Regulation S-K exempts from disclosure (or subjects to only limited disclosure) shall be deemed categorically immaterial for purposes of these Guidelines. These transactions include, but are not limited to, the following:

•        executive compensation arrangements otherwise reported under Item 402 of Reg. S-K (other than in the case of an immediate family member);

•        indebtedness incurred in connection with the purchase of goods and services on usual trade terms; ordinary business travel and expense payments; and other transactions in the ordinary course of business;

•        loans from banks, savings and loans and broker-dealers made in the ordinary course of business on prevailing market terms and not involving more than the normal risk of collectibility;

•        transactions in which the related person’s interest arises solely because of his/her position as a director of and/or ownership of less than a 10% equity in another entity that is a party to the transaction;

•        transactions in which the related person’s interest arises only from his/her position as a limited partner in a partnership in which the person and all other related persons have an interest of less than 10%;

•        transactions where the rates or charges involved are determined by competitive bids;

•        transactions that involve the rendering of services as a public utility at rates or charges fixed in conformity with law or a governmental authority; and

•        transactions in which the related person’s interest arises solely from the ownership of a class of equity securities of the Company and all holders of such class of Company equity securities received the same benefit on a pro rata basis.

For purposes of these Guidelines, the following definitions shall apply:

a.                  “affiliate” means any subsidiary of the Company and any other Company or entity that controls, is controlled by or is under common control of the Company.

b.                 “immediate family” means a director’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) who shares the director’s home or who is financially dependent on the director.

The Board shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, each non-employee Director shall be asked to provide the Board with full information regarding the Director’s business and other relationships with the Company and its affiliates and with senior management and their affiliates to enable the Board to evaluate the Director’s independence.

Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent” and to comply with the Company’s Policy and Procedures with Respect to Related Person Transactions, which is attached hereto as Exhibit A. This obligation includes all business relationships between, on the one hand Directors or members of their immediate family, and, on the other hand, the Company and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to the approval requirement set forth in the following provision.

The Board believes that having the Chief Executive Officer as a member of the Board is appropriate and can increase the Board’s effectiveness and comprehension of the Company’s business. Whether employees other than the Chief Executive Officer should serve on the Board is a matter determined based on the circumstances and what is deemed by the Board to be in the Company’s best interest.

The identity of the independent directors will be disclosed in the Company’s annual proxy statement.

Exhibit C

Progress Energy, Inc. 2007 Equity Incentive Plan

Section 1.   Purpose

Progress Energy, Inc. (hereinafter referred to as the “Sponsor”), a North Carolina corporation, hereby establishes the 2007 Equity Incentive Plan (the “Plan”) to promote the interests of the Sponsor and its shareholders through the (i) attraction and retention of executive officers, directors and other key employees essential to the success of Sponsor and its Affiliates;  (ii) motivation of executive officers, directors and other key employees using performance-related and stock-based incentives linked to the interests of the Sponsor’s shareholders; and (iii) enabling of such executive officers, directors and other key employees to share in the long-term growth and success of the Sponsor and its Affiliates. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, and any other Stock Unit Awards or stock-based forms of Awards as the Committee may determine under its sole and complete discretion at the time of grant, subject to the provisions of this Plan document and applicable law. The 1997 Equity Incentive Plan of Progress Energy, Inc. (the “1997 Plan”) and the 2002 Equity Incentive Plan of Progress Energy, Inc. (the “2002 Plan”) shall remain effective with regard to all Awards made thereunder, but shall be superseded by this Plan with regard to all Awards after the Effective Date.

Section 2.   Effective Date and Duration

The Plan was approved by the Board of Directors on March 21, 2007, subject to approval by the shareholders of the Sponsor. The Plan became effective on the date of approval of the Plan by the Sponsor’s shareholders (the “Effective Date”). The Plan shall expire on the tenth anniversary of the Effective Date; however, all Awards made prior to, and outstanding on such date, shall remain valid in accordance with their terms and conditions.

Section 3.   Definitions

Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

3.1   “Affiliate” means, with respect to Sponsor, any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with Sponsor.

3.2   “Award” means individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares, or other Stock Unit Awards.

3.3   “Award Date” or “Grant Date” means the date on which an Award is made by the Committee under this Plan.

3.4   “Award Agreement” or “Agreement” means a written agreement implementing the grant of each Award signed by an authorized officer of the Sponsor.

3.5   “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

3.6   “Board” or “Board of Directors” means the Board of Directors of the Sponsor.

3.7   “Cashless Exercise” means the exercise of an Option by the Participant in compliance with Section 13(k) of the Exchange Act and with the Federal Reserve Board’s Regulation T (or any successor provision) or as otherwise permitted by the Committee through the use of a brokerage firm to make payment to the Sponsor of the exercise price either from the proceeds of a loan to the Participant from the brokerage firm or from the proceeds of the sale of Stock issued pursuant to the exercise of the Option, and upon receipt of such payment, the Sponsor delivers the exercised Stock to the brokerage firm. The date of exercise of a Cashless Exercise shall be the date the broker executes the sale of exercised Stock, or if no sale is made, the date the broker receives the exercise loan notice from the Participant to pay the Sponsor for the exercised Stock.

3.8   “Cause” means:

(a)    embezzlement or theft from the Company, or other acts of dishonesty, disloyalty or otherwise injurious to the Company;

(b)   disclosing without authorization proprietary or confidential information of the Company;

(c)    committing any act of negligence or malfeasance causing injury to the Company;

(d)   conviction of a crime amounting to a felony under the laws of the United States or any of the several states;

(e)    any violation of the Company’s Code of Ethics; or

(f)    unacceptable job performance which has been substantiated in accordance with the normal practices and procedures of the Company.

3.9   “Change in Control” means the earliest of the following dates:

(a)    the date any person or group of persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934), excluding employee benefit plans of the Sponsor, becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Securities Act of 1934) of securities of the Sponsor representing twenty-five percent (25%) or more of the combined voting power of the Sponsor’s then outstanding securities (excluding the acquisition of securities of the Sponsor by an entity at least eighty percent (80%) of the outstanding voting securities of which are, directly or indirectly, beneficially owned by the Sponsor); or

(b)   the date of consummation of a tender offer for the ownership of more than fifty percent (50%) of the Sponsor’s then outstanding voting securities; or

(c)    the date of consummation of a merger, share exchange or consolidation of the Sponsor with any other corporation or entity regardless of which entity is the survivor, other than a merger, share exchange or consolidation which would result in the voting securities of the Sponsor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving or acquiring entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Sponsor or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

(d)   the date, when as a result of a tender offer or exchange offer for the purchase of securities of the Sponsor (other than such an offer by the Sponsor for its own securities), or as a result of a proxy contest, merger, share exchange, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who are Continuing Directors cease for any reason to constitute at least two-thirds (2/3) of the members of the Board; or

(e)    the date the shareholders of the Sponsor approve a plan of complete liquidation or winding-up of the Sponsor or an agreement for the sale or disposition by the Sponsor of all or substantially all of the Sponsor’s assets; or

(f)    the date of any event which the Board determines should constitute a Change in Control.

A Change in Control shall not be deemed to have occurred on account of an event described in paragraphs (a), (b), (c), (d) or (e) of this Section 3.9 until a majority of the members of the Board receive written certification from the Committee that such event has occurred. Any determination that an event described in this Section 3.9 has occurred shall, if made in good faith on the basis of information available at that time, be conclusive and binding on the Committee, the Sponsor, the Participants and their beneficiaries for all purposes of the Plan.

3.10 “CEO” means the chief executive officer of the Sponsor.

3.11 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

3.12 “Committee” means the Organization and Compensation Committee of the Board, comprised solely of Outside Directors, which will administer the Plan pursuant to Section 4 herein.

3.13 “Company” means Progress Energy, Inc., including all Affiliates, or any successor thereto.

3.14 “Continuing Director” means the members of the Board as of January 1, 2007; provided, however, that any person becoming a director subsequent to such date whose election or nomination for election was supported by seventy-five percent (75%) or more of the directors who then comprised Continuing Directors shall be considered to be a Continuing Director.

3.15 “Covered Participant” means a Participant who is a “covered employee” as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder.

3.16 “Department” means the Human Resources Department of Progress Energy Service Company, LLC.

3.17 “Designated Beneficiary” means the beneficiary designated by the Participant, pursuant to procedures established by the Department, to receive amounts due to the Participant or to exercise any rights of the Participant to the extent permitted hereunder in the event of the Participant’s death. If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant’s estate.

3.18 “Disability” means (i) the mental or physical disability, either occupational or non-occupational in origin, of the Participant defined as “total disability” in the Long-term Disability Plan of the Sponsor currently in effect and as amended from time to time; or (ii) a determination by the Committee of “Total Disability” based on medical evidence that precludes the Participant from engaging in any occupation or employment for wage or profit for at least twelve months and appears to be permanent. In the case of Awards of Incentive Stock Options, “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

3.19 “Divestiture” means the sale (including the spin-off) of, or closing by, the Company of the business operations in which the Participant is employed.

3.20 “Early Retirement” means retirement of a Participant from employment with the Company after age 55, but prior to age 65 under the provisions of the Sponsor’s Pension Plan or the Sponsor’s Supplemental Senior Executive Retirement Plan. In the event of a change in the Sponsor’s Pension Plan such that there is no longer a definition of “Early Retirement” or the Participant is not a participant in the Sponsor’s Pension Plan for purposes of this plan, “Early Retirement” shall mean retirement before age 65 after reaching the 55th birthday together with completion of 15 years of Vesting Service, or after completion of 35 years of Vesting Service with no age limitation.

3.21 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

3.22 “Executive Officer” means an individual designated as an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934 and as an “executive officer” for Item 401(b) of Regulation S-K by the Board pursuant to resolutions adopted by the Board from time to time.

3.23 “Fair Market Value” means, on any given date, the closing price of Stock as reported on the New York Stock Exchange composite tape on such day or, if no shares of Stock were traded on the New York Stock Exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by such source as the Committee may select. In the case of a Cashless Exercise, Fair Market Value means the price of the Stock at the date and time the broker executes the sale of exercised Stock.

3.24 “Full-time Employee” means an employee of the Company designated by the Department as being a “regular, full-time employee” who is eligible for all plans and programs of the Company set forth for such employees. This designation excludes all part-time, temporary, leased or contract employees and consultants to the Company.

3.25 “Incentive Stock Option” means an option to purchase Stock, granted under Section 7 herein, which is designated as an incentive stock option by the Committee and is intended to meet the requirements of Section 422 of the Code.

3.26 “Key Employee” means an officer or other employee of the Company who is selected for participation in the Plan in accordance with Section 4.2.

3.27 “Nonqualified Stock Option” means an Option to purchase Stock, granted under Section 7 herein, which is not intended to be an Incentive Stock Option.

3.28 “Normal Retirement” means the retirement of any Participant under the Sponsor’s Pension Plan at age 65. In the event of a change in the Sponsor’s Pension Plan such that there is no longer a definition of “Normal Retirement” or the Participant is not a participant in the Sponsor’s Pension Plan, for purposes of the Plan “Normal Retirement” shall mean retirement upon attaining the age of 65 years and completing five years of Vesting Service.

3.29 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

3.30 “Other Stock Unit Award” means Awards of Stock or other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Stock or other securities of the Sponsor.

3.31 “Outside Director” means a member of the Board of Directors of the Sponsor who is not an employee of the Company.

3.32 “Participant” means a Key Employee or Outside Director who has been granted an Award under the Plan.

3.33 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

3.34 “Performance Measures” mean, unless and until the Committee proposes for shareholder approval and the Sponsor’s shareholders approve a change in the general performance measures set forth in this article, the attainment of which may determine the degree of payout and/or vesting with respect to Awards which are designed to qualify for the Performance-Based Exception, measure(s) chosen from among the following alternatives:

(a)    Total shareholder return (absolute or peer-group comparative)

(b)   Stock price increase (absolute or peer-group comparative)

(c)    Dividend payout as a percentage of net income (absolute or peer-group comparative)

(d)   Return on equity (absolute or peer-group comparative)

(e)    Return on capital employed (absolute or peer-group comparative)

(f)    Cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital

(g)    Economic value added (income in excess of capital costs)

(h)   Cost per KWH (absolute or peer-group comparative)

(i)    Revenue per KWH (absolute or peer-group comparative)

(j)     Market share

(k)   Customer satisfaction as measured by survey instruments (absolute or peer-group comparative)

(l)    Earnings before interest, and taxes (absolute or peer-group comparative)

(m)  Earnings before interest, taxes, depreciation, and amortization (absolute or peer-group comparative)

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measures; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward), except to the extent permitted under Code Section 162(m) and the regulations thereunder to reflect corporate reorganizations or other events.

3.35 “Performance Award” means a performance-based Award, which may be in the form of either Performance Shares or Performance Units.

3.36 “Performance Period” means the time period designated by the Committee during which performance goals must be met.

3.37 “Performance Share” means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 10 herein, the value of which is determined, in whole or in part, by the value of Stock in a manner deemed appropriate by the Committee and described in the Agreement or Sub-Plan.

3.38 “Performance Unit” means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 10 herein, the value of which is determined, in whole or in part, by the attainment of pre-established goals relating to Sponsor’s or Company’s financial or operating performance as deemed appropriate by the Committee and described in the Agreement or Sub-Plan.

3.39 “Period of Restriction” means the period during which the transfer of shares of Restricted Stock is restricted, pursuant to Section 9 of the Plan.

3.40 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

3.41 “Plan” means the Progress Energy, Inc. 2007 Equity Incentive Plan as herein described and as hereafter from time to time amended.

3.42 “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Section 9 of the Plan.

3.43 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act or any successor rule as amended from time to time.

3.44 “Section 409A” means Section 409A of the Code, or any successor section under the Code, as amended and as interpreted by final or proposed regulations promulgated thereunder from time to time and by related guidance.

3.45 “Section 162(m)” means Section 162(m) of the Code, or any successor section under the Code, as amended from time to time and as interpreted by final or proposed regulations promulgated thereunder from time to time.

3.46 “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

3.47 “Secretary” means the corporate secretary of the Sponsor.

3.48 “Sponsor” means Progress Energy, Inc., or any successor thereto.

3.49 “Sponsor’s Pension Plan” means the Progress Energy Pension Plan, as amended from time to time, and any successor thereto.

3.50 “Stock” means the common stock of the Sponsor.

3.51 “Stock Appreciation Right” means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the Fair Market Value of the Stock on the Award Date of the Stock Appreciation Right.

3.52 “Stock Unit Award” means an Award of Stock or units granted under Section 11 of the Plan.

3.53 “Sub-Plan” means a written document that permits the grant of Awards consistent with the provisions of this Plan.

3.54 “Vesting Service” means each year of employment with the Company in which a Participant works one thousand (1,000) hours.

Section 4.   Administration

4.1   The Committee.   The Plan shall be administered and interpreted by the Committee which shall have full authority  and all powers necessary or desirable for such administration. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement and/or Sub-Plan, which need not be identical for types of Awards nor for the same type of Award to different Participants; (iii) to construe and interpret the Agreements, Sub-Plans and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Period of Restriction except for Awards to Covered Participants that are intended to qualify for the Performance-Based Exception, other than as may be otherwise provided under the terms of such an Award in the event of a Change in Control or as hereinafter specified; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan, including a determination of a

Change in Control under Section 3.9. The Committee may take action by a meeting in person, by unanimous written consent, or by meeting with the assistance of communications equipment which allows all Committee members participating in the meeting to communicate in either oral or written form. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.

4.2   Selection of Participants Other Than Outside Directors.   Subject to Section 5 of the Plan, the Committee shall have sole and complete discretion in determining Key Employees who shall participate in the Plan; provided, however, the Committee may delegate to the CEO the authority to designate Key Employees and/or Awards to be made to Key Employees who are not Executive Officers, subject to any limitations imposed by the Committee on the designation of Key Employees including a fixed maximum Award amount for any group of Key Employees and/or a maximum Award amount for any one Key Employee, as determined by the Committee. Awards made to the Executive Officers shall be determined by the Committee.

4.3.   Awards to Outside Directors.   Awards to Outside Directors shall be made in the sole discretion of the full Board of Directors; provided, however, that Awards of Options to Outside Directors shall be limited to Nonqualified Stock Options.

4.4   Award Agreements and Sub-Plans.   Each Award granted under the Plan shall be granted either under the terms of an Award Agreement and/or a Sub-Plan. Award Agreements and Sub-Plans shall specify the terms, conditions and any rules applicable to the Award, including but not limited to the effect of transferability, a Change in Control, or death, Disability, Divestiture, Early Retirement, Normal Retirement or other termination of employment of the Participant on the Award. If the Award is granted under the terms of an Award Agreement, the Award Agreement shall be signed by an authorized representative of the Sponsor and the Participant, and a copy of the signed Award Agreement shall be provided to the Participant. If the Award is granted under the terms and conditions of a Sub-Plan, the Sub-Plan shall be approved by the Committee as an Exhibit to the Plan, and a copy of the Sub-Plan or a summary description thereof shall be provided to each Participant.

4.5   Committee Decisions.   All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding upon all persons, including the Company, its employees, Participants, and Designated Beneficiaries, and the Sponsor’s shareholders, except when the terms of any sale or award of shares of Stock or any grant of rights or Options under the Plan are required by law or by the Articles of Incorporation or Bylaws of the Sponsor to be approved by the Sponsor’s Board of Directors or shareholders prior to any such sale, award or grant.

4.6   Rule 16b-3, Section 162(m) and Section 409A.   Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award, and the Board may amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, Section 162(m) and Section 409A.

4.7   Indemnification of Committee.   In addition to such other rights of indemnification as they may have as Outside Directors or as members of the Committee, the members of the Committee shall be indemnified by the Sponsor against reasonable expenses incurred from their administration of the Plan. Such reasonable expenses include, but are not limited to, attorneys’ fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

Section 5.   Eligibility

Selection of Participants by the Committee or the CEO under Section 4.2 shall be subject to the following limitations: (i) no person owning, directly or indirectly, more than five percent (5%) of the total combined voting power of all classes of Stock shall be eligible to participate under the Plan; and (ii) only Full-time Employees shall be eligible to participate under the Plan, except that Outside Directors may be granted Nonqualified Stock Options or Restricted Stock Awards in accordance with Section 4.3.

Section 6.   Shares of Stock Subject to the Plan

6.1   Number of Shares.   Subject to adjustment as provided below in this Section 6 and except as otherwise provided in Section 6.4 and Section 6.5 herein, the maximum aggregate number of shares of Stock that may be issued pursuant to Awards made under the Plan shall be (i) the number of shares of Stock remaining available for issuance as of the Effective Date under the 2002 Plan, plus (ii) the number of additional shares of Stock underlying awards outstanding under the 1997 Plan or the 2002 Plan that terminate or expire unexercised, or are cancelled, forfeited or lapsed for any reason, plus (iii) the number of additional shares of Stock delivered or withheld on or after the Effective Date to cover the exercise price and/or satisfy minimum tax withholding requirements with respect to awards outstanding under the 1997 Plan or the 2002 Plan. From and after the Effective Date, no further awards shall be made under the 2002 Plan. Shares of Stock may be available from the authorized but unissued shares of Stock. Except as provided in Sections 6.2 and 6.3 herein, the issuance of shares of Stock in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of shares of Stock available for future Awards under the Plan.

6.2   Lapsed Awards of Forfeited Shares of Stock.   In the event that (i) any Option or other Award granted under the Plan terminates, expires, or lapses for any reason other than exercise of the Award, or (ii) if shares of Stock issued pursuant to the Awards are canceled or forfeited for any reason, the number of shares of Stock available for Awards under the Plan shall be increased by the number of shares of Stock that were subject to such Award (minus any shares received by the Participant from such Award); provided, however, that this provision shall not be construed to allow for the issuance of treasury stock.

6.3   Delivery of Shares of Stock as Payment and/or to Cover Tax Withholding.   In the event a Participant pays for any Option or other Award granted under the Plan or satisfies minimum tax withholding requirements for any such Award through withholding of shares of Stock from the Award or the delivery of previously acquired shares of Stock, the number of shares of Stock available for Awards under the Plan shall be increased by the number of shares of Stock so withheld from the outstanding Award or surrendered by the Participant; provided, however, that this provision shall not be construed to allow for the issuance of treasury stock.

6.4   Capital Adjustments.   The number and class of shares of Stock subject to each outstanding Award, the maximum number of shares of Stock that may be subject to an Award under Sections 7.7, 8.5, 9.6, 10.6, and 11.1, the Option Price (as hereinafter defined) and the aggregate number, type and class of shares of Stock for which Awards thereafter may be made shall be adjusted in the case of an event described in subsection (a) or (b) below; provided, however, that with respect to Incentive Stock Options such adjustment shall be made in a manner consistent with Section 424(a) of the Code and, with respect to Awards to Executive Officers, in a manner  consistent with the requirements of Section 162(m) of the Code and the regulations promulgated thereunder. Such events include but are not limited to the following:

(a)    If the outstanding shares of Stock of the Sponsor are increased, decreased or exchanged through merger, consolidation, sale of all or substantially all of the property of the Sponsor, reorganization, recapitalization, reclassification, stock dividend, stock split or other distribution in respect to such shares of Stock, for a different number or type of shares of Stock, or if additional shares of Stock or new or different shares of Stock are distributed with respect to such shares of Stock, an appropriate and proportionate adjustment shall be made in: (i) the maximum number of shares of Stock available for the Plan as provided in Section 6.1 herein, (ii) the type of shares of Stock or other securities available for the Plan, (iii) the number of shares of Stock subject to any then outstanding Awards under the Plan, and (iv) the price (including exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable.

(b)   If other events not specified above in this Section 6.4, such as any extraordinary cash dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock, or other similar corporate event affect the Stock such that an adjustment is necessary to maintain the benefits or potential benefits intended to be provided under this Plan, then the Committee shall make adjustments to any or all of (i) the number and type of shares of Stock which thereafter may be optioned and sold or awarded or made subject to Stock Appreciation Rights under the Plan, (ii) the grant, exercise or conversion price of any Award made under the Plan thereafter, and (iii) the number and price (including Exercise Price) of each share of Stock (or other kind of shares or securities) subject to then outstanding Awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable. Any adjustment as provided above for Awards that are intended to qualify for the Performance-Based Exception shall be subject to any applicable restrictions set forth in Section 12 or in Section 162(m).

Any adjustment made by the Committee pursuant to the provisions of this Section 6.4 shall be final, binding and conclusive. A notice of such adjustment, including identification of the event causing such an adjustment, the calculation method of such adjustment, and the change in price and the number of shares of Stock, or securities, cash or property purchasable subject to each Award shall be sent to each affected Participant. No fractional interests shall be issued under the Plan based on such adjustments, and shall be forfeited.

6.5   Acquisitions.   In connection with the acquisition of any business by the Company or any of its Affiliates, any outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by grants or awards under the Plan upon such terms and conditions as the Committee determines. The date of any such grant or award shall relate back to the date of the initial grant or award being assumed or replaced, and service with the acquired business shall constitute service with the Company for purposes of such grant or award. Any shares of Stock underlying any grant or award or sale pursuant to any such acquisition shall be disregarded for purposes of applying the limitations, and shall not reduce the number of shares of Stock available, under Section 6.1 above. Notwithstanding any provision in this Plan to the contrary, the exercise price of any such Award may be below Fair Market Value in order to replace the value of another award in the sole discretion of the Committee.

Section 7.   Stock Options

7.1   Grant of Stock Options.   Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Options to Key Employees, and with respect to Outside Directors pursuant to approval by the Board, as it shall determine. Except with respect to Outside Directors, the Committee shall have sole and complete discretion in determining the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of shares of Stock to which an Option pertains, any conditions imposed upon the exercisability of the Options, the conditions under which the Option may be terminated and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Notwithstanding the preceding, the Committee may delegate to the CEO authority to grant options in accordance with Section 4.2. Each Option grant shall have such specified terms and conditions detailed in an Award

Agreement. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Nonqualified Stock Option.

7.2   Option Price.   The exercise price per share of Stock covered by an Option (“Option Price”) shall be determined at the time of grant by the Committee, subject to Section 6.5 hereof and the limitation that the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the Grant Date.

7.3   Exercisability.   Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee or the CEO, as the case may be, shall determine, which will be specified in the Award Agreement and need not be the same for each Participant. However, no Option may be exercisable within the first year following the Grant Date, except in the event of a Change in Control, or after the expiration of ten (10) years from the Grant Date.

7.4   Limitations on Incentive Stock Options.   Incentive Stock Options may be granted only to Participants who are employees of the Sponsor or of a “Parent Corporation” or “Subsidiary Corporation” (as defined in Sections 424(e) and (f) of the Code, respectively) at the Grant Date. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the Grant Date, and no Incentive Stock Option may be exercised later than ten (10) years after the date it is granted. In addition, no Incentive Stock Option may be issued to a Participant in tandem with a Nonqualified Stock Option. Further, Incentive Stock Options may not be granted to any Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the Grant Date and the exercise of such Option is prohibited by its terms after the expiration of five (5) years from the Grant Date of such Option.

7.5   Method of Exercise.   Options shall be exercised by the delivery of a notice from the Participant to the Secretary (or his or her designee) in the form prescribed by the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares of Stock. The Option Price shall be payable to the Sponsor in full in cash, or its equivalent, or by delivery of shares of Stock (not subject to any security interest or pledge) valued at Fair Market Value at the time of exercise or by a combination of the foregoing. In addition, the Committee may permit the Cashless Exercise of the Option. As soon as practicable after receipt of notice and payment, the Sponsor shall deliver to the Participant Stock certificates in an appropriate amount based upon the number of shares of Stock with respect to which the Option is exercised, issued in the Participant’s name.

7.6   Notice.   Each Participant shall give prompt notice to the Sponsor of any disposition of shares of Stock acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two (2) years after the Grant Date or one (1) year after the date of transfer of such shares of Stock to the Participant upon the exercise of such Incentive Stock Option.

7.7   Maximum Award.   The maximum number of shares of Stock that may be granted in the form of Options pursuant to any Award granted in a single calendar year to any one Participant shall be two million (2,000,000).

7.8   Limitation on Transferability.   Solely to the extent permitted by the Committee in an Award Agreement and subject to the terms and conditions as the Committee shall specify, a Nonqualified Stock Option (but not an Incentive Stock Option) may be transferred to members of the Participant’s immediate family (as determined by the Committee) or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the Participant’s immediate family, and/or to such other persons or entities as may be approved by the Committee in advance and set forth in an Award Agreement, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration (other than nominal consideration) being received therefor. Except to the extent permitted by the Committee in accordance with the foregoing, an Option shall be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by such Participant.

Section 8.   Stock Appreciation Rights

8.1   Grant of Stock Appreciation Rights.   Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights in tandem with an Option, or Stock Appreciation Rights in addition to an Option. Stock Appreciation Rights granted in tandem with an Option or in addition to an Option may be granted at the time of the Option or at a later time.

8.2   Price.   The exercise price of each Stock Appreciation Right shall be determined at the time of grant by the Committee, subject to the limitation that the grant price shall not be less than one hundred percent (100%) of Fair Market Value of the Stock on the Grant Date.

8.3   Exercise.   The Participant shall be entitled to receive payment upon exercise of a Stock Appreciation Right in accordance with Section 8.4.

8.4   Payment.   Upon exercise of the Stock Appreciation Right, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a share of Stock on the date of Exercise of the Stock Appreciation Right over the grant price specified in the Award Agreement by (b) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised.

8.5   Maximum Award.   The maximum number of shares of Stock that may be subject to Stock Appreciation Rights granted to any Participant during a single calendar year shall be two million (2,000,000).

Section 9.   Restricted Stock

9.1   Grant of Restricted Stock.   Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants, and in such amounts and for such duration and/or consideration as it shall determine. Participants receiving Restricted Stock Awards are not required to pay the Sponsor or the Company therefor (except for applicable tax withholding) other than the rendering of services and/or other consideration as determined by the Committee at its sole discretion.

9.2   Restricted Stock Agreement.   Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the Period of Restriction; the conditions which must be satisfied prior to removal of the restriction; the number of shares of Restricted Stock granted; and such other provisions as the Committee shall determine. The Committee may specify, but is not limited to, the following types of restrictions in the Award Agreement: (i) restrictions on acceleration or achievement of terms or vesting based an any business or financial goals of the Company, including, but not limited to the Performance Measures set out in Section 3.33, and (ii) any further restrictions that may be advisable under the law, including requirements set forth by the Securities Act, any securities trading system or stock exchange upon which such shares under the Plan are listed.

9.3   Removal of Restrictions.   Except as otherwise noted in this Section 9, Restricted Stock covered by each Award made under the Plan shall be provided to and become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee. Except as specifically provided in this Section 9, the Committee shall have no authority to reduce or remove the restrictions or to reduce or remove the Period of Restriction without the express consent of the shareholders of the Sponsor. If the grant of Restricted Stock is performance-based, the total Restricted Period for any or all shares or units of Restricted Stock so granted shall be no less than one (1) year. Any other shares of Restricted Stock issued pursuant to this Section 9 shall provide that the minimum Period of Restrictions shall be three (3) years, which Period of Restriction may permit the removal of restrictions on no more than one-third (1/3) of the shares of Restricted Stock at the end of the first year following the Grant Date, and the removal of the restrictions on an additional one-third (1/3) of the shares at the end of each subsequent year. Notwithstanding the previous sentence, if a Participant terminates employment from the Company at or following Early Retirement or Normal Retirement, any time-based Period of Restriction may be removed at the discretion of the Committee. In no event shall any restrictions be removed from shares of Restricted Stock during the first year following the Grant Date, except due to retirement as described in the preceding sentence or in the event of a Change in Control.

9.4   Voting Rights.   During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares.

9.5   Dividends and Other Distributions.   During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan shall be entitled to receive all dividends and other distributions paid with respect to those shares. If any such dividends or distributions are paid in shares, the shares shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed.

9.6   Maximum Award.   The maximum number of shares of Stock that may be granted in the form of Restricted Stock pursuant to an Award granted to a Participant during a single calendar year shall be two hundred fifty thousand (250,000).

Section 10.   Performance-Based Awards

10.1   Grant of Performance Awards.   Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may issue Performance Awards in the form of either Performance Units or Performance Shares to Participants subject to the Performance Measures and Performance Period as it shall determine. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant. Participants receiving Performance Awards are not required to pay the Sponsor or a Subsidiary or Affiliate therefor (except for applicable tax withholding) other than the rendering of services.

10.2   Value of Performance Awards.   The Committee shall determine the number and value of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set Performance Measures in its discretion for each Participant who is granted a Performance Award. The extent to which such Performance Measures are met will determine the value of the Performance Unit to the Participant or the number of Performance Shares earned by the Participant. Such Performance Measures may be particular to a Participant, may relate to the performance of the Affiliate which employs him or her, may be based on the division which employs him or her, may be based on the performance of the Company generally, or a combination of the foregoing. The terms and conditions of each Performance Award will be set forth in an Agreement and/or a Sub-Plan.

10.3   Settlement of Performance Awards.   After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof based on the degree to which the Performance Measures established by the Committee and set forth in the Agreement and/or Sub-Plan have been satisfied.

10.4   Form of Payment.   Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Award shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee.

10.5   Deferral of Performance Awards.   The Committee may permit a Participant to elect, in accordance with Section 409A and rules prescribed by the Committee, not to receive a distribution upon the vesting of such Performance Award and instead have the Company continue to maintain the Performance Award on its books of account.

10.6   Maximum Award.   The maximum number of shares of Stock that may be the subject of a Performance Share Award granted to a Participant in a single calendar year shall be two hundred fifty thousand (250,000) shares or if less, ten million dollars ($10,000,000) of Stock (rounded to the nearest whole share). The maximum amount of compensation payable, without regard to any deferred amounts, to a Participant pursuant to the grant of Performance Unit Awards in any calendar year shall be ten million dollars ($10,000,000).

Section 11.   Other Stock-Based Awards

11.1   Grant of Other Stock-Based Awards.   Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Unit Awards which may be in the form of or based on Stock or other securities. The maximum number of shares of Stock that may be granted in any calendar year to a Participant as part of a Stock Unit Award shall be two hundred fifty thousand (250,000). If the value of any Stock Unit Award is not based entirely on the value of the underlying Stock, the maximum amount of compensation payable, without regard to any deferred amounts, to a Participant pursuant to the grant of all such Stock Unit Awards in any calendar year shall be two million five hundred thousand dollars ($2,500,000). The Committee, in its sole and complete discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section 11 or as an Award granted pursuant to Sections 7 through 10, may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as “rules”) of the Award. The Award Agreement and/or Sub-Plan shall specify the rules of each Award as determined by the Committee. However, each Stock Unit Award need not be subject to identical rules.

11.2   Rules.   The Committee, in its sole and complete discretion, may grant a Stock Unit Award subject to the following rules:

(a)    Stock or other securities issued pursuant to Stock Unit Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Award Date, except that such limitation shall not apply in the case of death or Disability of the Participant. All rights with respect to such other Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

(b)   Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

(c)    The Committee, in its sole and complete discretion, may establish certain Performance Measures that may relate in whole or in part to receipt of the Stock Unit Awards.

(d)   Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified employment period.

(e)    The Committee, in its sole and complete discretion, as a result of certain circumstances, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award at the time of grant.

11.3   Deferral of Stock Unit Awards.   The Committee may permit a Participant to elect, in accordance with Section 409A and rules prescribed by the Committee, not to receive a distribution upon the vesting of a Stock Unit Award and instead have the Company continue to maintain the Stock Unit on its books of account.

Section 12.   Special Provisions Applicable to Covered Participants

Unless the Committee in its sole discretion determines that any Award made to a Covered Employee is not intended to qualify for the Performance-Based Exception under Section 162(m), Awards subject to Performance Measures that are granted to Covered Participants under this Plan shall be governed by the conditions of this Section 12, in addition to the requirements of Sections 9, 10, and 11 above. Should conditions set forth under this Section 12 (when applicable) conflict with the requirements of Sections 9, 10, and 11, the conditions of this Section 12 shall prevail.

(a)    Performance Measures for Covered Participants shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date during the Performance Period as may be permitted under Section 162(m). Performance Measures for Covered Participants may include alternative and multiple Performance Measures and may be based on one or more business criteria.

(b)   All Performance Measures must be objective and must satisfy third party “objectivity” standards under Section 162(m).

(c)    The Performance Measures shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

(d)   The Award and payment of any Award under this Plan to a Covered Participant with respect to relevant Performance Period shall be contingent upon the attainment of the Performance Measures that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Measures relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

(e)    All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Section 12.

Section 13.   General Provisions

13.1   Withholding.   The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes, including employment taxes, required by law to be withheld with respect to the Awards made under this Plan. In the event an Award is paid in the form of Stock, the

Committee may require the Participant to remit to the Company the amount of any taxes required to be withheld from such payment in Stock, or, in lieu thereof the Company may withhold (or the Participant may be provided the opportunity to elect to tender) the number of shares of Stock equal in Fair Market Value to the amount required to be withheld.

13.2   No Right to Employment.   No granting of an Award shall be construed as a right to employment with the Company.

13.3   Rights as Shareholder.   Subject to the Award provisions, no Participant or Designated Beneficiary shall be deemed a shareholder of the Sponsor nor have any rights as such with respect to any shares of Stock to be provided under the Plan until he or she has become the holder of such shares. Notwithstanding the aforementioned, with respect to Stock granted under a Restricted Stock Agreement under this Plan, the Participant or Designated Beneficiary of such Award shall be deemed the owner of such shares. As such, unless contrary to the provisions herein or in any such related Award Agreement, such shareholder shall be entitled to full voting, dividend and distribution rights as provided any other Sponsor shareholder.

13.4   Construction of the Plan.   The Plan, and its rules, rights, Agreements, Sub-Plans and regulations, shall be governed, construed, interpreted and administered in accordance with applicable Federal laws, or to the extent that Federal laws do not apply, the laws of the State of North Carolina. In the event any provision of the Plan shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, or portion of provision, of the Plan overall, which shall remain in full force and effect.

13.5   Amendment of Plan.   The Committee or the Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, provided (a) such amendment is made with shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement for the Performance-Based Exception under Section 162(m), and (b) such amendment may not adjust or amend the exercise price of Options previously granted to a Participant without further shareholder approval except as provided in Sections 6.4 and 6.5 hereof. The Committee in its discretion may amend the Plan so as to conform with any applicable regulatory requirements subject to any provisions to the contrary specified herein.

13.6   Amendment of Award.   At any time and in its sole and complete discretion, the Committee may amend any Award for the following reasons: (i) additions and/or changes are made to the Code, any federal or state securities law, or other law or regulations subsequent to the Grant Date, and have an impact on the Award; or (ii) for any other reason not described in clause (i), provided (a) such amendment does not adversely affect a Participant or, if it does, provided the Participant gives his or her consent to such amendment, and (b) such amendment may not adjust or amend the exercise price of Options previously granted to a Participant without further shareholder approval except as provided in Sections 6.4 and 6.5 hereof.

13.7   Exemption from Computation of Compensation for Other Purposes.   By accepting an Award under this Plan, each Participant agrees that such Award shall be considered special incentive compensation and will be exempt from inclusion as “wages” or “salary” for purposes of calculating benefits under pension, profit sharing, disability, severance, life insurance, and other employee benefit plans of the Company, except as otherwise provided in those benefit plans.

13.8   Legend.   In its sole and complete discretion, the Committee may elect to legend certificates representing shares of Stock sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such shares.

13.9   Executive Officers and Covered Participants.   All Award Agreements and/or Sub-Plans for Participants subject to Section 16(b) shall be deemed to include any such additional terms, conditions,

limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. All Awards subject to the Performance-Based Exception shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the Performance-Based Compensation exemption of Section 162(m), unless the Committee, in its sole discretion, determines that an Award to a Covered Participant is not intended to qualify for the Performance-Based Exception.

13.10   Change in Control.   In the event of a Change in Control, the Committee may provide, in its sole and complete discretion, either within the terms of the Award Agreement or subsequently, for the acceleration of the payment and/or vesting of any Award, the extension of the time during which an Award is exercisable to its full term regardless of a Participant’s termination of employment with the Company and/or the release of any restrictions on any Award.

13.11   Divestiture.   In the event of a Divestiture, the Committee may provide, in its sole and complete discretion, either within the terms of the Award Agreement or subsequently, for the acceleration of the payment and/or vesting of any Award, the extension of the time during which an Award is exercisable to its full term regardless of a Participant’s termination of employment with the Company and/or the release of any restrictions on any Award or the assumption of an Award as contemplated in Section 13.14.

13.12   Unfunded Obligation.   Nothing in this Plan shall be interpreted or construed to require the Company in any manner to fund any obligation to the Participants or any Designated Beneficiary. Nothing contained in this Plan nor any action taken hereunder shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and/or the Committee, and the Participants and/or any Designated Beneficiary. To the extent that any Participant or Designated Beneficiary acquires a right to receive payments under this Plan, such rights shall be no greater than the rights of any unsecured general creditor of the Sponsor.

13.13   Plan Expenses.   All reasonable expenses of the Plan shall be paid by the Company.

13.14   Transfer.   The sponsorship of this Plan may be assumed by any Affiliate of the Sponsor in the case of a reorganization of the Sponsor and its Affiliates, or by any successor in interest of the Sponsor. Further, in the event any Award under the Plan is assumed by an Affiliate or another entity in connection with the disposition or sale of any business of the Sponsor and its Affiliates, the Award so assumed shall be cancelled under the Plan.

13.15   Deferred Compensation.   In the event an Award is considered “deferred compensation,” as defined for purposes of Section 409A, such Award shall be deemed to include such additional terms, conditions, limitations and provisions as may be required for it not to be subject to excise tax under Section 409A. In no event may the time or schedule of any payment of deferred compensation under the Plan be accelerated except as provided under Section 409A.

IN WITNESS WHEREOF, this instrument has been executed this ______ day of             , 2007

PROGRESS ENERGY, INC.
By:
Robert B. McGehee
Chief Executive Officer

002CS-13169

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Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - J. BOSTIC	[ ]	[ ]	[ ]	02 - D. BURNER	[ ]	[ ]	[ ]	03 - R. DAUGHERTY	[ ]	[ ]	[ ]
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
04 - H. DELOACH	[ ]	[ ]	[ ]	05 - R. JONES	[ ]	[ ]	[ ]	06 - W. JONES	[ ]	[ ]	[ ]
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
07 - R. MCGEHEE	[ ]	[ ]	[ ]	08 - E. MCKEE	[ ]	[ ]	[ ]	09 - J. MULLIN	[ ]	[ ]	[ ]
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
10 - C. SALADRIGAS	[ ]	[ ]	[ ]	11 - T. STONE	[ ]	[ ]	[ ]	12 - A. TOLLISON	[ ]	[ ]	[ ]

2. Ratification of the selection of Deloitte & Touche LLP as Progress Energy’s independent registered public accounting firm for 2007.	For [ ]	Against [ ]	Abstain [ ]	3. The proposal relating to the approval of the Progress Energy, Inc. 2007 Equity Incentive Plan.	For [ ]	Against [ ]	Abstain [ ]

B Non-Voting Items

Change of Address — Please print your new address below.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

2007 Annual Meeting of Progress Energy, Inc. Shareholders

May 9, 2007 at 10:00 a.m.

Mahaffey Theater at the Progress Energy Center for the Arts

400 First Street S., St. Petersburg, FL

(map located on back of Proxy Notice & Statement)

Dear Shareholder:

Please take note of the important information enclosed with the Proxy Card.  That information relates to the management and operations of your Company and requires your immediate attention and approval. Details are discussed in the enclosed proxy materials.  Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.  Please mark the boxes on this Proxy Card and indicate how you would like your shares to be voted, then sign the card and return it in the enclosed postage paid envelope.  If you prefer, you may vote by telephone or via the Internet by following the instructions in the proxy materials.

If you participate in the Company’s 401(k) Plan or in the Savings Plan for Employees of Florida Progress Corporation, shares allocated to your Plan account will be voted by the Trustee only if you execute and return your proxy card, or vote by telephone or via the Internet.  To allow sufficient time for the Trustee to vote your shares, your voting instructions must be received by May 7, 2007.  Company stock in the ESOP Stock Suspense Account that has not been allocated to employee accounts shall be voted by the Trustee in the same proportion as shares voted by participants in the Company’s 401(k) Plan.

Your vote must be submitted prior to the Annual Meeting of Shareholders to be held on May 9, 2007, unless you plan to vote in person at the Meeting.

Thank you in advance for your prompt consideration of the matters.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Annual Meeting Proxy Card

PROGRESS ENERGY, INC.

410 S. Wilmington Street

Raleigh, North Carolina 27601

This Proxy is Solicited on Behalf of the Board of Directors of the Company.

The undersigned hereby appoints Robert B. McGehee and William D. Johnson, and each of them as Proxies, with full power of substitution, to vote the shares of stock of Progress Energy, Inc. registered in the name of the undersigned, or which the undersigned has the power to vote, at the Annual Meeting of Shareholders of the Company to be held Wednesday, May 9, 2007, at 10:00 a.m., and at any adjournment thereof, for the election of directors, and upon the proposals set forth on the reverse side hereof, and upon other matters properly brought before the meeting. The undersigned acknowledges receipt of the notice of said Annual Meeting and the proxy statement.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 and 3, ALL AS SET FORTH IN THE PROXY STATEMENT. THE NOMINEES FOR DIRECTOR ARE: J. BOSTIC, D. BURNER, R. DAUGHERTY, H. DELOACH, R. JONES, W. JONES, R. MCGEHEE, E. MCKEE, J. MULLIN, C. SALADRIGAS, T. STONE AND A. TOLLISON. IF ANY DIRECTOR BECOMES UNAVAILABLE, THE PROXIES WILL VOTE FOR A SUBSTITUTE DESIGNATED BY THE BOARD.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.